     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 9, 2002


                                                      REGISTRATION NO. 333-88742
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                             ---------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                              WOLVERINE TUBE, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          3350                         63-0970812
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)       Identification Number)

                      200 CLINTON AVENUE WEST, SUITE 1000
                           HUNTSVILLE, ALABAMA 35801
                                 (256) 890-0460

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             JOHANN R. MANNING, JR.
         SENIOR VICE PRESIDENT, FABRICATED PRODUCTS AND GENERAL COUNSEL
                              WOLVERINE TUBE, INC.
                      200 CLINTON AVENUE WEST, SUITE 1000
                           HUNTSVILLE, ALABAMA 35801
                                 (256) 890-0460

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

              MICHAEL D. WATERS                               MORTON A. PIERCE
             BALCH & BINGHAM LLP                            DEWEY BALLANTINE LLP
               2 DEXTER AVENUE                          1301 AVENUE OF THE AMERICAS
          MONTGOMERY, ALABAMA 36104                       NEW YORK, NEW YORK 10019
                (334) 834-6500                                 (212) 259-8000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                             ---------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                               STATE OR OTHER    PRIMARY STANDARD
                                               JURISDICTION OF      INDUSTRIAL
                                                INCORPORATION     CLASSIFICATION       I.R.S. EMPLOYER
NAME, ADDRESS AND TELEPHONE*                   OR ORGANIZATION     CODE NUMBER      IDENTIFICATION NUMBER
----------------------------                   ---------------   ----------------   ---------------------
Small Tube Manufacturing Corporation.........      Delaware            3351              13-3209199
STPC Holding, Inc. ..........................      Delaware            6719              13-3209198
TF Investor, Inc. ...........................      Delaware            6159              52-2008048
Tube Forming, L.P. ..........................      Delaware            3351              75-2683323
Tube Forming Holdings, Inc. .................      Delaware            6719              75-3050535
Wolverine China Investments, LLC.............      Delaware            6159              72-1387849
Wolverine Finance Company....................     Tennessee            8721              62-1640366
Wolverine Joining Technologies, Inc. ........      Delaware            3351              63-1257668

---------------

* The address and telephone number of the principal executive offices of each additional registrant is 200 Clinton Avenue West, Suite 1000, Huntsville, Alabama 35801, (256) 890-0460.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED AUGUST 9, 2002


                               OFFER TO EXCHANGE
                                ALL OUTSTANDING
                         10 1/2% SENIOR NOTES DUE 2009
                  ($120,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                                      FOR
                     10 1/2% SERIES B SENIOR NOTES DUE 2009
                 (REGISTERED UNDER THE SECURITIES ACT OF 1933)
                                       OF

                              WOLVERINE TUBE, INC.

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                      ON           , 2002, UNLESS EXTENDED

     We are offering you the opportunity to exchange your 10 1/2% Senior Notes due 2009 that are not registered under the Securities Act of 1933 for our new 10 1/2% Series B Senior Notes due 2009 that are registered under the Securities Act of 1933 in the Exchange Offer.

     Material terms of the Exchange Offer are:

     - EXPIRATION.  The Exchange Offer will expire at 5:00 p.m., New York City
       time, on           , 2002, unless we extend it.

     - EXCHANGE. We will exchange all outstanding Old Notes that are validly tendered and not validly withdrawn before the Exchange Offer expires.

     - TERMS OF THE NOTES. The terms of the New Notes are substantially identical to the Old Notes, except that the New Notes are registered under the Securities Act of 1933. Certain transfer restrictions and registration rights relating to the Old Notes do not apply to the New Notes.

     - REPRESENTATIONS OF HOLDERS. You will be required to make various representations including that (1) any New Notes received by you will be acquired in the ordinary course of business, (2) you are not participating in the distribution of the New Notes, (3) you are not an affiliate of Wolverine and (4) you are not a broker-dealer, and if you are a broker-dealer, that you will receive the New Notes for your own account, you will deliver a prospectus on resale of your New Notes and that you acquired your Old Notes as a result of market making activities or other trading activities.

     - WITHDRAWAL RIGHTS. You may withdraw tenders of Old Notes at any time before the Exchange Offer expires.

     - TAX CONSEQUENCES. We believe that the exchange of notes will not be a taxable event for U.S. federal income tax purposes, but you should see "Material U.S. Federal Income Tax Considerations" on page 102 for more information.

     - USE OF PROCEEDS.  We will not receive any proceeds from the Exchange
       Offer.

     - TRADING. There is no existing market for the New Notes and we will not apply to list them on any securities exchange.

     SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN RISKS THAT YOU SHOULD CONSIDER IF YOU TENDER YOUR OLD NOTES IN CONNECTION WITH THIS EXCHANGE OFFER.

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this Prospectus is           , 2002

     Whenever we refer to the outstanding 10 1/2% Senior Notes due 2009 issued in a private placement on March 27, 2002, we will refer to them collectively as the "Old Notes" and each individually as an Old Note. Whenever we refer to the 10 1/2% Series B Senior Notes due 2009 registered under the Securities Act of 1933 and issued in exchange for the Old Notes, we will refer to them collectively as the "New Notes" and each individually as a "New Note." The Old Notes and the New Notes are collectively referred to as the "notes."
                             ---------------------

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Incorporation of Documents By Reference.....................     i
Forward-Looking Statements..................................    ii
Prospectus Summary..........................................     1
Risk Factors................................................    12
Use of Proceeds.............................................    20
Capitalization..............................................    21
Selected Consolidated Financial Information.................    22
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................    26
Business....................................................    44
The Exchange Offer..........................................    53
Description of Other Obligations............................    62
Description of the New Notes................................    64
Material U.S. Federal Income Tax Considerations.............   102
Plan of Distribution........................................   103
Legal Matters...............................................   103
Experts.....................................................   103
Where You Can Find More Information.........................   103
Index to Consolidated Financial Statements..................   F-1

                             ---------------------

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution" on page 103.
                             ---------------------

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     We are "incorporating by reference" the information we file with the Securities and Exchange Commission, or SEC, into this prospectus, which means that this prospectus incorporates important business and financial information about our company that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we close this Exchange Offer. The documents we incorporate by reference are:

          1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed on March 29, 2002.

          2. Our definitive proxy materials on Schedule 14A filed on April 12, 2002.

          3. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed on May 15, 2002.


          4. Our Current Reports on Form 8-K filed on February 8, 2002, March 1, 2002, March 13, 2002, March 21, 2002, April 18, 2002 and August 9, 2002.


You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number: 200 Clinton Avenue West, Suite 1000, Huntsville, Alabama 35801, (256) 890-0460, Attention: Investor Relations.

     TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THIS INFORMATION NO LATER THAN FIVE BUSINESS DAYS BEFORE YOU MUST MAKE YOUR INVESTMENT DECISION, OR NO LATER
THAN        , 2002, WHICH IS FIVE BUSINESS DAYS BEFORE THE EXPIRATION OF THE
EXCHANGE OFFER.

                           FORWARD-LOOKING STATEMENTS

     Some information in this prospectus and the information that we have incorporated by reference contains forward-looking statements. Forward-looking statements include statements regarding our goals, beliefs, plans or current expectations, taking into account the information currently available to our management. Forward-looking statements include all statements that do not relate solely to current or historical fact. For example, when we use such words as "anticipate," "estimate," "intend," "expect," "believe," "plan," "may," "should," "would" or other words that convey uncertainty of future events or outcome, we are making forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Certain of such risks and uncertainties include:

     - our significant amount of debt and the restrictive covenants contained in our debt agreements;

     - our ability to service our debt and incur additional debt;

     - cyclicality, seasonality and weather conditions, which affect the sales of our products;

     - the impact of competitive factors in our industry, including the effect of pricing, product lines and other actions taken by our competitors;

     - our ability to maintain our relationships with our major customers;

     - our potential exposure to environmental liabilities;

     - economic, political and currency risks relating to our international operations;

     - our ability and the ability of our customers to maintain satisfactory relations with union employees;

     - our net losses in recent periods and the possibility that we will experience net losses in the future;

     - business risks that may arise if we undertake strategic acquisitions in the future;

     - extraordinary fluctuations in the markets for raw materials;

     - risks to our competitive position from changing technology or the loss of our intellectual property;

and various other factors, many of which are beyond our ability to control or predict. You are cautioned not to unduly rely on these forward-looking statements when evaluating the information included or incorporated by reference into this prospectus. For a more detailed discussion of these and other risk factors, please read carefully the information under the caption "Risk Factors" beginning on page 12. These forward-looking statements speak only as of the date of this prospectus. We undertake no obligation to review or revise any particular forward-looking statements included or incorporated by reference in this prospectus to reflect events, conditions or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events.

                               PROSPECTUS SUMMARY

     The following summary briefly highlights the information in this prospectus that we believe is material. The information in this summary is described in more detail elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under the caption "Risk Factors" and the information incorporated by reference into this prospectus. For purposes of this prospectus, references to "Wolverine," "our company," "we" or "us" refer to Wolverine Tube, Inc. and its consolidated subsidiaries, unless the context otherwise requires.

                                   WHO WE ARE

     We are a world-class quality manufacturer of copper and copper alloy tube, fabricated and metal joining products and copper and copper alloy rod and bar products. We focus on custom-engineered, higher value-added tubular, fabricated and metal joining products which enhance performance and energy efficiency in many applications, including commercial and residential heating, ventilation and air conditioning, refrigeration, home appliances, automotive, industrial equipment, power generation, petrochemicals and chemical processing. We believe that we have the broadest product offering of any North American manufacturer of copper and copper alloy tube, which allows us to offer packaged solutions and pursue cross-selling opportunities.

     Our technological expertise has helped us to establish strong and long-standing relationships with many of the leading users of higher value-added copper tube in North America and enables us to maintain leading market shares in our most important product and geographic markets. We have 13 facilities strategically located in the United States, Canada, China, Portugal and The Netherlands. Our international presence enables us to serve the needs of our global clients who we believe are increasingly looking to consolidate their purchasing among a limited number of key suppliers. In 2001, we generated net sales of $583.1 million and Adjusted EBITDA of $49.1 million, and in the first quarter of 2002, we generated net sales of $137.5 million and EBITDA of $10.5 million.

     We operate in the following three product segments:

Commercial Products

     Commercial products consist of several types of higher value-added technically enhanced tube and fabricated products made to customer specifications, as well as metal joining products. This is our largest and most profitable segment, accounting for approximately 210 million pounds, or 68%, of our products shipped, $444.2 million, or 76%, of our net sales and $50.1 million, or 81%, of our total gross profit in 2001. In the first quarter of 2002, commercial products accounted for 52 million pounds of product shipped, $106.3 million of net sales and $12.2 million of gross profit. We believe that we are the largest technical tube manufacturer in North America. Based upon information we have obtained from our customers, our knowledge of our markets and other industry data, we believe that we have an estimated 2001 North American market share greater than 85% for technical tube and between 25% and 30% for industrial tube. We estimate that these products, together, represent approximately 50% of our commercial product net sales. We believe that we are the primary supplier of one or more commercial products to some of the world's largest and best known manufacturers, particularly in the commercial and residential heating, ventilation and air-conditioning, refrigeration and home appliance industries. Our commercial products are primarily marketed through our dedicated sales force, who actively work with our customers to identify their specific technical requirements and volume needs. We estimate that approximately 55% of our annual sales volume in this segment is generated pursuant to one to three-year contracts that require the customer to purchase a minimum percentage of one or more of their commercial products requirements from us at specified prices.

Wholesale Products

     Wholesale products consist of plumbing and refrigeration service tube produced in standard sizes and lengths primarily for use in plumbing, air conditioning and refrigeration service applications. This segment accounted for approximately 76 million pounds, or 25%, of our products shipped, $97.6 million, or 17%, of our net sales and $9.3 million, or 15% of our total gross profit in 2001. In the first quarter of 2002, wholesale products accounted for 19 million pounds of product shipped, $22 million of net sales and $1.6 million of gross profit. We are the only major manufacturer of copper tube products in Canada and we believe that we are the leader in wholesale tube products in that market. We generated approximately the same 2001 net sales volume of wholesale tube in Canada and in the substantially larger U.S. market. Wholesale products are marketed primarily through distributors with price and service being the most important competitive factors.

Rod, Bar and Other Products

     Rod and bar products consist of copper and copper alloy products produced in a wide variety of shapes and sizes for use in numerous applications, including the manufacture of industrial equipment and machinery, electrical distribution systems and power generation. This segment accounted for approximately 22 million pounds, or 7%, of our products shipped, $41.3 million, or 7%, of our net sales and $2.8 million, or 4%, of our total gross profit in 2001. In the first quarter of 2002, rod, bar and other products accounted for 6 million pounds shipped, $9.2 million of net sales and $0.5 million of gross profit.

     The following graphs show the relative size of our product segments for 2001 in terms of pounds shipped, net sales and gross profit:

                                 (PIE CHARTS )

                         SUMMARY OF THE EXCHANGE OFFER

The Exchange Offer............   We are offering to exchange up to $120,000,000
                                 aggregate principal amount of our new 10 1/2%
                                 Series B Senior Notes due 2009, or New Notes, which have been registered under the Securities
                                 Act of 1933, for a like amount of our
                                 outstanding 10 1/2% Senior Notes due 2009, or
                                 Old Notes, which we issued on March 27, 2002 in a private offering. To exchange your Old Notes, you must properly tender them by following the procedures under the heading "The Exchange
                                 Offer" and we must accept them.

Expiration Date...............   The Exchange Offer expires at 5:00 p.m., New
                                 York City time, on        , 2002, unless we
                                 extend it.

Withdrawal Rights.............   You may withdraw the tender of your Old Notes
                                 at any time before 5:00 p.m., New York City time, on the Expiration Date. If we decide for any reason not to accept any Old Notes for exchange, we will return your Old Notes without expense to you promptly after the expiration or termination of the Exchange Offer.

Conditions to the Exchange
Offer.........................   The Exchange Offer is subject to customary
                                 conditions, some of which we may waive. We reserve the right to terminate and amend the Exchange Offer at any time if any such condition occurs before the Expiration Date.

Interest Payments.............   Interest on the New Notes will accrue from the
                                 last interest payment date on which interest was paid on the Old Notes surrendered for exchange. If no interest has been paid on the Old Notes at the time of issuance of the New
                                 Notes, interest on the New Notes will accrue from March 27, 2002, the date of original issuance of the Old Notes.

Procedures for Tendering Old
Notes.........................   If you are a holder of Old Notes who wishes to
                                 accept the Exchange Offer for New Notes:

                                 - you must complete, sign and date the
                                   accompanying Letter of Transmittal, or a facsimile thereof and mail or otherwise deliver it, together with your Old Notes, to the Exchange Agent at the address set forth under "The Exchange Offer -- Exchange Agent;" or

                                 - arrange for The Depository Trust Company, or
                                   DTC, to transmit certain required information to the Exchange Agent in connection with a book-entry transfer.

                                 Do not send Letters of Transmittal and
                                 certificates representing Old Notes to us.

                                 By tendering your Old Notes in this manner, you will be representing, among other things, that:

                                 - the New Notes you acquire pursuant to the
                                   Exchange Offer are being acquired in the ordinary course of your business;

                                 - you are not participating, do not intend to
                                   participate, and have no arrangement or
                                   understanding with any person to participate, in the distribution of the New Notes issued to you in the Exchange Offer;

                                 - you are not an "affiliate" of ours, or if you
                                   are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

                                 - you are not a broker-dealer, or if you are a
                                   broker-dealer, that you will receive the New
                                   Notes for your own account, you will deliver a prospectus on resale of your New Notes and that you acquired your Old Notes as a result of market making activities or other trading activities.

Special Procedures for
Beneficial Owners.............   If you are a beneficial owner whose Old Notes
                                 are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender your Old Notes in the Exchange Offer, please contact the registered owner as soon as possible and instruct it to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the Letter of Transmittal and delivering your Old

                                 Notes, either arrange to have your Old Notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery
Procedures....................   If you wish to tender your Old Notes and time
                                 will not permit your required documents to reach the Exchange Agent by the Expiration
                                 Date, or the procedure for book-entry transfer cannot be completed on time, you may tender your Old Notes according to the guaranteed delivery procedures set forth in "The Exchange
                                 Offer -- Procedures for Tendering."

Appraisal or Dissenters'
Rights........................   Owners of Old Notes do not have any appraisal
                                 or dissenters' rights in the Exchange Offer.

Consequences of Not Exchanging
Old Notes.....................   If you do not tender your Old Notes or we
                                 reject your tender, you will not be entitled to any further registration rights or exchange rights, except under limited circumstances, and your Old Notes will continue to be subject to certain restrictions on transfer. However, your Old Notes will remain outstanding and entitled to the benefits of the indenture governing the New Notes.

Resales.......................   We believe that you can offer for resale,
                                 resell or otherwise transfer the New Notes without complying with further registration and prospectus delivery requirements of the
                                 Securities Act if you make the representations described above under "Procedures for Tendering
                                 Old Notes."

                                 We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in Exchange Offers like ours. We cannot guarantee that the SEC would make a similar decision about our Exchange Offer. If our belief is wrong, you could incur liabilities under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

                                 If you are unable to make any of such
                                 representations and you transfer any New Notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act and applicable state securities laws. We will not assume or indemnify you against such liability.

Federal Tax Consequences......   Your exchange of Old Notes for New Notes
                                 pursuant to the Exchange Offer generally will not result in any gain or loss to you for United States federal income tax purposes. For more information, see "Material U.S. Federal
                                 Income Tax Considerations."

Use of Proceeds...............   We will receive no proceeds from the Exchange
                                 Offer. We will pay all of our expenses related to the Exchange Offer.

Exchange Agent................   Wachovia Bank, National Association.

                            SUMMARY OF THE NEW NOTES

     The Exchange Offer relates to the exchange of up to $120,000,000 aggregate principal amount of the Old Notes for an equal aggregate principal amount of New Notes. The form and terms of the New Notes will be the same as the form and terms of the Old Notes, except that the New Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the indenture. See "Description of the New Notes" for a more complete description of the New Notes.

Issuer........................   Wolverine Tube, Inc.

Securities Offered............   $120 million aggregate principal amount of
                                 10 1/2% Series B Senior Notes due 2009.

Maturity Date.................   April 1, 2009.

Interest Payment Dates........   We will pay interest on the New Notes
                                 semi-annually on April 1 and October 1 of each year, beginning on October 1, 2002.

Optional Redemption...........   We may redeem any of the New Notes beginning on
                                 April 1, 2006. The initial redemption price is 105.25% of their principal amount, plus accrued interest. The redemption price will decline in each year after 2006 and will be 100% of their principal amount, plus accrued interest, beginning on April 1, 2008.

                                 In addition, before April 1, 2005, we may redeem up to 35% of the aggregate principal amount of the New Notes with the proceeds of public offerings of certain of our capital stock at 110.50% of their principal amount, plus accrued interest. See "Description of the New Notes -- Optional Redemption."

Guarantees....................   Our obligations under the New Notes will be
                                 guaranteed by certain of our subsidiaries.
                                 Future subsidiaries also may be required to guarantee the New Notes on a senior basis.


Ranking.......................   The New Notes will be senior unsecured
                                 obligations and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness. The New
                                 Notes will be effectively subordinated to all of our existing and future secured indebtedness, including all indebtedness that is incurred under our revolving credit facility, to the extent of the value of the security of that indebtedness. In addition, the New Notes will effectively rank junior to all existing and future indebtedness and other liabilities of our subsidiaries that are not guarantors. As of June 30, 2002, we had approximately $271.1 million of indebtedness outstanding on a consolidated basis, none of which was secured indebtedness, and our subsidiaries that are not guarantors had $2.7 million of indebtedness outstanding. As of June
                                 30, 2002, our subsidiary guarantors had no outstanding indebtedness that would rank senior to their obligation to pay under their guarantee of the New Notes. See "Description of the New Notes -- Ranking."


Change of Control.............   Upon the occurrence of certain change of
                                 control events, each holder may require us to repurchase all or a portion of the New Notes at a purchase price of 101% of their principal amount plus accrued interest, if any, to the date of purchase. See "Description of the New
                                 Notes -- Change of Control."

Covenants.....................   The indenture contains covenants that limit
                                 what we (and most or all of our subsidiaries) may do. The indenture limits our ability to:

                                 - incur additional indebtedness;

                                 - pay dividends and make distributions;

                                 - make certain investments;

                                 - permit payment or dividend restrictions on
                                   certain of our subsidiaries;

                                 - transfer and sell assets;

                                 - engage in activities that are not related,
                                   ancillary or complementary to our businesses;

                                 - create certain liens;

                                 - engage in certain transactions with
                                   affiliates;

                                 - issue stock of subsidiaries; and

                                 - consolidate or merge or sell all or
                                   substantially all of our assets and the
                                   assets of our subsidiaries.

                                 These restrictions and prohibitions are subject to a number of important qualifications and exceptions. See "Description of the New
                                 Notes -- Certain Covenants."

                                  RISK FACTORS

     Investing in the New Notes involves risks. You should refer to the section entitled "Risk Factors" for an explanation of the material risks before investing in the New Notes.

                              RECENT DEVELOPMENTS

     On July 31, 2002, we announced our results for the quarter ended June 30, 2002. Income from continuing operations for the second quarter of 2002 was $3.5 million, or $0.28 per diluted share, as compared to income from continuing operations of $3.1 million, or $0.24 per diluted share, in the second quarter of 2001. Net sales for the second quarter of 2002 were $152.5 million, a six percent decrease from net sales of $161.5 million in the comparable year-ago quarter. Total pounds of product shipped was 85.1 million, as compared to 84.4 million pounds in the prior year. Gross profit for the second quarter of 2002 was $19.2 million, compared with a gross profit of $15.8 million in the second quarter of 2001 an increase of 22 percent. Proforma income from continuing operations in the second quarter of 2001, excluding amortization of goodwill, was $3.7 million or $0.30 per diluted share. Including the loss from discontinued operations, net loss in the second quarter of 2001 was ($0.6) million, or ($0.05) per diluted share.

     Shipments of commercial products totaled 59.8 million pounds, a two percent increase from last year's second quarter of 58.4 million pounds. Net sales were $118.9 million, down five percent from last year's second quarter of $124.5 million. Gross profit was $17.3 million, a 37 percent increase over last year's second quarter of $12.7 million. The decrease in revenues reflects an unfavorable product mix with volume decreases in technical and alloy tube, offset by increased volumes of industrial tube and fabricated products. Gross profit was increased principally due to cost reduction and manufacturing efficiencies.

     Shipments of wholesale products totaled 20.1 million pounds, a two percent increase over last year's second quarter of 19.8 million pounds. Net sales were $24.9 million, down four percent from last year's second quarter of $25.8 million. Gross profit was $1.4 million, down 33 percent from last year's second quarter of $2.0 million. Wholesale products were impacted by pricing pressures in this commodity market that negatively impacted net sales. This was somewhat mitigated by cost reductions and efficiencies.

     Shipments of rod, bar and other products totaled 5.2 million pounds, a 16 percent decrease from last year's second quarter of 6.2 million pounds. Net sales were $8.8 million, a 22 percent decrease from last year's second quarter of $11.2 million. Gross profit was $0.5 million, down from last year's second quarter of $1.1 million due principally to the decrease in volumes.

                             ADDITIONAL INFORMATION

     Our executive offices are located at 200 Clinton Avenue West, Suite 1000, Huntsville, Alabama 35801. Our telephone number is (256) 890-0460. Our corporate website address is www.wlv.com. Information contained on our website is not part of this prospectus.

              SUMMARY CONSOLIDATED FINANCIAL AND OTHER INFORMATION

     The tables below present summary consolidated financial and other information for our company. You should read this information together with the information set forth under "Use of Proceeds," "Capitalization," "Selected Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and the related notes thereto of our company included elsewhere in this prospectus.

     The balance sheet data presented below as of December 31, 2000 and 2001 and the income statement data presented below for each of the years in the three-year period ended December 31, 2001, are derived from the audited Consolidated Financial Statements of our company included elsewhere in this prospectus. The balance sheet data presented below as of March 31, 2002 and the income statement data presented below for each of the three-month periods ended April 1, 2001 and March 31, 2002, are derived from our unaudited interim consolidated financial statements, also included elsewhere in this prospectus. The pro forma information described in footnote(f) gives effect to (i) the issuance of the Old Notes on March 27, 2002, (ii) our obtaining the new credit facility on March 27, 2002 and (iii) our using the proceeds from the sale of the Old Notes and borrowings under the new credit facility to repay and terminate our revolving credit facility that was outstanding on December 31, 2001, which events we refer to collectively as the Transactions. The pro forma information is derived from our Consolidated Financial Statements included elsewhere in this prospectus. The pro forma information gives effect to the Transactions as if the Transactions had occurred as of January 1, 2001.

                                                                                   THREE MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,     ----------------------
                                                   ---------------------------   APRIL 1,    MARCH 31,
                                                    1999      2000      2001       2001         2002
                                                   -------   -------   -------   ---------   ----------
                                                    (DOLLARS IN MILLIONS, EXCEPT FOR PRICE OF COPPER)
INCOME STATEMENT DATA:
Net sales:
  Commercial.....................................  $436.7    $487.4    $444.2     $136.6       $106.3
  Wholesale......................................   118.9      97.0      97.6       23.5         22.0
  Rod, bar and other.............................    30.6      37.1      41.3       12.3          9.2
                                                   ------    ------    ------     ------       ------
     Total net sales.............................   586.2     621.5     583.1      172.4        137.5
Gross profit:
  Commercial.....................................    50.5      70.0      50.1       18.5         12.2
  Wholesale......................................    12.2      12.6       9.3        2.3          1.6
  Rod, bar and other.............................     0.9       2.5       2.8        1.0          0.5
                                                   ------    ------    ------     ------       ------
     Total gross profit..........................    63.6      85.1      62.2       21.8         14.3
Selling, general and administrative expenses.....    30.3      32.0      32.3        8.1          7.9
Restructuring and other charges(a)...............    19.9        --       1.5         --           --
                                                   ------    ------    ------     ------       ------
Operating income from continuing operations......    13.4      53.1      28.4       13.7          6.4
Interest expense, net............................    12.2      12.2      13.1        3.8          3.7
Amortization and other, net......................     1.7       0.4      (0.4)      (0.1)         0.1
                                                   ------    ------    ------     ------       ------
Income (loss) from continuing operations before
  income taxes...................................    (0.6)     40.6      15.8       10.0          2.6
Income tax provision (benefit)...................    (1.0)     14.7       4.3        3.0          0.9
                                                   ------    ------    ------     ------       ------
Income from continuing operations................     0.4      25.9      11.4        7.0          1.7

                                                                                   THREE MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,     ----------------------
                                                   ---------------------------   APRIL 1,    MARCH 31,
                                                    1999      2000      2001       2001         2002
                                                   -------   -------   -------   ---------   ----------
                                                    (DOLLARS IN MILLIONS, EXCEPT FOR PRICE OF COPPER)
Income (loss) from discontinued operations, net
  of income taxes(b).............................     1.4       0.8     (31.2)      (0.9)          --
Effect of change in accounting principle, after
  tax(c).........................................    (5.8)       --        --         --           --
                                                   ------    ------    ------     ------       ------
Net income (loss)................................  $ (4.0)   $ 26.7    $(19.8)    $  6.1       $  1.7
                                                   ======    ======    ======     ======       ======
EFFECT OF CHANGE IN METHOD OF ACCOUNTING FOR
  GOODWILL:(D)
Income from continuing operations, as reported...  $  0.4    $ 25.9    $ 11.4     $  7.0       $  1.7
                                                   ------    ------    ------     ------       ------
Add back: Goodwill amortization (net of tax).....     2.2       2.3       2.7        0.5           --
                                                   ------    ------    ------     ------       ------
Adjusted income from continuing operations.......  $  2.6    $ 28.2    $ 14.1     $  7.5       $  1.7
                                                   ======    ======    ======     ======       ======
Adjusted income from continuing operations per
  share:
  Basic..........................................  $ 0.18    $ 2.30    $ 1.15     $ 0.62       $ 0.14
  Diluted........................................  $ 0.18    $ 2.27    $ 1.13     $ 0.61       $ 0.13
Net income (loss), as reported...................  $ (4.0)   $ 26.7    $(19.8)    $  6.1       $  1.7
Add back: Goodwill amortization (net of tax).....     2.3       2.5       2.9        0.8           --
                                                   ------    ------    ------     ------       ------
Adjusted net income (loss).......................  $ (1.7)   $ 29.2    $(16.9)    $  6.9       $  1.7
                                                   ======    ======    ======     ======       ======
Adjusted net income (loss) per share:
  Basic..........................................  $(0.15)   $ 2.38    $(1.42)    $ 0.57       $ 0.13
  Diluted........................................  $(0.15)   $ 2.34    $(1.39)    $ 0.56       $ 0.13
OTHER FINANCIAL DATA:
EBITDA(e)........................................  $ 27.4    $ 69.8    $ 47.6     $ 18.2       $ 10.5
EBITDA margin....................................     4.7%     11.2%      8.1%      10.5%         7.6%
Adjusted EBITDA(e)...............................  $ 47.4    $ 69.8    $ 49.1     $ 18.2       $ 10.5
Adjusted EBITDA margin...........................     8.1%     11.2%      8.4%      10.5%         7.6%
Net cash provided by (used for) operating
  activities.....................................  $ 16.0    $ 46.6    $ 26.6     $ (0.8)      $(11.2)
Net cash used for investing activities...........  $(23.5)   $(75.6)   $(29.2)    $(12.8)      $ (1.9)
Net cash provided by (used for) financing
  activities.....................................  $(49.2)   $ 40.7    $ 16.3     $ 16.7       $ 18.7
Depreciation and amortization....................  $ 15.8    $ 17.0    $ 18.7     $  4.4       $  4.2
Cash interest expense............................    16.1      15.2      15.5        6.5          6.7
Ratio of net debt to adjusted EBITDA(e)..........    3.6x      3.2x      4.7x      13.1x        23.6x
Ratio of Adjusted EBITDA to cash interest
  expense(e).....................................    2.9x      4.6x      3.2x       2.8x         1.6x
Pro forma ratio of Adjusted EBITDA to cash
  interest expense(e)(f).........................                        2.0x                    1.8x
Ratio of earnings to fixed charges(g)............      --      3.6x      2.0x       3.1x         1.7x
Pro forma ratio of earnings to fixed
  charges(f)(g)..................................                        1.2x                    1.1x
Capital expenditures.............................  $ 23.1    $ 31.7    $ 27.6     $ 11.4       $  1.9
Net debt(h)......................................  $168.8    $219.8    $228.6     $237.7       $247.6

                                                                                   THREE MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,     ----------------------
                                                   ---------------------------   APRIL 1,    MARCH 31,
                                                    1999      2000      2001       2001         2002
                                                   -------   -------   -------   ---------   ----------
                                                    (DOLLARS IN MILLIONS, EXCEPT FOR PRICE OF COPPER)
OTHER OPERATING DATA:
Pounds shipped in millions:
  Commercial.....................................   224.7     238.0     210.3       62.2         51.7
  Wholesale......................................    87.5      67.8      76.3       17.2         18.5
  Rod, bar and other.............................    26.4      29.0      21.5        7.8          5.8
Average COMEX price of copper per pound(i).......  $ 0.72    $ 0.84    $ 0.73     $ 0.82       $ 0.72

                                                              AT DECEMBER 31,
                                                              ---------------   AT MARCH 31,
                                                               2000     2001        2002
                                                              ------   ------   ------------
                                                                  (DOLLARS IN MILLIONS)
BALANCE SHEET DATA (END OF PERIOD):
Cash and cash equivalents...................................  $ 23.5   $ 22.7      $ 28.4
Working capital.............................................   164.4    141.4       168.0
Total tangible assets.......................................   473.2    436.4       451.2
Total assets................................................   584.9    539.4       561.1
Total debt and redeemable cumulative preferred stock........   243.2    251.4       276.0
Total stockholders' equity..................................   228.4    201.4       206.8
Book value per share -- diluted.............................  $18.51   $16.37      $16.85

---------------

(a) We recognized restructuring and other charges of approximately $19.9 million ($12.5 million after tax) in 1999 and $1.5 million ($1.0 million after tax) in 2001. See Note 18 of the Notes to Consolidated Financial Statements.

(b) We have reclassified the operating results of Wolverine Ratcliffs, Inc., equal to $1.4 million, $0.8 million, $(7.4) million and $(0.8) million (in each case net of tax) for the years ended 1999, 2000 and 2001 and for the three months ended April 1, 2001, respectively, as discontinued operations. In addition, we recorded an estimated $23.9 million (net of tax) loss on the disposal of the Wolverine Ratcliffs operations in 2001. See Note 2 of the Notes to Consolidated Financial Statements.

(c) Effective January 1, 1999, we adopted Statement of Position 98-5, Reporting on the Costs of Start-Up Activities, or SOP 98-5, which requires that costs related to start-up activities be expensed as incurred. The cumulative effect of adopting SOP 98-5 as of the beginning of 1999 was a charge of $5.8, net of tax.

(d) In July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. This statement addresses financial accounting and reporting for acquired goodwill and intangible assets. SFAS No. 142 eliminates amortization of goodwill and requires an impairment-only model for recording the value of goodwill. SFAS No. 142 presumes that goodwill has an indefinite useful life and thus should not be amortized, but rather tested at least annually for impairment using a lower of cost or fair value approach. Other intangible assets will still be amortized over their useful lives under SFAS No. 142. On January 1, 2002, we adopted SFAS No. 142. Accordingly, we ceased amortization of all previously recorded goodwill (approximately $99.8 million as of December 31, 2001) as of that date. The data shown under the caption "Effect of Change in the Method of Accounting for Goodwill" depicts the impact on income from continuing operations, net income and related per share amounts had the non-amortization provisions of SFAS No. 142 been applied for the periods indicated. We completed the transitional impairment test of goodwill (as of January 1, 2002) required by the new rules during the second quarter of fiscal 2002. Based on the results of these tests, the fair value of the tested business units exceeded the carrying value of goodwill and no transitional impairment charge will be recorded.

(e) We define EBITDA, for this purpose, as income (loss) from continuing operations before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA, for this purpose, means EBITDA plus restructuring and other charges. We have included EBITDA and Adjusted EBITDA because we believe that these measures provide useful information to investors and analysts in evaluating our ability to service debt. However, EBITDA and Adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from continuing operations or other consolidated income or cash flow data prepared in accordance with accounting principles generally accepted in the United States or as a measure of a company's profitability or liquidity. Our method for calculating EBITDA or Adjusted EBITDA may not be comparable to methods used by other companies, and the amount of EBITDA will not necessarily be the same as the amount of EBITDA as calculated for purposes of the indenture governing the notes. The calculation of Adjusted EBITDA is as follows:

                                                                            QUARTER ENDED
                                              YEAR ENDED DECEMBER 31,    --------------------
                                              ------------------------   APRIL 1,   MARCH 31,
                                               1999     2000     2001      2001       2002
                                              ------   ------   ------   --------   ---------
EBITDA......................................  $27.4    $69.8    $47.6     $18.2       $10.5
Restructuring and other charges (described
  in Note (a) above)........................   19.9       --      1.5        --          --
                                              -----    -----    -----     -----       -----
Adjusted EBITDA.............................  $47.4    $69.8    $49.1     $18.2       $10.5
                                              =====    =====    =====     =====       =====

     We believe that the adjustments to EBITDA to eliminate the effects of restructuring and other unusual charges are appropriate for purposes of supplemental analysis because they relate to isolated decisions and events, a substantial portion of the charges did not require the use of cash, and the presentation is intended to provide objective and meaningful information about our cash flows and liquidity excluding the effects of these unusual items.

(f) Pro forma ratio of Adjusted EBITDA to cash interest expense and pro forma ratio of earnings to fixed charges are calculated assuming our average outstanding balance under our former revolving credit facility during 2001 and for the three months ended March 31, 2002 was refinanced from the issuance of the Old Notes.

(g) Earnings consist of income (loss) from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense (including capitalized interest) on debt and amortization of deferred debt issuance costs, and the portion of rental expense that we believe is representative of the interest component of rental expense of approximately $0.3 million, for each of 1999, 2000 and 2001. The interest component of rental expense was approximately $0.1 million for the quarters ended April 1, 2001 and March 31, 2002. For the year ended December 31, 1999, our earnings were insufficient to cover our fixed charges by approximately $0.9 million.

(h) Net debt has been calculated by subtracting cash and cash equivalents from our consolidated total debt and redeemable cumulative preferred stock. A substantial portion of our balances of cash and cash equivalents are located outside the United States. These net debt amounts do not, however, give effect to any tax inefficiencies that may result from the repatriation of cash and cash equivalents out of those jurisdictions.

(i) Source: Metals Week.

                                  RISK FACTORS

     Your investment in the New Notes involves a high degree of risk. Before deciding to exchange your Old Notes for New Notes, you should carefully consider the following risk factors and the other information contained or incorporated by reference in this prospectus.

                      RISKS RELATING TO THE EXCHANGE OFFER

YOU ARE RESPONSIBLE FOR COMPLIANCE WITH THE EXCHANGE OFFER PROCEDURES. YOU WILL NOT RECEIVE NOTICE FROM THE EXCHANGE AGENT OR US OF DEFECTS OR IRREGULARITIES IN YOUR TENDER OF YOUR OLD NOTES.

     Issuance of the New Notes in exchange for your Old Notes pursuant to this Exchange Offer will be made only after a timely receipt by the Exchange Agent of your Old Notes, a properly completed and signed Letter of Transmittal and all other required documents. Therefore, if you desire to tender your Old Notes in exchange for New Notes you should allow sufficient time to ensure timely delivery. Neither we nor the Exchange Agent is under any duty to give notification of defects or irregularities in the tender of your Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted for exchange will, following the completion of this Exchange Offer, continue to be subject to the existing restrictions on transfer of the Old Notes, and upon completion of this Exchange Offer, our obligation to register your Old Notes will terminate.

                 RISKS RELATED TO THE OFFERING OF THE NEW NOTES

OUR SIGNIFICANT DEBT LEVELS MAY LIMIT OUR FUTURE ABILITY TO OBTAIN ADDITIONAL FINANCING AND TO PURSUE BUSINESS OPPORTUNITIES.


     As of March 31, 2002, our total debt was $276.0 million, which represented approximately 57.2% of our total capitalization. (Our total debt at June 30, 2002 was $271.1 million.) In addition, on March 27, 2002, we entered into a new secured revolving credit facility, under which we may borrow up to $37.5 million (subject to a $2.0 million ongoing excess availability requirement). We are permitted under this credit facility and the indenture governing the New Notes to incur additional debt under certain circumstances.


     There are several important consequences of having significant debt levels, including the following:

     - a substantial portion of our cash from operating activities will be used to pay principal and interest on our debt and will not be available for other purposes, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

     - our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited;

     - adverse economic or industry conditions are more likely to have a negative effect on our business;

     - we may be at a competitive disadvantage to our competitors that have relatively less indebtedness;

     - our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other purposes may be limited; and

     - our ability to make acquisitions, develop new technologies and products and take advantage of significant business opportunities may be negatively affected.

WE MAY NOT BE ABLE TO SATISFY OUR DEBT OBLIGATIONS.

     Our earnings were insufficient to cover our fixed charges by approximately $0.9 million for the fiscal year 1999. Assuming the offering of the Old Notes had been completed on January 1, 2001, and giving effect to the application of the proceeds of that offering at that time, the ratio of our earnings to fixed charges would have been 1.2x. Assuming the offering of the Old Notes had been completed on January 1, 2002, the pro forma ratio of our earnings to fixed charges was 1.1x at March 31, 2002. Our ability to pay the required interest and principal payments on our debt depends on the future performance of our business. The performance of our business is subject to general economic conditions and other financial and business factors, many of which are beyond our control. Accordingly, our business may not generate sufficient cash flow from operations, we may not realize our currently anticipated revenues and operating performance and future borrowings may not be available to us in an amount sufficient to enable us to pay our debt, including the New Notes, or to fund our other liquidity needs.

     If we are unable to meet our debt service obligations or fund our other liquidity needs, we could attempt to restructure or refinance our indebtedness or seek additional equity capital or we may be required to sell assets. However, we may not be able to accomplish those actions on satisfactory terms, or at all.

THE NEW NOTES WILL BE UNSECURED OBLIGATIONS OF OUR COMPANY AND THE COLLATERAL SECURING ANY OF OUR SECURED INDEBTEDNESS WILL NOT BE AVAILABLE TO YOU UNTIL THAT INDEBTEDNESS HAS BEEN REPAID.

     The New Notes will be unsecured obligations of our company. The payment of principal and interest on the New Notes will be effectively subordinated in right of payment to all of our secured debt. The amount of secured debt includes the secured revolving credit facility we entered into concurrently with the completion of the offering of the Old Notes on March 27, 2002, under which we may borrow up to $37.5 million (subject to a $2.0 million ongoing excess availability requirement), as well as any other secured debt we may be able to incur in the future. Our new secured revolving credit facility is secured by a first priority security interest in all of our U.S. and Canadian accounts receivable and inventory. If we become insolvent or are liquidated, or if payment under our new secured revolving credit facility or in respect of any other secured debt is accelerated, the lenders under our new secured revolving credit facility or holders of other secured debt will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to the new secured revolving credit facility or other secured debt). Upon the occurrence of any default under our new secured revolving credit facility (and even without accelerating the debt under our new secured revolving credit facility), the lenders may be able to prohibit the payment of the New Notes and subsidiary guaranties by limiting our ability to access our cash flow. Moreover, the U.S. and Canadian accounts receivable and inventory, which are among our most liquid assets, and any other assets that may in the future secure this or any other secured debt, will not be available to you in the event of a bankruptcy, liquidation or similar circumstance until we have fully repaid all amounts due under our secured debt.


     As of June 30, 2002, we had approximately $271.1 million of indebtedness outstanding on a consolidated basis, none of which was secured indebtedness. As of June 30, 2002, our subsidiary guarantors had no outstanding indebtedness that would rank senior to their obligation to pay under their guarantee of the New Notes.


DESPITE OUR SIGNIFICANT DEBT LEVELS, WE AND OUR SUBSIDIARIES MAY BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD FURTHER EXACERBATE THE RISKS DESCRIBED ABOVE.

     We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the credit agreement governing our new secured revolving credit facility and indenture governing the New Notes contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. The credit agreement governing our new secured revolving credit facility permits us to borrow up to $37.5 million (subject to a $2.0 million excess availability requirement) so long as we meet certain accounts receivable and inventory levels and comply with financial and operating covenants. Further, although the covenants in the credit agreement generally prohibit us from incurring additional indebtedness, the limited exceptions to this restriction would permit us to incur specific types of indebtedness, for example, up to $2.5 million in purchase money indebtedness to finance the purchase of fixed assets. The credit agreement also contains a general exception to this restriction for the incurrence of up to $5.0 million in additional unsecured debt under certain conditions. See "Description of Other Obligations -- New Secured Revolving Credit Facility." The covenants contained in the indenture governing the New Notes do not limit the additional indebtedness we may incur so long as we have met the required coverage ratio, which generally measures our ability to cover our ongoing debt service obligations with our earnings, and no default has occurred and is continuing. See "Description of the New Notes -- Certain Covenants -- Limitation on Indebtedness." These restrictions do not prevent us from incurring obligations that do not constitute indebtedness. To the extent new debt is added to our and our subsidiaries' currently anticipated debt levels, the substantial leverage risks described above would increase.

OUR PROJECT 21 CAPITAL IMPROVEMENT PLAN MAY NOT YIELD THE BENEFIT WE EXPECT.

     Although we have substantially completed our capital improvement plan, which we call "Project 21," we estimate we will spend an additional $5.2 million in 2002, of which $1.8 million was expended in the first quarter of 2002. Project 21 was designed to achieve manufacturing and operating improvements, production efficiencies and increased yield. Project 21 may not achieve the benefits we assumed when the plan was approved in 1999, and our estimate of annualized cost savings from the plan may prove to be inaccurate. These estimates are based on assumptions as to our forecasted manufacturing volumes, operating costs, labor requirements and timing of project implementation, many of which are beyond our control. We may not achieve the estimated cost savings, and you should not place undue reliance upon these estimates.

OUR INABILITY TO COMPLY WITH THE DEBT COVENANTS CONTAINED IN THE INDENTURE FOR THE NEW NOTES AND IN OUR OTHER DEBT AGREEMENTS, INCLUDING THE NEW SECURED REVOLVING CREDIT FACILITY, COULD LEAD TO AN ACCELERATION OF OUR DEBT AND POSSIBLY BANKRUPTCY.

     The indenture for the New Notes and our other debt agreements, including the agreement governing the new secured revolving credit facility, contain a number of significant covenants that limit our ability to:

     - incur other indebtedness;

     - engage in transactions with affiliates;

     - incur liens;

     - make certain restricted payments;

     - enter into certain business combinations and asset sale transactions; and

     - make investments.

     These restrictions could limit our ability to effect future financings, make needed capital expenditures, withstand a future downturn in our business or the economy in general, conduct operations or otherwise take advantage of business opportunities that may arise. Our secured revolving credit facility also contains covenants that require us to meet certain financial tests. Changes in economic or business conditions, results of operations or other factors could make us unable to comply with these covenants and cause us to default under our debt agreements. A default, if not waived by our lenders, could result in acceleration of our debt and possibly bankruptcy.

WE MAY BE UNABLE TO PURCHASE THE NEW NOTES UPON A CHANGE OF CONTROL.

     Upon the occurrence of "change of control" events specified in the "Description of the New Notes," you may require us to purchase your New Notes at 101% of their principal amount, plus accrued and unpaid interest. The terms of the indenture governing our 7 3/8% Senior Notes and our new secured revolving credit facility limit our ability to purchase your New Notes in those circumstances. Any of our future debt agreements may contain similar restrictions and provisions. Accordingly, we may be unable to satisfy our obligations to purchase your New Notes unless we are able to refinance or obtain waivers under our 7 3/8% Senior Notes, our new secured revolving credit facility and other debt with similar restrictions. We may not have the financial resources to purchase your New Notes, particularly if a change of control event constitutes a default under, triggers a similar repurchase requirement for, or results in the acceleration of, our other debt.

NOT ALL OF OUR SUBSIDIARIES WILL GUARANTEE THE NEW NOTES.

     As of December 31, 2001 and for the one year period then ended, our subsidiaries that will not guarantee the New Notes had assets of approximately $116.2 million, net sales of approximately $178.5 million, operating income of approximately $15.3 million and adjusted EBITDA of approximately $16.1 million. As of March 31, 2002 and for the quarterly period then ended, our subsidiaries that will not guarantee the New Notes had assets of approximately $113.5 million, net sales of approximately $43.7 million, operating income of approximately $4.7 million and adjusted EBITDA of approximately $4.7 million. In the event that any of our non-guarantor subsidiaries become insolvent, liquidate, reorganize, dissolve or otherwise wind up, the assets of those subsidiaries will be used first to satisfy the claims of their creditors, including their trade creditors, banks and other lenders. Consequently your claims will be effectively subordinated to all of the claims of the creditors of our non-guarantor subsidiaries.

OUR SUBSIDIARY GUARANTEES COULD BE DEEMED TO BE FRAUDULENT CONVEYANCES.

     Certain of our subsidiaries will guarantee the New Notes. The issuance of these guarantees could be subject to a court's review under applicable fraudulent transfer or conveyance provisions of the U.S. Bankruptcy Code or comparable provisions of state law. These courts could require you to return payments received from, or prevent payments being made by, a guarantor in the event of the bankruptcy or other financial difficulty of that guarantor. Under these laws a guarantee could be voided if the issuance of the guarantee is found to constitute a fraudulent conveyance. The issuance of a guarantee will generally be a fraudulent conveyance if (1) the guarantor issued the guarantee with the intent to hinder, delay or defraud its current or future creditors, or
(2) the guarantor received less than reasonably equivalent value or fair consideration in return for the guarantee, and any of the following is also true:

     - the guarantor was insolvent when it issued the guarantee or was rendered insolvent by reason of the guarantee;

     - the guarantor was left with an unreasonably small amount of capital after issuing the guarantee; or

     - the guarantor intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured.

     Since our subsidiary guarantors will issue the guarantees for the benefit of our company, Wolverine Tube, Inc., and only indirectly for their own benefit, the guarantees could be subject to a claim that they were given in return for less than reasonably equivalent value or fair consideration.

     Although the definition of "insolvency" differs among jurisdictions, the most common definition of insolvency in the fraudulent conveyance context is the "balance sheet" test. Under the balance sheet test, the guarantor would be considered insolvent when it issued the guarantee if:

     - its liabilities exceed the fair value of its assets; or

     - the present market value of its assets is less than the amount it would need to pay its total existing debts and liabilities as they mature (including those contingent liabilities which are likely to become certain).

     Even if a court determined that the guarantor was not insolvent when the New Notes were issued, you should be aware that payments under the guarantees may constitute fraudulent transfers on other grounds. To the extent that a note guarantee of any of our subsidiary guarantors is voided as a fraudulent conveyance or otherwise held to be unenforceable, your claim against that subsidiary guarantor could be lost or limited.

BECAUSE WE DO NOT INTEND TO TAKE STEPS TO CREATE AN ACTIVE TRADING MARKET FOR THE NEW NOTES, YOU MAY NOT BE ABLE TO RESELL THEM.

     The New Notes are being offered to the holders of the Old Notes. The Old Notes were issued on March 27, 2002 to a small number of institutional investors and overseas investors and are eligible for trading in the Private Offering, Resale and Trading through Automated Linkages (PORTAL(SM)) Market, the National Association of Securities Dealers' screenbased, automated market for trading of securities eligible for resale under Rule 144A. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for the remaining untendered Old Notes could become less liquid and your ability to sell Old Notes could be detrimentally impacted. There is no existing trading market for the New Notes. We do not intend to apply for listing or quotation of the New Notes on any exchange. Therefore lack of investor interest could prevent the development of a trading market or limit the liquidity of any such market. Further, the lack of a trading market for the New Notes could hinder the ability of New Note holders to sell their New Notes or to easily predict the price at which the New Notes may be sold. Although the initial purchasers of the Old Notes have informed us that they currently intend to make a market in the New Notes, they are not obligated to do so, and any such market-making may be discontinued at any time without notice. As a result, the market price of the New Notes could fall. Historically, the market for non-investment grade debt, such as the New Notes, has been subject to disruptions that have caused substantial volatility in the prices of such securities. Any such disruptions may be detrimental to holders of the New Notes.

                         RISKS RELATED TO OUR BUSINESS

WE RELY ON CERTAIN INDUSTRIES THAT ARE SUBJECT TO CYCLICAL AND SEASONAL DEMAND WHICH CAN REDUCE OUR SALES VOLUMES AND PROFITABILITY.

     Demand for our products, particularly our wholesale products, is cyclical and is significantly affected by changes in general economic conditions that affect our customers' markets. These conditions include the level of economic growth, employment levels, financing availability, interest rates, consumer confidence, housing demand and construction activity. Decreases in demand for our products resulting from these conditions can reduce the prices we receive for our products, unit sales volumes and gross profit. The current U.S. economic recession and downturn in the industries we serve have weakened our customers' markets and reduced demand for our products.

     In addition, demand in certain of the industries to which we sell our products, including the residential air conditioning industry and, to a lesser extent, the commercial air conditioning industry, is seasonal. Our sales to the residential air conditioning industry are generally greater in the first and second quarters of the year and lower in the third and fourth quarters due to our customers' increase of inventory in anticipation of summer air conditioning sales and housing starts. Our sales to the residential air conditioning industry also decrease in years with unseasonably cool summers.

WE FACE SIGNIFICANT COMPETITION IN MANY CASES FROM COMPETITORS THAT ARE LARGER THAN US AND HAVE MANUFACTURING AND FINANCIAL RESOURCES GREATER THAN OURS.

     We face significant competition in each of our product lines. We have numerous competitors, some of which are larger than us and have financial resources greater than ours such as Cerro Copper Products Co., Inc., Industrias Nacobre S.A. de C.V., Kobe Copper Products Inc., Wieland-Werke AG, Mueller Industries Inc., Olin Corporation, Outokumpu American Brass Company and J.W. Harris Company, Inc. We may not be able to compete successfully and competition may have a negative impact on our business, operating results or financial condition by reducing volume of products sold and/or selling prices, and accordingly reducing revenues and profits and depleting capital. Minimal product differentiation among competitors in our wholesale and rod and bar product lines creates a pricing structure where customers differentiate between products almost exclusively on price. In these product areas, certain of our competitors have significantly larger market shares than we have and tend to be the industry pricing leaders. If our competitors in these product lines were to significantly reduce prices, our unit sales and profit margins could be reduced. We currently face limited competition for certain of our higher value-added commercial products that have higher profit margins. If other companies or some of our existing competitors begin or expand operations in these product categories, our sales of these higher margin products could fall and our profitability in this area could be reduced or eliminated.

THE LOSS OF ANY OF OUR MAJOR CUSTOMERS COULD NEGATIVELY IMPACT OUR REVENUES AND FINANCIAL HEALTH.

     In 2000 and 2001, our 10 largest customers accounted for approximately 45% and 44%, respectively, of our consolidated net sales. If we were to lose any of our relationships with these customers, our revenues and profitability could fall.

THE REDUCTION IN DEMAND FOR OUR PRODUCTS COULD RESULT IN A LOSS OF REVENUE.

     We may not be able to continue to supply our customers at current levels if we experience a reduction in demand for our products. A substantial decrease in the amount of net sales to one or more of our major customers could have a negative impact on our revenues, operating results and financial condition.

WE HAVE EXPERIENCED NET LOSSES IN RECENT PERIODS AND WE MAY EXPERIENCE NET LOSSES IN THE FUTURE.

     We experienced net losses of $4.0 million in 1999 and $19.8 million in 2001 and we may experience net losses in the future. Competitive price pressure, cyclical demand for our products and an economic downturn in the industries we serve, among other factors, can reduce the prices we receive for our products, unit sales volumes and gross profit. These factors may in turn reduce our cash flow and operating results in future periods. If we are unable to generate positive cash flow in the future, we may not be able to make payments on our debt obligations, including the New Notes.

OUR INTERNATIONAL OPERATIONS EXPOSE US TO NUMEROUS RISKS.

     We have significant manufacturing or sales operations in Canada, China and The Netherlands. In 2001, these foreign operations represented 25.8%, 2.4% and 2.6% of our consolidated net sales, respectively, and 70.9%, 30.2% and 5.6% of our consolidated income from continuing operations, respectively. In 2001, we completed construction of our manufacturing facility in Portugal and we will continue to evaluate opportunities to establish new manufacturing and sales operations in Asia and Latin America. We are subject to the risks inherent in conducting business across national boundaries, any one of which could adversely impact our business. These risks include:

     - economic downturns;

     - currency exchange rate fluctuations;

     - changes in governmental policy or regulation;

     - restrictions on the transfer of funds into or out of the country;

     - import and export duties and quotas;

     - domestic and foreign customs and tariffs;

     - different regimes controlling the protection of our intellectual property;

     - international incidents;

     - military outbreaks;

     - government instability;

     - nationalization of foreign assets; and

     - government protectionism.

One or more of these factors could impair our current or future international operations and, as a result, harm our overall business.

WE AND SOME OF OUR MAJOR CUSTOMERS HAVE UNIONIZED EMPLOYEES AND OUR ABILITY TO MANUFACTURE AND SELL OUR PRODUCTS COULD BE NEGATIVELY IMPACTED BY LABOR DISPUTES AFFECTING US OR OUR MAJOR CUSTOMERS.

     Some of our employees and some employees of our major customers are unionized. At March 31, 2002, approximately 11% of our employees were unionized. Our unionized employees are hourly workers located at our Montreal facility where various copper and copper alloy tube products and substantially all of our rod and bar products are manufactured. A new collective bargaining agreement with the union representing these employees was ratified by the unionized employees on June 22, 2002 and formally executed on August 2, 2002. A dispute between us and our employees, or between any one of our major customers and that customer's employees, could disrupt either our or our customers' production and thus negatively impact our ability to manufacture and/or sell our products.

WE MAY ENGAGE IN ACQUISITIONS THAT COULD INCREASE OUR DEBT AND ANY ACQUISITIONS THAT ARE NOT SUCCESSFULLY INTEGRATED WITH OUR BUSINESS COULD INCREASE COSTS, DIVERT MANAGEMENT'S ATTENTION, DISRUPT EXISTING BUSINESS RELATIONSHIPS AND HAVE A NEGATIVE IMPACT ON OUR RESULTS OF OPERATIONS.

     We may engage in strategic acquisitions in the future. However, attractive acquisitions may not be available to us at reasonable prices. In addition, to facilitate future acquisitions, we may take actions that could have a detrimental effect on our results of operations including:

     - the incurrence of substantial debt;

     - increased depreciation and amortization expense;

     - increased interest expense; or

     - decreased operating income.

     Acquisitions also entail numerous business risks, including:

     - difficulties in assimilating acquired businesses;

     - unanticipated costs, including the assumption of environmental liabilities, that could materially adversely affect our results of operations;

     - diversion of management's attention from other business concerns;

     - negative effects on existing business relationships with suppliers and customers; and

     - risks of entering markets in which we have no or limited prior experience.

WE COULD INCUR SIGNIFICANT COSTS, INCLUDING REMEDIATION COSTS, AS A RESULT OF COMPLYING WITH ENVIRONMENTAL LAWS.

     Our facilities and operations are subject to extensive environmental laws and regulations imposed by federal, state, provincial and local authorities in the United States, Canada, China and Portugal relating to the protection of the environment and human health and safety, including those governing emissions to air, discharges to waterways and the generation, handling, storage, transportation, treatment and disposal of, and exposure to, hazardous materials. We could incur substantial costs, including cleanup costs, fines or sanctions, and third-party claims for property damage or personal injury, as a result of violations of or liabilities under environmental laws. We have incurred, and in the future may continue to incur, liability under environmental statutes and regulations with respect to the contamination detected at sites owned or operated by us (including contamination caused by prior owners and operators of such sites, abutters or other persons) and the sites at which we disposed of hazardous substances. We have established a reserve with respect to certain presently estimated environmental remediation costs. This reserve may not be adequate to cover the ultimate costs of these liabilities (or ones that may be identified in the future) and the discovery of additional contaminants or the imposition of additional cleanup obligations could result in significant costs. In addition, we expect that future regulations, and changes in the text or interpretation of existing regulations, may subject us to increasingly stringent standards. Compliance with such requirements may make it necessary, at costs which may be substantial, for us to retrofit existing facilities with additional pollution-control equipment, undertake new measures in connection with the storage, transportation, treatment and disposal of by-products and wastes or take other steps.

OUR PROFITABILITY IS SUBJECT TO THE VOLATILITY OF MARKETS FOR RAW MATERIALS, PRIMARILY COPPER, AND OUR ABILITY TO PASS ON TO OUR CUSTOMERS ANY INCREASED COSTS FOR COPPER RAW MATERIALS.

     Our profitability depends upon the margin between the cost to us of copper raw materials and the selling price of our copper based products. Prices for copper raw material are subject to cyclical price fluctuations. While it is our intention to base the selling prices of our products upon the associated raw materials costs to us at the time of sale of our finished products or as set by our purchases for forward delivery or hedging with futures and options contracts, we may not be able to pass all increases in copper costs through to our customers. Significant increases in the price of copper, if not offset by product price increases, would negatively impact our consolidated financial condition, results of operations or cash flows by reducing profit and straining capital. In addition, certain of our copper products compete with products made of alternative substances, such as polybutylene plastic. A substantial increase in the price of copper could decrease the relative attractiveness of our copper products, particularly our wholesale products, in cases where an alternative exists and thereby reduce our sales volumes and have a negative impact upon our results of operations.

OUR COMPETITIVE ADVANTAGE COULD BE REDUCED IF OUR INTELLECTUAL PROPERTY BECOMES KNOWN BY OUR COMPETITORS OR IF TECHNOLOGICAL CHANGES REDUCE OUR CUSTOMERS' NEED FOR OUR PRODUCTS.

     We own a number of trademarks and patents (in the United States and other jurisdictions) on our products and related manufacturing processes and we have granted licenses with respect to some of our trademarks and patents. In addition to trademark and patent protection, we rely on trade secrets, proprietary know-how and technological advances that we seek to protect. If our intellectual property is not properly protected by us or is independently discovered by others or otherwise becomes known, our protection against competitive products could be diminished. Because we compete primarily on the basis of the technical advantages of our commercial products, technical improvements by our competitors could reduce our competitive advantage in these product lines and thereby reduce our unit sales and profits per unit. In addition, the development of new technologies in the air conditioning, refrigeration or other consumer industries, including technologies developed in response to the elimination of chlorofluorocarbons and certain refrigerants, could reduce or eliminate the need for copper and copper alloy based products and thereby reduce our sales volumes and have a negative impact on our operating results.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes as contemplated in this prospectus, we will receive in exchange Old Notes in like principal amount, the forms and terms of which are identical, in all material respects, to the New Notes. The Old Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in our indebtedness.

     Net proceeds from the sale of the privately placed Old Notes were used to repay and terminate our former revolving credit facility, which had $96.2 million in outstanding borrowings (exclusive of letters of credit) at the closing date, and to cash collateralize approximately $4.4 million in letters of credit issued under the former revolving credit facility. Our former revolving credit facility, which matured on April 30, 2002, bore interest at a floating base rate of LIBOR plus 3%. For the year ended December 31, 2001, the average borrowings outstanding under the former revolving credit facility were $86.7 million and the weighted average interest rate was 5.5%. Borrowings under our former revolving credit facility were used for working capital and general corporate purposes.

                                 CAPITALIZATION

     The following table sets forth the capitalization of our company at March 31, 2002. You should read this table in conjunction with information set forth under "Use of Proceeds," "Selected Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Other Obligations" and the Consolidated Financial Statements and the related notes thereto of our company included elsewhere in this prospectus.

                                                               AT MARCH 31, 2002
                                                               -----------------
                                                                (IN THOUSANDS)
Cash and cash equivalents...................................       $ 28,360
                                                                   ========
Short-term debt.............................................       $    923
Long-term debt:
  Secured revolving credit facility.........................          5,000
  7 3/8% Senior Notes due 2008..............................        149,800
  10 1/2% Senior Notes due 2009.............................        118,545
  Other.....................................................          1,724
                                                                   --------
     Total long-term debt...................................        275,069
                                                                   --------
     Total debt.............................................        275,992
Shareholders' equity........................................        206,797
                                                                   --------
     Total capitalization...................................       $482,789
                                                                   ========

     Concurrently with the closing of the sale of the Old Notes on March 27, 2002, we entered into a $37.5 million secured revolving credit facility with Wachovia Bank, National Association, under which our U.S. subsidiaries and certain of our Canadian subsidiaries are co-borrowers. We used the proceeds from the sale of the Old Notes to repay and terminate our former revolving credit facility and to cash collateralize approximately $4.4 million in letters of credit issued under our former revolving credit facility. The new secured revolving credit facility is secured by certain of our assets and those of our subsidiaries. See "Description of Other Obligations." Borrowings, including letters of credit, of up to $37.5 million (subject to a $2.0 million ongoing excess availability requirement) are available under our new secured revolving credit facility on a revolving basis and are available for general corporate purposes, including capital expenditures.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The tables below present selected financial information for our company. You should read this information together with the information set forth under "Use of Proceeds," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and the related notes thereto of our company included elsewhere in this prospectus.

     The balance sheet data presented below as of December 31, 2000 and 2001 and the income statement data presented below for each of the years in the three-year period ended December 31, 2001, are derived from the audited Consolidated Financial Statements of our company included elsewhere in this prospectus. The balance sheet data presented below as of March 31, 2002 and the income statement data presented below for each of the three-month periods ended April 1, 2001 and March 31, 2002 are derived from our unaudited interim consolidated financial statements, also included elsewhere in this prospectus. The remaining balance sheet and income statement data presented below are derived from audited Consolidated Financial Statements of our company, which are not presented herein, as adjusted to retroactively reflect the change in method of accounting for inventories and the discontinued operations treatment of a consolidated subsidiary as described in the Notes to the financial statements. The pro forma information described in footnote (g) gives effect to (i) the issuance of the Old Notes on March 27, 2002, (ii) our obtaining the new credit facility on March 27, 2002 and (iii) our using the proceeds from the sale of the Old Notes and borrowings under the new credit facility to repay and terminate our revolving credit facility that was outstanding on December 31, 2001, which events we refer to collectively as the Transactions. The pro forma information is derived from our Consolidated Financial Statements included elsewhere in this prospectus. The pro forma information gives effect to the Transactions as if the Transactions had occurred as of January 1, 2001.

                                                                                                 QUARTER ENDED
                                                       YEAR ENDED DECEMBER 31,               ----------------------
                                           -----------------------------------------------   APRIL 1,    MARCH 31,
                                            1997      1998      1999      2000      2001       2001         2002
                                           -------   -------   -------   -------   -------   ---------   ----------
                                             (DOLLARS IN MILLIONS, EXCEPT FOR PRICE OF COPPER AND PER SHARE DATA)
INCOME STATEMENT DATA:
Net sales:
  Commercial.............................  $477.3    $445.4    $436.7    $487.4    $444.2     $136.6       $106.3
  Wholesale..............................   116.8     104.1     118.9      97.0      97.6       23.5         22.0
  Rod, bar and other.....................    37.6      29.7      30.6      37.1      41.3       12.3          9.2
                                           ------    ------    ------    ------    ------     ------       ------
    Total net sales......................   631.7     579.2     586.2     621.5     583.1      172.4        137.5
Gross profit:
  Commercial.............................    74.8      65.2      50.5      70.0      50.1       18.5         12.2
  Wholesale..............................     2.4       4.9      12.2      12.6       9.3        2.3          1.6
  Rod, bar and other.....................     2.0       1.0       0.9       2.5       2.8        1.0          0.5
                                           ------    ------    ------    ------    ------     ------       ------
    Total gross profit...................    79.2      71.0      63.6      85.1      62.2       21.8         14.3
Selling, general and administrative
  expenses...............................    22.5      25.5      30.3      32.0      32.3        8.1          7.9
Restructuring and other charges(a).......     4.4      11.9      19.9        --       1.5         --           --
                                           ------    ------    ------    ------    ------     ------       ------
Operating income from continuing
  operations.............................    52.3      33.6      13.4      53.1      28.4       13.7          6.4
Interest expense, net....................     7.4       6.6      12.2      12.2      13.1        3.8          3.7
Amortization and other, net..............     0.2       0.8       1.7       0.4      (0.4)      (0.1)         0.1
                                           ------    ------    ------    ------    ------     ------       ------
Income (loss) from continuing operations
  before income taxes....................    44.7      26.2      (0.6)     40.6      15.8       10.0          2.6
Income tax provision (benefit)...........    16.3       9.1      (1.0)     14.7       4.3        3.0          0.9
                                           ------    ------    ------    ------    ------     ------       ------
Income from continuing operations........    28.4      17.1       0.4      25.9      11.4        7.0          1.7

                                                                                                 QUARTER ENDED
                                                       YEAR ENDED DECEMBER 31,               ----------------------
                                           -----------------------------------------------   APRIL 1,    MARCH 31,
                                            1997      1998      1999      2000      2001       2001         2002
                                           -------   -------   -------   -------   -------   ---------   ----------
                                             (DOLLARS IN MILLIONS, EXCEPT FOR PRICE OF COPPER AND PER SHARE DATA)
Income (loss) from discontinued
  operations, net of tax(b)..............     0.2       1.3       1.4       0.8     (31.2)      (0.9)          --
Extraordinary item, net of income tax
  benefit................................    (4.7)       --        --        --        --         --           --
Effect of change in accounting principle,
  net of tax(c)..........................      --        --      (5.8)       --        --         --           --
                                           ------    ------    ------    ------    ------     ------       ------
Net income (loss)........................  $ 23.9    $ 18.4    $ (4.0)   $ 26.7    $ 19.8     $  6.1       $  1.7
INCOME FROM CONTINUING OPERATIONS PER
  SHARE:
  Basic..................................  $ 2.00    $ 1.21    $ 0.01    $ 2.11    $ 0.92     $ 0.57       $ 0.13
  Diluted................................  $ 1.97    $ 1.19    $ 0.01    $ 2.08    $ 0.91     $ 0.56       $ 0.13
EFFECT OF CHANGE IN METHOD OF ACCOUNTING
  FOR GOODWILL:(D)
Income from continuing operations, as
  reported...............................                      $  0.4    $ 25.9    $ 11.4     $  7.0       $  1.7
Add back: Goodwill amortization (net of
  tax)...................................                         2.2       2.3       2.7        0.5           --
                                                               ------    ------    ------     ------       ------
Adjusted income from continuing
  operations.............................                      $  2.6    $ 28.2    $ 14.1     $  7.5       $  1.7
                                                               ======    ======    ======     ======       ======
Adjusted income from continuing
  operations per share:
  Basic..................................                      $ 0.18    $ 2.30    $ 1.15     $ 0.62       $ 0.14
  Diluted................................                      $ 0.18    $ 2.27    $ 1.13     $ 0.61       $ 0.13
Net income (loss), as reported...........                      $ (4.0)   $ 26.7    $(19.8)    $  6.1       $  1.7
Add back: Goodwill amortization (net of
  tax)...................................                         2.3       2.5       2.9        0.8           --
                                                               ------    ------    ------     ------       ------
Adjusted net income (loss)...............                      $ (1.7)   $ 29.2    $(16.9)    $  6.9       $  1.7
                                                               ======    ======    ======     ======       ======
Adjusted net income (loss) per share:
  Basic..................................                      $(0.15)   $ 2.38    $(1.42)    $ 0.57       $ 0.13
  Diluted................................                      $(0.15)   $ 2.34    $(1.39)    $ 0.56       $ 0.13
OTHER FINANCIAL DATA:
  EBITDA(e)..............................  $ 68.1    $ 49.5    $ 27.4    $ 69.8    $ 47.6     $ 18.2       $ 10.5
  EBITDA margin..........................    10.8%      8.6%      4.7%     11.2%      8.1%      10.5%         7.6%
  Adjusted EBITDA(e).....................  $ 72.5    $ 61.4    $ 47.4    $ 69.8    $ 49.1     $ 18.2       $ 10.5
  Adjusted EBITDA margin.................    11.5%     10.6%      8.1%     11.2%      8.4%      10.5%         7.6%
  Net cash provided by (used for)
    operating activities.................  $ 46.7    $ 35.8    $ 16.0    $ 46.6    $ 26.6     $ (0.8)      $(11.2)
  Net cash used for investing
    activities...........................  $(26.3)   $(70.5)   $(23.5)   $(75.6)   $(29.2)    $(12.8)      $ (1.9)
  Net cash provided by (used for)
    financing activities.................  $ (8.1)   $(99.8)   $(49.2)   $ 40.7    $ 16.3     $ 16.7       $ 18.7
  Depreciation and amortization..........  $ 16.2    $ 16.7    $ 15.8    $ 17.0    $ 18.7     $  4.4       $  4.2
  Cash interest expense..................     9.3       5.3      16.1      15.2      15.5        6.5          6.7
  Ratio of earnings to fixed
    charges(f)(g)........................     6.2x      3.1x       --       3.6x      2.0x       3.1x         1.7x
  Capital expenditures...................  $ 21.0    $ 34.3    $ 23.1    $ 31.7    $ 27.6     $ 11.4       $  1.9

                                                                                                 QUARTER ENDED
                                                       YEAR ENDED DECEMBER 31,               ----------------------
                                           -----------------------------------------------   APRIL 1,    MARCH 31,
                                            1997      1998      1999      2000      2001       2001         2002
                                           -------   -------   -------   -------   -------   ---------   ----------
                                             (DOLLARS IN MILLIONS, EXCEPT FOR PRICE OF COPPER AND PER SHARE DATA)
OTHER OPERATING DATA:
  Pounds shipped in millions:
    Commercial...........................   210.5     219.0     224.7     238.0     210.3       62.2         51.7
    Wholesale............................    77.4      80.9      87.5      67.8      76.3       17.2         18.5
    Rod, bar and other...................    27.3      26.7      26.4      29.0      21.5        7.8          5.8
  Average COMEX price of copper per
    pound(h).............................  $ 1.04    $ 0.75    $ 0.72    $ 0.84    $ 0.73     $ 0.82       $ 0.72
BALANCE SHEET DATA (END OF PERIOD):
  Cash and cash equivalents..............  $ 15.1    $ 78.9    $ 26.9    $ 23.5    $ 22.7     $ 22.9       $ 28.4
  Total assets...........................   427.2     541.5     499.5     584.9     539.4      605.8        561.1
  Long-term debt and redeemable
    cumulative preferred stock...........   104.7     219.9     182.2     233.2     249.7      249.7        275.1
  Total stockholders' equity.............   228.4     226.5     212.5     228.4     201.4      228.4        206.8
  Book value per share -- diluted........  $16.05    $15.97    $16.05    $18.51    $16.37     $18.62       $16.85

---------------

(a) We recognized restructuring and other charges of approximately $19.9 million ($12.5 million after tax) in 1999 and $1.5 million ($1.0 million after tax) in 2001. See Note 18 of the Notes to Consolidated Financial Statements.

    During 1998, we recorded restructuring and other charges of approximately $11.9 million ($7.5 million after tax). This charge included $7.4 million in expenses related to the closing of our Greenville, Mississippi facility, of which $5.6 million in expenses related to the write-down of impaired assets resulting primarily from the closing of this facility; $2.3 million in expenses for the write-down of impaired assets related to the discontinuation of casting at our North Carolina facility; $0.4 million of other costs related to the discontinuation of the casting process at the North Carolina facility; $0.9 million in expenses related to the implementation of a salaried workforce reduction program; and $0.9 million in professional fees and other costs primarily associated with an acquisition that was not completed.

    During 1997, we recorded restructuring and other charges of approximately $4.4 million ($3.0 million after tax). This charge included $1.8 million in expenses related to the implementation of our 1997 Voluntary Early Retirement Program; $1.3 million of severance costs; $0.6 million of professional fees and other costs associated with an acquisition that was not completed; and $0.7 million of costs for discontinuing Poland operations of Small Tube Manufacturing Corporation (a wholly-owned subsidiary of our company).

(b) We have reclassified the operating results of Wolverine Ratcliffs, Inc., equal to $0.2 million, $1.3 million, $1.4 million, $0.8 million, $(7.4) million and $(0.8) million (in each case net of tax) for the years ended 1997, 1998, 1999, 2000 and 2001 and for the three months ended April 1, 2001, respectively, as discontinued operations. In addition, we recorded an estimated $23.9 million (net of tax) loss on the disposal of the Wolverine Ratcliffs operations in 2001. See Note 2 of the Notes to Consolidated Financial Statements.

(c) Effective January 1, 1999, we adopted Statement of Position 98-5, Reporting on the Costs of Start-Up Activities, or SOP 98-5, which requires that costs related to start-up activities be expensed as incurred. The cumulative effect of adopting SOP 98-5 as of the beginning of 1999 was a charge of $5.8 million, net of tax.

(d) In July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. This statement addresses financial accounting and reporting for acquired goodwill and intangible assets. SFAS No. 142 eliminates amortization of goodwill and requires an impairment-only model for recording the value of goodwill. SFAS No. 142 presumes that goodwill has an indefinite useful life and thus should not be amortized, but rather tested at least annually for impairment using a lower of cost or fair value approach. Other intangible assets will still be amortized over their useful lives under SFAS No. 142. On January 1, 2002, we adopted SFAS No. 142. Accordingly, we ceased amortization of all previously recorded goodwill (approximately $99.8 million as of December 31, 2001) as of that date. The data shown under the caption "Effect of Change in the Method of Accounting for Goodwill" depicts the impact on income from continuing operations, net income and related per share amounts had the non-amortization provisions of SFAS No. 142 been applied for the periods indicated. We completed the transitional impairment test of goodwill (as of January 1, 2002) required by the new rules during the second quarter of fiscal 2002. Based on the results of these tests, the fair value of the tested business units exceeded the carrying value of goodwill and no transitional impairment charge will be recorded.

(e) We define EBITDA, for this purpose, as income (loss) from continuing operations before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA, for this purpose, means EBITDA plus restructuring and other charges. We have included EBITDA and Adjusted EBITDA because we believe that these measures provide useful information to investors and analysts in evaluating our ability to service debt. However, EBITDA and Adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from continuing operations or other consolidated income or cash flow data prepared in accordance with accounting principles generally accepted in the United States or as a measure of a company's profitability or liquidity. Our method for calculating EBITDA or Adjusted EBITDA may not be comparable to methods used by other companies, and the amount of EBITDA will not necessarily be the same as the amount of EBITDA as calculated for purposes of the indenture governing the notes. The calculation of Adjusted EBITDA is as follows:

                                                                                   QUARTER ENDED
                                             YEAR ENDED DECEMBER 31,            --------------------
                                    -----------------------------------------   APRIL 1,   MARCH 31,
                                    1997     1998     1999     2000     2001      2001       2002
                                    -----    -----    -----    -----    -----   --------   ---------
EBITDA...........................   $68.1     49.5    $27.4    $69.8    $47.6    $18.2       $10.5
Restructuring and other charges
  (described in Note (a)
  above).........................     4.4     11.9     19.9       --      1.5       --          --
                                    -----    -----    -----    -----    -----    -----       -----
Adjusted EBITDA..................   $72.5    $61.4    $47.4    $69.8    $49.1    $18.2       $10.5
                                    =====    =====    =====    =====    =====    =====       =====

    We believe that the adjustments to EBITDA to eliminate the effects of restructuring and other unusual charges are appropriate for purposes of supplemental analysis because they relate to isolated decisions and events, a substantial portion of the charges did not require the use of cash, and the presentation is intended to provide objective and meaningful information about our cash flows and liquidity excluding the effects of these unusual items.

(f) Earnings consist of income (loss) from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense (including capitalized interest) on debt and amortization of deferred debt issuance costs, and the portion of rental expense that we believe is representative of the interest component of rental expense of approximately $0.3 million for each of 1999, 2000 and 2001. The interest component of rental expense was approximately $0.1 million for the quarters ended April 1, 2001 and March 31, 2002. For the year ended December 31, 1999, our earnings were insufficient to cover our fixed charges by approximately $0.9 million.

(g) On a pro forma basis, the ratio of earnings to fixed charges would have been 1.2x and 1.1x for the year ended December 31, 2001 and for the quarter ended March 31, 2002, respectively, had our average outstanding balance under our former revolving credit facility during 2001 been refinanced from the issuance of the Old Notes.

(h) Source: Metals Week.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following is a discussion of our results of operations and financial condition. This discussion should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus.

GENERAL

     The following general factors should be considered in analyzing our results of operations:

  CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     We base this discussion and analysis of results of operations, cash flow and financial condition on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. When we prepare these financial statements, we make estimates and judgments that affect the amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities that we report. On an on-going basis, we evaluate our estimates, including those related to bad debts, inventories, intangible assets, long-lived assets, income taxes, restructuring reserves, pensions and other post-retirement benefits, environmental and other contingencies and litigation. We consider market conditions, customers' demand for our products, historical trends and various other factors when we make judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates when different assumptions or conditions are considered. We believe the critical accounting policies impacted by our more significant judgments and estimates relate to inventory, long-lived assets, income taxes and retirement and pension plans.

     Inventory

     We reduce the inventory that we report on our financial statements for estimated obsolescence or unmarketable inventory. The amount of this reduction is equal to the estimated market value of our inventory less the cost of our inventory. We estimate market value based on assumptions about future demand and market conditions.

     During 2001, we changed our method of accounting for portions of raw materials, work-in-process and finished goods inventories from the last-in, first-out, or LIFO, method to the first-in, first-out, or FIFO, method. We believe the FIFO method better matches costs of inventories with revenues because copper prices have steadily declined since the mid 1990s, and the FIFO method will result in better matching of costs of inventories with revenues. We believe that the FIFO method also provides a more meaningful presentation of financial position because it reflects more recent costs in our balance sheet. Moreover, the change also conforms all of our raw materials, work-in-process and finished goods inventories to a single costing method. We applied this change in method of inventory costing retroactively by restating the prior years' financial statements. This increased (decreased) previously reported net income by $(0.7) million ($0.05 loss per diluted share) for 2001, $3.2 million ($0.26 per diluted share) for 2000, and $(0.2) million ($0.02 loss per diluted share) for the quarter ended April 1, 2001. The impact on the consolidated statement of income for the year ended December 31, 1999 was not material.

     Long-lived assets

     We estimate the depreciable lives of property, plant and equipment and review them for impairment if events or changes in circumstances indicate that we may not recover the carrying amount of an asset.

     Assets held for sale include the net assets of our unoccupied Greenville, Mississippi and Roxboro, North Carolina facilities. We have estimated the carrying value for these assets based on their appraised value less estimated costs to sell. Also included in assets held for sale is the net property, plant and equipment of Wolverine Ratcliffs, Inc., whose operations we decided to discontinue in 2001. We have estimated the carrying value for these assets based on our estimates of the net realizable value from the sale of these assets. Although we believe we have appropriately reduced the carrying values of all assets held for sale to their estimated recoverable amounts, net of disposal costs where appropriate, actual results could be different and our result of operations in future periods could reflect gains or losses on those assets.

     We assess the recoverability of our goodwill and other intangibles by estimating the fair value of these assets based on assumptions regarding estimated future cash flows and other factors. If these estimates or their related assumptions change in the future, we may be required to record impairment charges for these assets not previously recorded.

     Income taxes

     We record the estimated future tax effects of temporary differences between the tax bases of assets and liabilities and the amounts reported in our consolidated balance sheets, as well as operating loss and tax credit carry forwards. The carrying value of our net deferred tax liability reflects our assumption that we will be able to generate sufficient future taxable income in certain tax jurisdictions, particularly in Canada, to realize our deferred tax assets. We considered carry back opportunities, reversing taxable temporary differences, future taxable income and ongoing prudent and feasible tax planning strategies when we assessed whether our deferred tax assets are realizable. If our estimates and related assumptions regarding these factors change in the future, we may be required to record a valuation allowance against a portion of our deferred tax assets. This would result in additional income tax expense in our consolidated statement of operations.

     In addition, we operate within multiple taxing jurisdictions and are subject to audit in these jurisdictions. These audits can involve complex issues, which may require an extended period of time to resolve. We believe adequate provision for income taxes has been made for any potential audits.

     Retirement and pension plans

     We account for our defined benefit pension plans in accordance with SFAS No. 87, Employers' Accounting for Pensions, and we have significant pension benefit costs and credits that are developed from actuarial valuations. Inherent in these valuations are key assumptions including expected return on plan assets, and we are required to consider current market conditions in selecting these assumptions. In 2001, 2000 and 1999, we have assumed the expected long-term rate of return on plan assets to be 9.5%. The plan assets have earned a rate of return substantially less than 9.5% in 2001 and 2000. Should this trend continue, we would be required to reconsider our assumed expected rate of return on plan assets, and if we were to lower this rate, future pension costs would likely increase.

  COMPONENTS OF COST OF GOODS SOLD

     The cost of raw materials, principally copper, is a substantial portion of our cost of goods sold. The cost of raw materials, which fluctuates with the markets for raw material, are generally passed along to our customers. Accordingly, the rise and fall of copper prices and other metals affects the levels of our net sales and costs of goods sold, even in the absence of increases or decreases in business activity. The rise and fall of copper prices impacts our gross margin, calculated as gross profit as a percentage of net sales, but has little direct impact on our levels of gross profit.

  VARIABILITY OF WHOLESALE PRODUCT GROSS PROFIT

     Gross profit attributable to sales of our wholesale products has fluctuated and may continue to fluctuate substantially from period to period. Gross profit derived from the sale of wholesale products is mainly affected by changes in selling prices. Selling prices for these products are affected principally by general economic conditions, especially the rate of housing starts, industry competition and manufacturing capacity, industry production levels and other market factors. All of these factors are beyond our control.

  IMPACT OF PRODUCT MIX

     Our products range from higher value-added and higher margin commercial products to commodity-type products such as wholesale tube products and rod and bar products. Our overall profitability from period to period is affected by the mix in sales within these categories. We have substantial sales in Canada, and our product mix in that market, as compared to the U.S. market, reflects a much higher percentage of our commodity-type products.

  CYCLICAL AND SEASONAL NATURE OF DEMAND

     Demand for our products, particularly our wholesale products, is cyclical and is significantly affected by changes in general economic conditions that affect our customers' markets. Demand in some industries to which we sell, including the residential air conditioning industry and, to a lesser extent, the commercial air conditioning industry, is also seasonal. Our sales to the residential air conditioning market are generally greater in the first and second quarters of the year and lower in the third and fourth quarters because manufacturers typically increase inventories in the early part of the year in anticipation of summer air conditioning sales and housing starts. In addition, sales of industrial tube are adversely affected in years with unusually cool summers.

DISCONTINUED OPERATIONS

     In December 2001, we made the decision to discontinue the operations of Wolverine Ratcliffs, Inc. As of December 31, 2001, we held a 74.5% ownership interest in this business, which we jointly formed in 1999 with Ratcliff-Severn, Ltd. We have subsequently acquired the remaining 25.5% interest in Wolverine Ratcliffs, Inc. to facilitate the liquidation of the business. The business, which was previously included in our rod bar, strip and other reportable segments, produces both heavy-gauge and light-gauge copper and copper alloy strip used primarily by automotive, hardware and electrical equipment manufacturers. The strip business has been impacted by fundamental changes in the marketplace, including aggressive foreign competition for heavy-gauge strip and increasing preference by customers for extremely light-gauge strip, which our facility is unable to produce efficiently without further substantial capital investment. We determined that because of these changing market conditions, the business was unlikely to produce an acceptable return on investment and shareholder value would be enhanced by exiting this business. The strip product line represented $48.9 million, or 7.7%, $79.9 million, or 11.4%, and $60.2 million, or 9.3%, of our total sales for the years ended 2001, 2000 and 1999, respectively. We engaged a financial advisor to pursue opportunities to dispose of the strip business. We have not been able to dispose of the business as a going concern and thus have commenced liquidation of this business with a targeted completion date of no later than December 31, 2002. Accordingly, we have classified certain assets of the discontinued operations in the consolidated balance sheets as of December 31, 2001 and 2000 and as of March 31, 2002 and April 1, 2001 as "assets held for sale" and have segregated the operating results and cash flows of the discontinued operations in the consolidated statements of operations and cash flows for the years ended December 31, 2001, 2000 and 1999 and the three month periods ended March 31, 2002 and April 1, 2001.

     We recorded a pretax loss from discontinued operations of $11.9 million or $7.4 million after tax in 2001, pretax income of $1.3 million or $0.8 million after tax in 2000, and pretax income of $2.1 million or $1.4 million after tax in 1999. We recorded a pretax loss from the disposal of discontinued operations of $31.5 million, or $23.9 million after tax, in 2001, which included a $2.5 million ($1.6 million after tax) provision for estimated losses during the expected phase-out period. The loss on disposal of discontinued operations assumes approximately $10.0 million of pretax proceeds from the realization or sale of the assets of the business, net of our cash payments to settle the liabilities of the discontinued operations. The expected loss on disposal of Wolverine Ratcliffs, Inc. and the expected operating losses during the period from January 1, 2002 through April 30, 2002, or the phase-out period, are based on our best estimates of the most likely outcome, considering, among other things, our knowledge of valuations of strip production assets. However, the actual amounts ultimately realized on disposal and losses incurred during the expected phase-out period could differ materially from the amounts assumed in arriving at the loss on disposal. To the extent actual results differ from our estimate, the difference will be reported in discontinued operations in future periods.

RESULTS OF CONTINUING OPERATIONS

  THREE-MONTH PERIOD ENDED MARCH 31, 2002 COMPARED TO THREE-MONTH PERIOD ENDED APRIL 1, 2001

     Consolidated net sales from continuing operations decreased by $34.9 million, or 20.2%, to $137.5 million for the first quarter ended March 31, 2002 from $172.4 million for the quarter ended April 1, 2001. Pounds shipped decreased by 11.2 million pounds, or 12.9%, to 76.0 million in 2002 from 87.2 million in 2001. Sales decreased due to lower fabrication revenues, primarily related to lower volumes of technical tube and industrial tube, a decrease in average COMEX copper prices in 2002 as compared to 2001 and to a much lesser extent, modest price decreases in each reporting segment. The average COMEX copper price for the first quarter of 2002 was $0.72 per pound, as compared to $0.82 per pound in the first quarter of 2001.

     Pounds of commercial products shipped decreased by 10.5 million pounds, or 16.9%, to 51.7 million in the first quarter of 2002 from 62.3 million in the first quarter of 2001. This decrease in shipments was primarily due to decreased shipments of technical tube and industrial tube and to a lesser extent, decreased shipments of fabricated products and alloy tube, all of which reflect the impact of a slow economy. Sales of commercial products decreased $30.3 million, or 22.2%, to $106.4 million in the first quarter of 2002 from $136.6 million in 2001. This decrease in sales was attributable to decreased fabrication revenues, primarily related to lower volumes of technical tube, industrial tube and fabricated products, a decrease in average COMEX copper prices in 2002 and to a much lesser extent, a change in mix of products and modest price decreases. Gross profit from commercial products decreased by $6.3 million, or 34.2%, to $12.2 million in the first quarter of 2002 from $18.5 million in 2001, primarily attributable to decreases in volumes and to a much lesser extent, an unfavorable mix of products and modest price decreases.

     Pounds of wholesale products shipped increased by 1.3 million pounds, or 7.5%, to 18.5 million in the first quarter of 2002 from 17.2 million pounds in 2001. We believe that shipments were positively impacted by an increase in housing starts due to low mortgage rates and a mild winter. Sales of wholesale products decreased $1.5 million, or 6.3%, to $22.0 million in the first quarter of 2002 from $23.5 million in 2001, due to pricing volatility for this commodity product and lower average COMEX copper pricing in 2002. Gross profit from wholesale products decreased $0.7 million, or 30.1%, to $1.6 million in the first quarter of 2002 from $2.3 million in 2001, due to the decline in pricing and to an increase in the relative amount of our fixed costs attributed to this segment as sales volumes in other segments declined.

     Pounds of rod, bar and other products shipped decreased by 2.0 million pounds, or 25.6%, to 5.8 million in the first quarter of 2002 from 7.8 million in 2001, primarily due to the negative impact of a slow economy on the heavy industrial applications of rod and bar products. Sales of rod, bar and other products decreased $3.1 million, or 25.5%, to $9.2 million in the first quarter of 2002 from $12.3 million in 2001, reflecting decreased fabrication revenues related to lower volumes and lower average COMEX copper pricing in 2002. Gross profit from rod, bar and other products decreased $0.4 million, or 44.0%, to $0.6 million in the first quarter of 2002 from $1.0 million in 2001, primarily related to a decline in volume of rod and bar products shipped.

     Consolidated gross profit decreased $7.4 million or 34.2% to $14.3 million in the first quarter of 2002 from $21.8 million in 2001. Gross profit in 2002 decreased primarily due to lower shipments of technical tube, industrial tube and fabricated products and to a much lesser extent, unfavorable mix changes and price decreases. Our manufacturing costs per pound remained approximately the same for both the first quarter of 2002 and 2001.

     Consolidated selling, general and administrative expenses for the first quarter of 2002 decreased by $0.2 million, or 1.9%, to $7.9 million, compared with $8.1 million in 2001, while remaining approximately five percent of sales for both the first quarter of 2002 and 2001. Excluding $0.6 million of amortization of goodwill in the first quarter of 2001, selling, general and administrative expenses in the first quarter of 2001 were $7.5 million. Selling, general and administrative expenses in the first quarter of 2002 include $0.5 million of charges for professional fees pertaining to the industry-wide competition related investigation.

     Consolidated net interest expense was approximately $3.7 million for both the first quarter of 2002 and 2001. During the first quarter of 2002 there was an average of $97.3 million in outstanding borrowings under our revolving credit facilities as compared to an average of $93.3 million during 2001. The average interest rate under our revolving credit facilities was 4.9% in the first quarter of 2002 versus 6.5% in 2001. On March 27, 2002, we obtained new financing to replace our old revolving credit facility. We issued $120 million in principal amount of the Old Notes and concurrently, we entered into a new secured revolving credit facility providing for up to a $37.5 million line of credit dependent on levels of and secured by our eligible accounts receivable and inventory and subject to a $2.0 million excess availability requirement. As a result of these new financing arrangements, we expect interest expense to increase to approximately $6.0 million per quarter beginning in the second quarter of 2002.

     Amortization and other, net was $0.1 million of expense in the first quarter of 2002, as compared to $0.1 million of income in the first quarter of 2001. Amortization and other, net in 2002 included $0.1 million of foreign currency losses, as compared to $0.2 million of foreign currency gains in 2001. These foreign currency gains and losses are largely attributable to fluctuations in the Canadian to U.S. dollar exchange rate. Amortization and other, net in 2002 also included $0.2 million of income related to the administration and collection of receivables sold to us by our discontinued operations. Amortization expense was $0.2 million in the first quarter of 2002 as compared to $0.1 million in the first quarter of 2001.

     The effective tax rate for continuing operations for the first quarter of 2002 was 35.4%, as compared to 30.3% in 2001. Absent a $0.4 million non-recurring tax benefit recorded by the Company for its Canadian operations in the first quarter of 2001, the effective tax rate for the first quarter of 2001 would have been approximately 34.2%. The increase in the effective tax rate in the first quarter of 2002 resulted from higher statutory tax rates in certain tax jurisdictions. In particular, the tax rate for our operations in China increased from 0% to 7.5% beginning January 1, 2002, reflecting our contractual tax holiday agreement with the Chinese government. Under this agreement, the tax rate will remain at 7.5% for the next three years, increasing in 2005 to a 15% maximum.

  YEAR ENDED DECEMBER 31, 2001, COMPARED WITH YEAR ENDED DECEMBER 31, 2000

     Consolidated net sales from continuing operations decreased by $38.4 million, or 6.2%, to $583.1 million for the year ended December 31, 2001 from $621.5 million for the year ended December 31, 2000. Pounds shipped decreased by
26.7 million pounds, or 8.0%, to 308.2 million in 2001 from 334.8 million in 2000. Sales decreased due to lower fabrication revenues, primarily related to lower volumes of fabricated products, industrial tube and technical tube sold and to a lesser extent the decrease in average COMEX copper prices in 2001 as compared to 2000. These declines in sales were partially offset by sales from the addition of our metal joining products business, or Wolverine Joining Technologies, and sales generated by our distribution center in The Netherlands, both of which we acquired in September 2000. The average COMEX copper price for 2001 was $0.73 per pound, as compared to $0.84 per pound in 2000.

     Pounds of commercial products shipped decreased by 27.7 million pounds, or 11.6%, to 210.3 million in 2001 from 238.0 million in 2000. This decrease in shipments was primarily due to decreased demand for industrial tube used in the residential air conditioning industry, as well as decreased shipments of fabricated products and technical tube, reflecting a weak economy and a relatively cool summer in North America. Lower alloy tube shipments primarily resulted from our product rationalization efforts to enhance the operating results of this product by discontinuing some of our lower margin products. Sales of commercial products decreased $43.2 million, or 8.9%, to $444.2 million in 2001 from $487.4 million in 2000. This decrease in sales was attributable to decreased fabrication revenues, primarily related to lower volumes of fabricated products, industrial tube, technical tube and alloy tube and lower average COMEX copper prices in 2001. The decrease in sales was partially offset by the addition of sales of metal joining products for the full year of 2001 as compared to sales of metal joining products for only the last quarter of 2000. Gross profit from commercial products decreased by $19.8 million, or 28.4%, to $50.1 million in 2001 from $70.0 million in 2000. Excluding the effect of $1.4 million of charges recorded in 2001 related to the write-down of slow-moving or obsolete inventory, gross profit for commercial products decreased by $18.5 million, or 26.4%, to $51.5 million in 2001 from $70.0 million in 2000. The decrease in gross profit for commercial products was primarily attributable to decreased shipments of fabricated products, technical tube and industrial tube.

     Pounds of wholesale products shipped increased by 8.5 million pounds, or 12.5%, to 76.3 million in 2001 from 67.8 million in 2000. We believe that shipments were positively impacted by an increase in housing starts and lower interest rates. Sales of wholesale products remained basically flat, increasing $0.6 million, or 0.6%, to $97.6 million in 2001 from $97.0 million in 2000, reflecting aggressive and competitive pricing as well as lower average COMEX copper pricing in 2001. Gross profit from wholesale products decreased $3.3 million, or 26.2%, to $9.3 million in 2001 from $12.6 million in 2000, due to an increase in the relative amount of our fixed costs attributed to this segment as sales volumes in other segments declined.

     Pounds of rod, bar and other products shipped decreased by 7.4 million pounds, or 25.7%, to 21.5 million in 2001 from 29.0 million in 2000, primarily due to the weak economy which had a particularly negative impact on the heavy industrial applications of rod and bar products. Sales of rod, bar and other products increased $4.3 million, or 11.6%, to $41.3 million in 2001 from $37.1 million in 2000. Sales increased approximately $15.0 million due to sales generated by our distribution center in The Netherlands. This increase in sales was partially offset by a decrease in fabrication revenues for rod and bar products due to competitive pricing and a decrease in average COMEX copper pricing in 2001. Gross profit from rod, bar and other products increased $0.3 million, or 11.5%, to $2.8 million in 2001 from $2.5 million in 2000, due to the operating results of the distribution center in The Netherlands offset by a decline in the volume of rod and bar products shipped.

     Consolidated gross profit decreased $22.9 million, or 26.9%, to $62.2 million in 2001 from $85.1 million in 2000. In 2001, unusual charges of $1.4 million were recognized in cost of goods sold. These charges related to realized and anticipated reductions in demand for our products and were for the write-down of slow-moving or obsolete inventory. Excluding the effect of these charges, consolidated gross profit decreased $21.5 million, or 25.3%, to $63.6 million in 2001 from $85.1 million in 2000. Gross profit in 2001 decreased primarily due to lower shipments of fabricated products, technical tube and industrial tube. Additionally, gross profit was negatively impacted by approximately $3.4 million of higher healthcare costs and by approximately $3.4 million in higher energy costs for 2001.

     Consolidated selling, general and administrative expenses for the year ended December 31, 2001 remained relatively flat, increasing by $0.3 million, or 0.9%, to $32.3 million, from $32.0 million in 2000. Consolidated selling, general and administrative expenses were approximately five percent of sales for both 2001 and 2000. Excluding the selling, general and administrative expenses of Wolverine Joining Technologies and the distribution center in The Netherlands, both of which we acquired in September 2000, selling, general and administrative expenses decreased approximately 6.0% or $1.9 million, primarily due to a $1.5 million reduction in incentive compensation, partially offset by a $1.0 million increase in legal expenses.

     Operating income from continuing operations decreased $24.8 million to $28.4 million for the year ended December 31, 2001, from $53.2 million in 2000. In 2001, restructuring and other charges of $1.5 million were recognized, as described in the "Restructuring and Other Charges" section below, as well as the previously described $1.4 million of unusual charges that were recognized in cost of goods sold. Excluding the effect of the unusual charges to cost of goods sold and restructuring and other charges recorded in 2001, income from continuing operations decreased 41.0% to $31.4 million in 2001 from $53.2 million in 2000.

     Consolidated net interest expense increased $0.9 million to $13.1 million in 2001 from $12.2 million in 2000. There was an average of $86.7 million in outstanding borrowings and obligations under our former revolving credit facility during 2001 as compared to an average of $46.7 million during 2000. This increase was attributable to the funding of our capital programs as well as our acquisition of Wolverine Joining Technologies in September 2000. The average interest rate under our former revolving credit facility was 5.5% for 2001 versus 7.0% for 2000. Interest expense in 2001 is net of interest income of $0.6 million and capitalized interest of $1.1 million, and interest expense in 2000 is net of interest income of $1.2 million and capitalized interest of $1.3 million. Interest expense also is net of interest allocated to the discontinued operations of Wolverine Ratcliffs, Inc., which was $1.3 million in 2001 and $0.5 million in 2000.

     Amortization and other, net was $0.4 million of income in 2001, as compared to $0.4 million of expense in 2000. Amortization and other, net in 2001 included $0.5 million of foreign currency gains, as compared to $0.1 million of foreign currency gains in 2000. These foreign currency gains are largely attributable to fluctuations in the Canadian to U.S. dollar exchange rate. Amortization and other, net in 2001 also included $0.6 million of income related to the administration and collection of receivables sold to us by our discontinued operations. Amortization expense was $0.7 million in 2001, as compared to $0.4 million in 2000.

     The effective tax rate for continuing operations for 2001 was 27.5%, as compared to 36.1% in 2000. Excluding the effect of a $0.4 million non-recurring tax benefit that we recorded for our Canadian operations in the first quarter of 2001 and a tax benefit of $1.1 million resulting from the recognition of charges in cost of goods sold and restructuring and other charges, the effective tax rate applicable to continuing operations would have been 31.3% in 2001, as compared to 36.1% in 2000. The decrease in the effective tax rate in 2001 resulted from more income from foreign tax jurisdictions, which had lower statutory tax rates.

     Consolidated income from continuing operations in 2001 decreased by $14.5 million to $11.4 million, or $0.91 per diluted share, from $25.9 million, or $2.08 per diluted share, in 2000. Excluding the unusual charges totaling $2.9 million or $1.8 million net of tax that we recognized in 2001, consolidated income and diluted earnings per share from continuing operations for 2001 was $13.3 million or $1.05 per diluted share.

  YEAR ENDED DECEMBER 31, 2000, COMPARED WITH YEAR ENDED DECEMBER 31, 1999

     Consolidated net sales from continuing operations increased by $35.3 million, or 6.0%, to $621.5 million for the year ended December 31, 2000, from net sales of $586.2 million in 1999. Pounds shipped decreased 3.7 million pounds, or 1.1%, to 334.8 million in 2000 from 338.6 million in 1999 due to a significant decline in wholesale product shipments. Sales increased as a result of a richer mix of products sold, which included increased fabrication revenues for technical tube and industrial tube, the addition of sales of metal joining products and to a lesser extent the increase in average COMEX copper prices in 2000 as compared to 1999. The average COMEX copper price increased by $0.12 per pound to $0.84 per pound in 2000, from $0.72 per pound in 1999.

     Pounds of commercial products shipped increased by 13.3 million pounds, or 5.9%, to 238.0 million in 2000 from 224.7 million in 1999. This increase in shipments was primarily due to increased volumes of technical tube used in the commercial air conditioning industry and industrial tube used in the residential air conditioning industry. Sales of commercial products increased $50.7 million, or 11.6%, to $487.4 million in 2000 from $436.7 million in 1999. The increase in sales was attributable to increased fabrication revenues for technical and industrial tube resulting primarily from higher volumes, as well as the addition of sales of metal joining products, namely brazing alloys, fluxes and solders. Higher average COMEX copper pricing in 2000 increased sales. Gross profit from commercial products increased by $19.5 million, or 38.7%, to $70.0 million in 2000 from $50.4 million in 1999. Excluding the effect of $4.2 million of charges recorded in 1999 related to the write-down of inventory and other assets, gross profit increased by $15.4 million, or 28.2%, to $70.0 million in 2000 from $54.6 million in 1999. The increase in gross profit from commercial products was primarily attributable to the increased volumes of technical and industrial tube sold as well as the addition of sales of metal joining products.

     Pounds of wholesale products shipped decreased by 19.6 million pounds, or 22.4%, to 67.8 million in 2000 from 87.5 million in 1999. We believe that shipments in 2000 were negatively impacted by higher interest rates, which caused a slowdown in the residential construction markets in both the United States and Canada. This adversely affected both demand and pricing for wholesale products. Sales of wholesale products decreased $21.8 million, or 18.4%, to $97.0 million in 2000 from $118.8 million in 1999, reflecting lower shipments and pricing, partially offset by higher average COMEX copper pricing in 2000. Gross profit from wholesale products increased $0.4 million, or 3.2%, to $12.6 million in 2000 from $12.2 million in 1999. Excluding the effect of $1.2 million of charges recorded in 1999 related to the write-down of inventory and other assets, gross profit decreased $0.8 million, or 5.8%, to $12.6 million in 2000 from $13.4 million in 1999.

     Pounds of rod, bar and other products shipped increased 2.6 million pounds, or 9.8%, to 29.0 million in 2000 from 26.4 million in 1999. Sales of rod, bar and other products increased $6.4 million, or 20.9%, to $37.1 million in 2000 from $30.7 million in 1999. The increase in sales was attributable to the increased fabrication revenues due primarily to an increase in shipments as well as higher average COMEX copper pricing in 2000. Gross profit from rod, bar and other products increased $1.6 million to $2.5 million in 2000 from $0.9 million in 1999. This improvement in gross profit was due primarily to increased volumes of rod and bar products sold and cost reductions in the manufacture of these products.

     Consolidated gross profit increased $21.5 million, or 33.8%, to $85.1 million in 2000 from $63.6 million in 1999. In 1999, we recognized unusual charges of $5.4 million (as restated) in cost of goods sold. These charges primarily consisted of $3.7 million related to obsolete inventory, $0.8 million net book value of idled and obsolete machinery and equipment and $0.9 million of other charges related to the realignment of our manufacturing operations. Excluding the effect of these charges, as adjusted, consolidated gross profit increased $16.1 million, or 23.4%, to $85.1 million in 2000 from $69.0 million in 1999. We were able to largely offset overall cost increases in 2000 through our cost reduction efforts and capital improvement programs, but gross profit in 2000 was negatively impacted by higher energy and transportation costs of $1.9 million and higher employee healthcare costs of $0.8 million.

     Consolidated selling, general and administrative expenses increased $1.7 million, or 5.4%, to $32.0 million for the year ended December 31, 2000, from $30.3 million in 1999. This increase was primarily the result of increased employee compensation expenses relating to performance incentives and relocation costs of approximately $1.3 million and approximately $0.6 million of costs due to the addition of Wolverine Joining Technologies in the fourth quarter of 2000.

     Operating income from continuing operations increased $39.8 million to $53.2 million for the year ended December 31, 2000, from $13.4 million in 1999. In 1999, restructuring and other charges of $19.9 million were recognized, as described in the "Restructuring and Other Charges" section below, as well as the previously described $5.4 million of charges that were recognized in cost of goods sold. Excluding the effect of the unusual charges recorded in 1999, income from operations increased $14.5 million, or 37.5%, to $53.2 million in 2000 from $38.7 million in 1999.

     Consolidated net interest expense was $12.2 million in both 2000 and 1999. There were an average of $46.7 million in outstanding borrowings and obligations under our former revolving credit facility during 2000 as compared to an average of $52.2 million during 1999. Interest expense in 2000 is net of interest income of $1.2 million and capitalized interest of $1.3 million and interest expense in 1999 is net of interest income of $2.9 million and capitalized interest of $0.3 million. The average interest rate under our former revolving credit facility was 7.0% for 2000 versus 8.6% for 1999. Interest expense is also net of interest income from loans to the discontinued operations of Wolverine Ratcliffs, Inc. which was $0.5 million in 2000 and $0.2 million in 1999.

     Amortization and other, net was $0.4 million in 2000, as compared to $1.7 million in 1999. Amortization and other, net included $0.1 million of foreign currency gains, as compared to a $1.0 million foreign currency loss in 1999. These foreign currency gains and losses are largely attributable to fluctuations in the Canadian to U.S. dollar exchange rate.

     For the year ended December 31,1999, we recognized a tax benefit of $9.6 million resulting from the recognition of unusual charges recorded in 1999. Excluding the effect of the tax benefit and the related unusual charges, the effective tax rate for continuing operations would have been 36.1% in 2000 and 34.7% in 1999.

     Consolidated income from continuing operations increased by $25.5 million to $25.9 million, or $2.08 per diluted share, from $0.4 million, or $0.01 per diluted share, in 1999. Excluding the unusual charges of $25.3 million or $15.8 million after tax in 1999, income from continuing operations for 1999 was $16.2 million and diluted earnings per share from continuing operations for 1999 were $1.20.

RESTRUCTURING AND OTHER CHARGES

  2001 RESTRUCTURING AND OTHER CHARGES

     During the third quarter of 2001, we recognized restructuring and other charges of $1.5 million or $1.0 million net of tax. We accrued and charged to expense $1.1 million for severance benefits for approximately 40 salaried and hourly employees. We offered a voluntary separation program to employees at several of our facilities due to lack of demand for these facilities' products, the criteria for which were dependent on the employee's age, job duties and years of service. We separated these employees to reduce costs because we anticipated continued weakness in sales volumes and mix and reductions in capacity utilization. We also accrued and charged to expense a $0.2 million write-off of impaired assets and an additional $0.2 million write-off related to a previously closed facility. As of December 31, 2001, we had separated 40 employees and we believe the accrued restructuring costs of $0.3 million as of December 31, 2001 represent our remaining cash obligations. We expect to realize approximately $2.1 million or $1.3 million after taxes in reduced salary and related expenses per year as a result of the restructuring.

  1999 RESTRUCTURING AND OTHER CHARGES

     In 1999, we recognized restructuring and other charges of $19.9 million or $12.5 million net of tax. These charges included:

     - $10.0 million in expenses relating to the announced closing of our Roxboro, North Carolina facility completed in June 2000, of which $8.6 million related to the write-down of impaired assets;

     - $2.8 million related to the implementation of an indirect workforce reduction program of approximately 100 employees;

     - $3.6 million related to the write-off of impaired assets caused when relocated machinery from Roxboro displaced existing equipment and necessitated changes in production;

     - $1.9 million in expenses related to previously closed facilities, of which $1.8 million related to the write-down of impaired assets;

     - $0.8 million in expense related to the termination of an interest rate swap; and

     - $0.8 million in professional fees and other costs, primarily associated with acquisitions that were not completed.

     From October 1999 through December 31, 2001, we paid approximately $4.9 million in cash related to the restructuring. We believe the accrued restructuring costs of $0.1 million as of December 31, 2001 represent our remaining obligations. See Note 18 of the Notes to Consolidated Financial Statements.

     During the third quarter of 1999, we implemented an indirect workforce reduction program affecting approximately 100 employees. Each terminated employee's severance pay was, in general, calculated in accordance with our severance pay plan, which provides benefits to all eligible employees who have at least one year of service and who are terminated for reasons other than cause. At the end of the fourth quarter of 1999, the implementation of the indirect workforce reduction program was substantially complete. We realized cost savings of approximately $2.5 million in reduced salary and related expenses in 2000 as a result of this workforce reduction. Implementation of the workforce reduction program resulted in an approximate $2.8 million charge that was recognized in the third quarter of 1999. The primary components of this charge were $2.1 million in severance and vacation pay and $0.7 million in increased post-retirement medical and life insurance benefits.

START-UP COSTS

     Effective January 1, 1999, we adopted Statement of Position 98-5, Reporting on the Costs of Start-Up Activities, or SOP 98-5, as issued by the American Institute of Certified Public Accountants, which requires that pre-operating costs related to start-up activities be expensed as incurred. In accordance with the provisions of SOP 98-5, we recognized a charge for the cumulative effect of a change in accounting principle of $8.0 million or $5.8 million after taxes. The implementation of SOP 98-5 required us to write off the remaining deferred start-up costs relating primarily to our Roxboro, North Carolina; Jackson, Tennessee; and Shanghai, China facilities.

     Prior to January 1, 1999, we capitalized pre-operating costs related to the start-up of new operations to the extent that these costs:

          (i) could be separately identified and segregated from ordinary period costs;

          (ii) provided a quantifiable benefit to a future period; and

          (iii) were directly attributable to the quantifiable benefit within a relatively short period of time after the costs were incurred.

     These costs were comprised of expenditures such as payroll, travel and other costs incurred during the pre-operating period. The pre-operating period was defined as the period prior to the commencement of production. These capitalized costs were generally being amortized on a straight-line basis over a five-year period.

LIQUIDITY AND CAPITAL RESOURCES

     The primary sources of our liquidity for the first quarter ended March 31, 2002 were cash on hand at the beginning of the year, $118.5 million from the issuance of the Old Notes and $5.0 million of borrowings under our new secured revolving credit facility. We issued the Old Notes and entered into the new secured revolving credit facility on March 27, 2002 to replace our old revolving credit facility. The primary uses of our funds for the first quarter of 2002 were $96.2 million to repay our old revolving credit facility, $6.8 million of financing fees related to the issuance of the Old Notes and new secured revolving credit facility, $11.2 million for continuing operations, $1.9 million for investments in our property, plant and equipment and $1.0 million related to the mandatory redemption of our preferred stock. The primary sources of our liquidity for the first quarter ended April 1, 2001 were cash on hand at the beginning of the year and borrowings under our former revolving credit facility. The primary uses of our funds for the first quarter of 2001 were for investments in our property, plant and equipment and Wolverine Ratcliffs, Inc., discontinued in the fourth quarter of 2001.

     The primary sources of our liquidity for the years ended December 31, 2001, 2000 and 1999 were cash provided from continuing operating activities, cash on hand at the beginning of each year and borrowings under our former revolving credit facility. The primary uses of our funds were for investments in our property, plant and equipment in 2001, 2000 and 1999, the discontinued operations of Wolverine Ratcliffs, Inc., the acquisition of Wolverine Joining Technologies in 2000 and the repurchase of 1.4 million shares of our common stock in 1999 and 2000.

     Net cash used by continuing operating activities was $11.2 million for the first quarter of 2002 and $0.8 million for the first quarter of 2001. We participate in a seasonal business which typically produces greater sales in the first and second quarters compared to the second half of the year, and thus we tend to use cash in the first part of the year and generate cash in the latter part of the year. The net reduction in operating cash flows in the first quarter of 2002 was primarily the result of less income in 2002, $7.3 million of income tax refunds received in 2001 and a reduction in accounts payable in 2002 relative to 2001. As a result of the slow economy, we experienced less favorable terms for accounts payable in 2002, principally from our metal vendors.

     Net cash provided by continuing operating activities totaled $26.6 million for 2001, $46.6 million for 2000 and $16.0 million for 1999. The net reduction in operating cash flows in 2001 was primarily the result of less income in 2001 as compared to 2000 offset by the reduction in accounts receivable and accounts payable in 2001 relative to 2000. In 2000, improved earnings as compared to 1999 contributed to stronger reported operating cash flows.

     As of December 31, 2001, our former revolving credit facility was scheduled to mature on April 30, 2002. Our former revolving credit facility originally provided for a $200.0 million line of credit and a floating base interest rate that was LIBOR plus a specified margin of 0.25% to 1.00%. On August 8, 2001, we and our lenders agreed to amend and waive some of the financial covenants under our former revolving credit facility and to increase our former revolving credit facility's floating base interest rate to LIBOR plus a margin ranging from 0.75% to 2.00% for the second half of 2001.

     On February 4, 2002, we and our lenders executed a limited waiver, another amendment to our former revolving credit facility's credit agreement and a security agreement. Under the terms of these documents, the lenders waived compliance with the financial covenants contained in our former revolving credit facility from December 31, 2001 through April 16, 2002, and we agreed to limit borrowings under our former revolving credit facility to an aggregate amount of $130.0 million, limit some of our non-operating activities, adjust the floating base interest rate on our former revolving credit facility to LIBOR plus 3.00% and grant a security interest in all our U.S. accounts receivable and inventory to secure all new borrowings under our former revolving credit facility after the date of the limited waiver.

     On February 28, 2002, we and our lenders executed a limited waiver of certain terms of the credit agreement governing our former revolving credit facility. Under the terms of the waiver, the lenders waived our compliance with certain financial reporting and letter of credit requirements set forth in the credit agreement.

     As of December 31, 2001, we had approximately $103.0 million in outstanding borrowings and off-balance sheet obligations (consisting of standby letters of credit) and approximately $27.0 million in additional borrowing capacity available under our former revolving credit facility. As of December 31, 2000, we had approximately $85.0 million in outstanding borrowings and off-balance sheet obligations (consisting of standby letters of credit) and approximately $115.0 million in additional borrowing capacity available under our former revolving credit facility.

     On March 27, 2002, we obtained new financing agreements to replace our former revolving credit facility. We issued $120 million in principal amount of our Old Notes pursuant to an Indenture, dated as of March 27, 2002, between us and Wachovia Bank, National Association (successor to First Union National
Bank), as Trustee. The Old Notes (i) have interest payment dates of April 1 and October 1 of each year; (ii) are redeemable after the dates and at the prices (expressed in percentages of principal amount on the redemption date), as set forth below:

YEAR                                                           PERCENTAGE
----                                                           ----------
April 1, 2006...............................................    105.250%
April 1, 2007...............................................    102.625%
April 1, 2008 and thereafter................................    100.000%

(iii) are senior unsecured obligations and are senior in right of payment to any of our future subordinated obligations; and (iv) are subject to the terms of the Indenture, which contain certain covenants that limit our ability to incur additional indebtedness, make certain restricted payments and dispose of certain assets.

     We also entered into a new secured revolving credit facility concurrently with the closing of the offering of the Old Notes. The new secured revolving credit facility provides for up to a $37.5 million line of credit dependent on the levels of and secured by our eligible accounts receivable and inventory. The new secured revolving credit facility provides for interest at the Eurodollar rate plus 2.5% or the U.S. base rate plus 1%. Commitment fees on the unused available portion of the facility are 0.5%. The new secured revolving credit facility matures on March 27, 2005. As of March 31, 2002, we had approximately $9.1 million in outstanding borrowings and off-balance sheet obligations (consisting of standby letters of credit) under the new secured revolving credit facility and approximately $28.4 million (subject to a $2.0 million excess availability requirement) in additional borrowing availability thereunder. With our new financing in place and with anticipated cash flow from our continuing operations, we believe that we will be able to satisfy our existing working capital needs, interest obligations and capital expenditure requirements.

     Because we used proceeds from our new long-term financing agreements to refinance the current maturities on our former revolving credit facility, we have reclassified all outstanding borrowings under the former facility as non-current in our consolidated balance sheet as of December 31, 2001. See Note 8 of the Notes to Consolidated Financial Statements.

     We have summarized below our payment obligations under the terms of our existing contracts and commercial commitments as of December 31, 2001:

                                    PAYMENTS DUE OR COMMITMENTS EXPIRING IN PERIOD:
                                -------------------------------------------------------
                                                                     AFTER
                                 2002     2003     2004     2005      2005      TOTAL
                                ------   ------   ------   ------   --------   --------
                                                    (IN THOUSANDS)
Contractual obligations:
  Short-term debt.............  $1,684   $   --   $   --   $   --   $     --   $  1,684
  Long-term debt..............      --       --       --       --    247,906    247,906
  Operating leases............   2,459    2,110    1,573    1,548      2,655     10,345
  Commitments for capital
     expenditures.............   2,306       --       --       --         --      2,306
                                ------   ------   ------   ------   --------   --------
Total contractual
  obligations.................  $6,449   $2,110   $1,573   $1,548   $250,561   $262,241
                                ======   ======   ======   ======   ========   ========
Other commercial commitments:
  Standby letters of credit...  $5,450       --       --       --         --   $  5,450
                                ======   ======   ======   ======   ========   ========

     Capital expenditures for continuing operations were $1.9 million in the first quarter of 2002 as compared to $11.4 million in the first quarter of 2001, primarily due to decreased spending under our capital improvement program, Project 21. Capital expenditures for continuing operations were $27.6 million in 2001, $31.7 million in 2000 and $23.1 million in 1999. We currently expect to spend approximately $15.0 to $17.0 million for capital items in 2002. Our capital expenditures include asset replacement, environmental compliance and asset improvement items.

     Over the period from 1999 to 2000, we purchased 1,395,700 shares of our outstanding common stock in the open market for a total of $22.8 million. The impact on net diluted earnings per share of purchasing the shares, based on the weighted average borrowing rate under our former revolving credit facility and the effective U.S. tax rate of each year, is a favorable per share impact of $0.04 for 2001 and $0.20 for 2000. In 1999, income per diluted common share decreased by an additional $0.09 per share. Under the stock repurchase program approved by our board of directors on April 6, 2000 and extended on February 23, 2001, we were authorized to purchase an additional 820,100 shares of our stock through the period ending March 31, 2002. This stock repurchase program expired and was not renewed.

     The ratio of current assets to current liabilities was 4.2 at March 31, 2002 and 3.3 at April 1, 2001. The ratio of current assets to current liabilities was 3.3 in 2001, 3.1 in 2000 and 3.1 in 1999, in each case calculated as of December 31.

SENIOR NOTES DUE 2008

     In August 1998, we issued $150.0 million in principal amount of our 7 3/8% Senior Notes. Our 7 3/8% Senior Notes were issued pursuant to an indenture, dated as of August 4, 1998, between us and Wachovia Bank, National Association (successor to First Union National Bank), as trustee. We used the net proceeds from the sale of our 7 3/8% Senior Notes to reduce borrowings by approximately $58.0 million under our former revolving credit facility. We used the remaining net proceeds for capital expenditures, working capital and other general corporate purposes. Our 7 3/8% Senior Notes:

     - have interest payment dates on February 1 and August 1 of each year, which commenced February 1, 1999;

     - are redeemable at our option at a redemption price equal to the greater of (a) 100% of the principal amount of our 7 3/8 Senior Notes to be redeemed, or (b) the sum of the present value of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date, discounted to the redemption date on a semi annual basis at the Treasury Rate plus 25 basis points, plus, in each case, accrued interest thereon to the date of redemption;

     - are our senior unsecured obligations and are equal priority in right of payment with any of our existing and future senior unsecured indebtedness;

     - are guaranteed by our subsidiaries, all of which are also guarantors under the Old Notes issued in March 2002;

     - are subject to the terms of the indenture governing our 7 3/8% Senior Notes, which contains certain covenants that limit our ability to incur indebtedness secured by certain liens and to engage in sale/leaseback transactions.

MARKET RISKS

     We are exposed to various market risks, including changes in interest rates, commodity prices and foreign currency rates. Market risk is the potential loss arising from adverse changes in market rates and prices. We do not enter into derivatives or other financial instruments for trading or speculative purposes. In the ordinary course of business, we enter into various types of transactions involving financial instruments to manage and reduce the impact of changes in interest rates, commodity prices and foreign exchange rates.

  INTEREST RATE RISK

     The fair market value of long-term fixed interest rate debt is subject to interest rate risk. Generally, the fair market value of fixed interest rate debt will increase as interest rates fall and decrease as interest rates rise. The estimated fair value of our total long-term fixed interest rate debt as of March 31, 2002 was $249 million, versus a carrying value of $268 million. A 1% increase from prevailing interest rates would result in a decrease in fair value of this debt by approximately $12 million as of March 31, 2002. The estimated fair value of our total long-term fixed interest rate debt as of December 31, 2001 was $127.5 million, as compared to $130.4 million as of December 31, 2000. A 1% increase from prevailing interest rates would result in a decrease in fair value of this debt by approximately $6.1 million as of December 31, 2001 and $7.0 million as of December 31, 2000.

     Conversely, interest rate changes generally do not affect the fair market value of variable rate debt but will impact future earnings and cash flows assuming all other factors are held constant. The annual pretax earnings and cash flow impact resulting from a 1% increase in interest rates based on the amount of outstanding variable interest rate debt and the interest rates in effect as of March 31, 2002 would be approximately $0.1 million. The annual pretax earnings and cash flow impact resulting from a 1% increase in interest rates based on the amount of outstanding variable interest rate debt and the interest rates in effect as of December 31, 2001 would be approximately $1.0 million.

  COMMODITY PRICE RISK

     In connection with the sale of some raw materials, principally copper, we have entered into commodity forward contracts as we deemed appropriate to reduce the risk of price increases with respect to both firm price sale commitments and anticipated sales. These forward contracts are accounted for in accordance with SFAS No. 133 (subsequently amended by SFAS No. 137 and 138), Accounting For Derivative Instruments and Hedging Activities. As of March 31, 2002, we had entered into contracts hedging the raw material requirements for committed and anticipated future sales through December 2003 having a notional value of $37.0 million. The estimated fair value of these outstanding contracts was approximately $2.1 million as of March 31, 2002. A 10% adverse change in commodity prices would decrease the estimated fair value of these outstanding contracts by $3.9 million at March 31, 2002.

     As of December 31, 2001, we had entered into contracts hedging the raw material requirements for committed and anticipated future sales through December 2003 having a notional value of $46.1 million. As of December 31, 2000, we had entered into contracts hedging the raw material requirements for committed and anticipated future sales through December 2001 having a notional value of $32.7 million. The estimated fair value of these outstanding contracts was approximately $3.9 million as of December 31, 2001 and $0.9 million as of December 31, 2000. A 10.0% adverse change in commodity prices would decrease the estimated fair value of these outstanding contracts by $4.2 million and $3.2 million at December 31, 2001 and December 31, 2000, respectively.

     In connection with the purchase of natural gas, we have entered into commodity futures contracts for natural gas to reduce our risk of future price increases. These contracts are accounted for in accordance with SFAS No. 133 and accordingly, realized gains and losses are recognized when the hedged natural gas purchases occur and are recognized in cost of goods sold. Unrealized gains and losses are recognized as a component of other comprehensive income. As of March 31, 2002, we had commodity futures contracts to purchase natural gas for the period May 2002 through December 2002 with a carrying amount of $1.3 million and an unrealized gain of $0.3 million, based on futures prices as of March 31, 2002. The effect of a 10% adverse change in commodity prices as of March 31, 2002 for these futures contracts would result in a potential loss in fair value of approximately $0.2 million.

     As of December 31, 2001, we had commodity futures contracts to purchase natural gas for the period February 2002 through October 2002 with a carrying amount of $1.4 million and an unrealized loss of $0.2 million, based on futures prices as of December 31, 2001. As of December 31, 2000, we had commodity options to purchase natural gas for the period January 2001 through March 2001 with an open position of $0.3 million and an unrealized gain of $0.2 million, based on futures prices as of December 31, 2000. The effect of a 10.0% adverse change in commodity prices as of December 31, 2001 for these futures contracts would result in a potential loss in fair value of approximately $0.1 million.

  FOREIGN CURRENCY RISK

     Some of our operations use foreign exchange forwards to hedge fixed purchase and sales commitments denominated in a foreign currency. Our foreign currency exposures relate primarily to nonfunctional currency assets and liabilities denominated in euros and British pounds.

     We do not enter into forward exchange contracts for trading purposes. Realized gains and losses on the contracts are included in other income and expense. We mitigate the risk that the parties with whom we enter into these over-the-counter agreements will fail to perform by only entering into agreements with major international financial institutions.

     As of March 31, 2002, we had forward exchange contracts outstanding to purchase foreign currency with a notional amount of $1.0 million and to sell foreign currency with a notional amount of $0.8 million. As of March 31, 2002, we had an unrealized gain of $8,800 associated with these forward contracts. The potential loss in fair value for these forward contracts from a hypothetical 10.0% adverse change in quoted foreign currency exchange rates would be approximately $0.2 million.

     As of December 31, 2001, we had forward exchange contracts outstanding to purchase foreign currency with a notional amount of $1.4 million and to sell foreign currency with a notional amount of $1.0 million. As of December 31, 2001, we had an unrealized loss of $9,334 associated with these forward contracts. The potential loss in fair value for these forward contracts from a hypothetical 10.0% adverse change in quoted foreign currency exchange rates would be approximately $0.2 million. As of December 31, 2000, we had forward exchange contracts outstanding to purchase foreign currency with a notional amount of $3.2 million and to sell foreign currency with a notional amount of $1.9 million. As of December 31, 2000, we had an unrealized loss of $16,800 associated with these forward contracts. The potential loss in fair value for these forward contracts from a hypothetical 10.0% adverse change in quoted foreign currency exchange rates would be approximately $0.5 million.

ENVIRONMENTAL

     Our facilities and operations are subject to extensive environmental laws and regulations. During the three months ended March 31, 2002, we spent approximately $0.1 million on environmental matters, which included remediation costs, monitoring costs, and legal and other costs. During the year ended December 31, 2001, we spent approximately $0.4 million on environmental matters, which include remediation costs, monitoring costs and legal and other costs. As of March 31, 2002, we had a reserve of $1.8 million for environmental remediation costs which is reflected in our Condensed Consolidated Balance Sheet. We have approved and intend to spend $0.9 million for capital expenditures relating to environmental matters during 2002. Based on currently available information, we believe that the costs of the environmental matters described below are not reasonably likely to have a material adverse effect on our business, financial condition or results of operations.

  OKLAHOMA CITY, OKLAHOMA

     We are one of a number of Potentially Responsible Parties, commonly referred to as PRPs, named by the United States Environmental Protection Agency, commonly referred to as the EPA, with respect to the soil and groundwater contamination at the Double Eagle Refinery Superfund site in Oklahoma City, Oklahoma. The costs associated with the cleanup of this site will be entirely borne by the PRPs, because the site owner has filed for bankruptcy protection. In March 1993, twenty-three PRPs named with respect to the soil and groundwater contamination of the site, including us, submitted a settlement offer to the EPA. On June 15, 2001, we received a final proposed Administrative Order on Consent from the EPA. On July 30, 2001, we agreed to this order with the EPA and submitted the required documentation. The order provides for each PRP's liability to be limited to a pro rata share of an aggregate amount based on the EPA's worst-case cost scenario to remediate the site. On April 30, 2002 we were notified that the EPA had concluded the matter and we paid a $0.4 million settlement on June 12, 2002, completely satisfying our obligations with regard to this matter.

  DECATUR, ALABAMA

     In 1999, we negotiated a new Consent Order under Section 3008(h) of the Resource Conservation and Recovery Act. This order incorporated the Corrective Measures Study, commonly referred to as the CMS, submitted to the EPA regarding a waste burial site at the Decatur, Alabama facility. The order also included an upgrade to an existing chrome groundwater remediation system. The CMS proposed current monitoring and site maintenance. Part of the ground water contamination plume is underneath a section of property not owned by us. There are monitoring wells and recovery wells on this property. However, these wells have not been activated because the level of contamination currently is below regulated levels. To date, we have not received or been threatened by any claim from the owner of this property. If the owner of this property does make a claim, we could incur additional costs.

     On May 31, 2001, the EPA ordered modifications to the previously approved CMS and operations and maintenance plan to include continued monitoring of the burial site and the development of a contingency plan if contamination is detected. In addition, the EPA requested that we have a deed restriction placed on the burial site area to restrict any future development. We filed a deed restriction on

4.35 acres of the 165 acre manufacturing facility site in February 2002. The cost to us to comply with the CMS, as currently approved, is not expected to have an adverse effect on our business, financial condition or results of operations.

     In July of 2000, we notified the Alabama Department of Environmental Management that we detected low levels of volatile organic compounds and petroleum hydrocarbons in the groundwater at the Decatur, Alabama facility during the expansion of the facility. On June 13, 2001, we received a letter from the department stating that a preliminary assessment would not be conducted until 2002. We expect to further define the extent of any contamination and execute any necessary remedies in conjunction with the department's forthcoming assessment. We may voluntarily institute a pump and treat system in order to remediate the contamination.

     The estimated remaining investigative, monitoring, remedial, legal and other costs related to the environmental matters of our Decatur, Alabama facility are $0.8 million.

  ARDMORE, TENNESSEE

     On December 28, 1995, we entered into a Consent Order and Agreement with the Tennessee Division of Superfund, or Tennessee Division, relating to the Ardmore, Tennessee facility, under which we agreed to conduct a preliminary investigation on whether volatile organic compounds detected in and near the municipal drinking water supply are related to the Ardmore facility and, if necessary, to undertake an appropriate response. That investigation has revealed contamination, including elevated concentrations of volatile organic compounds, in the soil in areas of the Ardmore facility and also has revealed elevated levels of certain volatile organic compounds in the shallow residuum groundwater zone at the Ardmore facility.

     Under the terms of the order, we submitted a Remedial Investigation and Feasibility Study work plan, which was accepted by the Tennessee Division, and we have initiated this work plan. The Tennessee Division approved a Groundwater Assessment Plan as a supplement to the work plan, and additional groundwater sampling to determine the lateral and vertical extent of possible contamination began in July 2000. The data from the groundwater assessment, the subsequent risk assessment and a preliminary review of remedial alternatives completed the work plan portion of the project, which we submitted to the Tennessee Division in April 2002. A CMS will follow the work plan and will recommend any required remediation. On June 13, 2001, we purchased 22 acres immediately north of the Ardmore facility because of the potential migration of ground water contamination to this property. We believe that owning the property will reduce both potential liability and long-term remediation costs. We are proposing to the Tennessee Division that an interim corrective measure be implemented at the facility. The interim measure will consist of a system to extract water and vapors from the areas of highest concentration. The system can be expanded to conduct additional remediation if required. Based on recent testing efforts at the facility and the available information, we preliminarily estimate that it will cost between $0.5 million and $1.6 million to complete the investigation and develop the remediation plans for this site.

     The water currently delivered to residents by the municipality is treated prior to human consumption, and thus does not contain volatile organic compounds above acceptable drinking water standards. We do not know whether the municipality may have delivered untreated water to its water consumers. However, due to dilution with non-contaminated water, which we believe occurs in the operation of the municipal well system, we believe that it is unlikely that any consumer was exposed in the past to volatile organic compounds above acceptable drinking water standards. To date, we have not received or been threatened by any claim from the municipality or its residents with respect to the drinking water.

     A report of a 1995 EPA site inspection of the Ardmore facility recommended further action for the site. We believe, however, that because the Tennessee Division is actively supervising an ongoing investigation of the Ardmore facility, it is unlikely that the EPA will intervene and take additional action. If the EPA should intervene, however, we could incur additional costs for any further investigation or remedial action required.

  GREENVILLE, MISSISSIPPI

     Following our acquisition of the Greenville, Mississippi facility, a preliminary investigation disclosed certain volatile organic compounds in soil and groundwater at the site. We entered into a consent agreement with the Mississippi Department of Environmental Quality on July 15, 1997. We began remediation efforts in the third quarter of 1997 and expected these efforts to last approximately three years. In February 2000, we submitted a report of remediation activities and were granted approval by the Mississippi department to cease active remediation and begin post-closure monitoring. However, there can be no assurance that the department will allow us to permanently discontinue remediation efforts, and operations, maintenance and other expenses of the remediation system may continue for a longer period of time. Through October 3, 1998, applicable costs of testing and remediation required at the Greenville facility had been shared with the former owners of the facility pursuant to the terms of an escrow agreement established at the time the facility was acquired. Subsequent to October 3, 1998, we released the former owners of the facility from liability related to the remediation of the Greenville facility after receiving a $145,000 settlement payment. We estimate the remaining investigative and remedial costs could total $0.1 million under the remediation plan we adopted, but these costs could increase if additional remediation is required.

     In March of 2000, we applied for entry into the Mississippi Brownfield Program for industrial site redevelopment. We have delineated the Brownfield site, prepared and submitted a Brownfields Contingency Monitoring Plan, and are implementing passive remediation at the site. We anticipate long-term monitoring of the site to continue until the concentration of contaminants reach the Mississippi division's target goals.

  ALTOONA, PENNSYLVANIA

     We have entered our Altoona, Pennsylvania facility into the State of Pennsylvania Department of Environmental Protection Act II Program. The Program addresses contamination issues related to closed hazardous waste lagoons and oil contamination of soil at this facility. The hazardous waste lagoons were closed in 1982. The program is a voluntary site remediation program, which allows us to direct the site evaluation and any eventual remediation. Preliminary costs are estimated at $0.2 million to complete the investigation phase of the program. Once the investigation phase is completed, a decision on remediation, if any, will be made. Insufficient information exists at this point to estimate any remediation costs or if remediation will be required. It is our position that the previous owner indemnified us for any liability in the matter, and we are pursuing this indemnification claim with Millennium Chemicals, formerly National Distillers. As of March 31, 2002, we recorded $30,000 in accrued liability for this matter.

     In 1998, we entered into a consent agreement with the municipality with regard to its wastewater discharge limits. We anticipate that we will be able to resolve the violation of the wastewater discharge limits through the use of wastewater discharge credits from the municipality. However, if this method is unsuccessful, we may have to install equipment that is estimated to cost approximately $0.1 million.

LEGAL PROCEEDINGS

     Our facilities and operations are subject to extensive environmental laws and regulations, and we are currently involved in various proceedings relating to environmental matters as described above. We are not involved in any legal proceeding that we believe could have a material adverse effect upon our business, operating results or financial condition.

     In 2001, we became aware of three competition-related investigations involving the copper fittings industry and the copper tube industry. The European Commission initiated an investigation of producers of copper fittings and tubes in the European Union, contending that certain companies participated in mutual agreements and/or common procedures. In addition, the Commission of Competition for Canada issued a court order for the production of records to a number of producers and distributors of copper fittings. We have not been contacted in respect of, or otherwise received any information that would indicate that we are involved in, either of these investigations.

     In the United States, a Grand Jury in the Northern District of Indiana has undertaken an investigation into possible violations of U.S. antitrust laws in the copper fittings industry and the copper tube industry. In March 2001, we received a subpoena for documents in connection with this investigation. We recently completed production of documents we believe are responsive to this subpoena. We understand this to be an industry-wide investigation and that most U.S. manufacturers of copper fittings and most of our competition in the copper tube industry in the United States have also received subpoenas relating to this investigation.

     To our knowledge, no allegations or claims have been made against us and we are neither a target nor the subject of any investigation relating to these matters. With respect to any matters relating to the copper fittings industry, we do not participate in that industry. We believe that our operations, policies and practices are in compliance with the requirements of the U.S. antitrust laws and competition laws in other jurisdictions where we do business. However, we are unable to predict the scope or outcome of the investigations or the extent, if any, to which our business, financial condition or operations may be affected by these matters.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 2001, the Financial Accounting Standards Board issued SFAS No. 142, Goodwill and Other Intangible Assets. This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets. SFAS No. 142 presumes that goodwill has an indefinite useful life and thus should not be amortized but rather tested at least annually for impairment using a lower of cost or fair value approach. Other intangible assets will still be amortized over their useful lives under SFAS No. 142.

     On January 1, 2002 we adopted SFAS No. 142. Accordingly, we ceased amortization of all previously recorded goodwill (approximately $99.8 million as of December 31, 2001) as of that date. We completed the transitional impairment test of goodwill (as of January 1, 2002) required by the new rules during the second quarter of 2002. Based on the results of these tests, the fair value of the tested business units exceeded the carrying value of goodwill and no transitional impairment charge will be recorded. Our adoption of SFAS No. 142 is expected to increase our income from continuing operations by approximately $2.7 million (net of tax) in 2002 due to the elimination of amortization of goodwill.

     In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets that supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and provides a single accounting model for long-lived assets to be disposed of. Although retaining many of the fundamental recognition and measurement provisions of SFAS No. 121, the new rules significantly change the criteria that would have to be met to classify an asset as held-for-sale. The new rules also supersede the provision of Accounting Principle Board, or APB, Opinion No. 30 with regard to reporting the effects of a disposal of a segment of a business and require expected future operating losses from discontinued operations to be displayed in discontinued operations in the periods in which the losses are incurred rather than as of the measurement date as presently required by APB No. 30. In addition, more dispositions will qualify for discontinued operation treatment in the income statement. We adopted SFAS No. 144 in the first quarter of 2002. The adoption of this statement had no significant impact on us.

CHANGE TO SECURITIES AND USE OF PROCEEDS

     On March 1, 2002, the Company redeemed all 20,000 shares of its Cumulative Compounding Redeemable Preferred Stock, par value $1.00 per share (the "Preferred Stock"), held solely by Kerr Worthy Holdings Inc. The Company paid $1.0 million of the redemption price with 116,100 shares of its common stock. The common stock was not registered under the Securities Act of 1933 and was exchanged with the holder of the Preferred Stock under the exemption set forth in Section 3(a)(9) of the Securities Act of 1933. No commission or other remuneration was paid or given for soliciting such exchange.

                                    BUSINESS

OVERVIEW

     We are a world-class quality manufacturer of copper and copper alloy tube, fabricated and metal joining products and copper and copper alloy rod and bar products. We focus on custom-engineered, higher value-added tubular, fabricated and metal joining products which enhance performance and energy efficiency in many applications, including commercial and residential heating, ventilation and air conditioning, refrigeration, home appliances, automotive, industrial equipment, power generation, petrochemicals and chemical processing. We believe that we have the broadest product offering of any North American manufacturer of copper and copper alloy tube, which allows us to offer packaged solutions and pursue cross-selling opportunities. Our technological expertise has helped us to establish strong and long-standing relationships with many of the leading users of higher value-added copper tube in North America and enables us to maintain leading market shares in our most important product and geographic markets.

HISTORY AND STRUCTURE

     We are a Delaware corporation organized in 1987. We are the successor to a business founded in Detroit in 1916. In August 1993, we and certain stockholders engaged in an initial public offering of 6,555,000 shares of common stock and the net proceeds to us were approximately $46.4 million. In September 1995, we completed a secondary public offering of 4,882,700 shares of common stock. No additional shares of common stock were issued by us in conjunction with this secondary stock offering.

     We have expanded our operations through acquisitions and joint ventures over the past five years. In September 1996, we completed the acquisition of Tube Forming, Inc., a manufacturer of value-added copper fabricated products based in Carrollton, Texas, for $34.6 million in cash.

     In May 1998, we acquired a 240,000 square foot welded tube manufacturing facility in Jackson, Tennessee, and the related equipment and technology, from Korea-based Poongsan Corporation, for approximately $35.4 million in cash. In July 1998, we opened our Shanghai, China facility. This 60,000 square foot plant specializes in the manufacture of higher value added copper and copper alloy technical tube.

     In September 2000, we acquired from Engelhard Corporation its joining products business, a leading manufacturer of brazing alloys and fluxes, as well as a supplier of lead-free solder, based in Warwick, Rhode Island, for approximately $41.8 million in cash.

     In December 2001, we completed construction of our 33,000 square foot technical tube manufacturing facility in Esposende, Portugal. We invested approximately $9.0 million to complete the facility, which began commercial production in January 2002.

INDUSTRY

     The industry in which we operate is multi-faceted. Several of our competitors produce tube products of a single type. In contrast, we produce a broad array of products, such as technical tube for large commercial air conditioners used in high-rise buildings, industrial tube and fabricated products used in residential and light commercial air conditioning units, wholesale tube used in commercial and residential construction, and copper and copper alloy tube used in power generation, petrochemical and marine applications. Moreover, our metal joining products are used in almost all of these applications.

COMPETITION

     While no single company competes with us in all of our product lines, we face significant competition in each of our product lines. Cerro Copper Products Co., Inc., Industrias Nacobre S.A. de C.V., Kobe Copper Products Inc.,
Wieland -- Werke AG, Mueller Industries Inc., Olin Corporation, Outokumpu American Brass Company, J.W. Harris Company, Inc. and others compete with us in one or more product lines. Minimal product differentiation among competitors in our wholesale and rod and bar product lines creates a pricing structure that enables customers to differentiate products almost exclusively on price. In these product areas, certain of our competitors have significantly larger market shares than us, and tend to be the industry pricing leaders. If our competitors in these product lines were to significantly reduce prices, our business, operating results or financial condition could be adversely affected.

     We currently face limited competition for certain of our higher value-added commercial products, which have higher margins. Because we compete primarily on the basis of the technical advantages of our commercial products, technical improvements by competitors could reduce our competitive advantage in these product lines and thereby adversely affect our business, operating results or financial condition. We could also be adversely affected if new technologies emerge in the air conditioning, refrigeration or other consumer industries that reduce or eliminate the need for copper and copper alloy tube, fabricated products and metal joining products. Certain of our products, such as plumbing tube, compete with products made of alternative substances, such as polybutylene plastic. A substantial increase in the price of copper could decrease the relative attractiveness of copper products in cases where an alternative exists and thereby adversely affect our business, operating results or financial condition.

PRODUCTS

     We classify our products as commercial products, wholesale products or rod, bar and other products.

  COMMERCIAL PRODUCTS

     Commercial products consist of several types of technically enhanced tube and fabricated products made to customer specifications, as well as our metal joining products. We believe that we are the primary supplier of one or more commercial products to some of the world's largest and best known manufacturers, particularly in the commercial and residential heating, ventilation and air-conditioning, refrigeration and home appliance industries. Our technical tube and fabricated products are custom designed for specific customer applications and manufactured and sold directly to customers. Because of the higher level of added value, profitability tends to be higher for commercial products than for our other products.

     Our commercial products include:

          Industrial Tube. Small (as small as .01") and medium diameter copper tube used primarily by residential air conditioning, appliance and refrigeration equipment manufacturers is known as "industrial" tube. Industrial tube is made to customer specifications for equipment manufacturing. Our industrial tube products include coils in lengths of up to one mile (to permit economical transport to customers for further processing), smooth straight tube, internally enhanced tube with internal surface ridges to increase heat transfer in air conditioning coils, and very small diameter capillary tube (for control valve applications).

          Technical Tube. Technical tube is used to increase heat transfer in large commercial air conditioners, heat exchangers for power generating and chemical processing plants, water heaters, swimming pool and spa heaters and large industrial equipment oil coolers. Small, wedge-like grooves
     (fins) on the outer surface, together with internal enhancements of technical tube, increase surface area and refrigerant agitation, thereby increasing heat transfer efficiency. We were the first to develop integral finned tube, in which the fins are formed directly from the wall of the tube, and we hold patents in this area.

          Copper Alloy Tube. Copper alloy tube (principally copper mixed with nickel) is manufactured for certain severe uses and corrosive environments such as condenser tubes and heat exchangers in power generating plants, chemical plants, refineries and ships. Our copper alloy tube products include smooth and surface enhanced tube produced from a variety of alloys, U-bends for heat exchangers and our patented Korodense(R) corrugated heat transfer tube. Also included in the alloy tube category are surface enhanced titanium and steel tube we produce from smooth tube supplied by outside sources.

          Fabricated Products. Fabricated products encompass a wide variety of copper, copper alloy, steel and aluminum tube products and subassemblies for a number of different applications. Precision drawn tube can be supplied in exact tolerance cut lengths or coils. Specialty fabricated parts, sub-assemblies and components (such as return bends and manifolds) are also produced. Capabilities which include cutting, bending/swaging, end spinning, hole piercing/drilling, specialized coiling and brazing, can be applied to a wide range of products.

          Metal Joining Products. Metal joining products include brazing alloys, fluxes and lead-free solder used in the air conditioning, plumbing, electronic, lighting, shipbuilding, aerospace, general industrial and other metal-joining industries. There are over 2,000 product variations in this Category, marketed under such brand names as Silvaloy(R), Silvabrite(R), Silvabrite 100(R), Black Flux(TM) and Ultra Flux(R).

     Commercial product sales accounted for 76%, 78% and 75% of our sales in 2001, 2000 and 1999, respectively, and 77% of our sales in the first quarter of 2002.

  WHOLESALE PRODUCTS

     Wholesale products consist of plumbing and refrigeration service tube produced in standard sizes and lengths primarily for plumbing, air conditioning and refrigeration service applications. Many major competitors manufacture the most common 3/4" and 1/2" diameter plumbing tube. These products are considered commodity products because price and delivery are the primary competitive factors. Plumbing tube and refrigeration service tube are sold primarily through wholesalers.

     Wholesale product sales accounted for 17%, 16% and 20% of our sales in 2001, 2000 and 1999, respectively, and 16% of our sales in the first quarter of 2002.

  ROD, BAR AND OTHER PRODUCTS

     Rod, bar and other products consist of a broad range of copper and copper alloy solid products, including round, rectangular, hexagonal and specialized shapes. Brass rod and bar are used by industrial equipment and machinery manufacturers for valves, fittings and plumbing goods. Copper bars are used in electrical distribution systems and switch gear. Copper and copper alloy rod and bar products are sold directly to manufacturers and to service centers that keep an inventory of standard sizes. Other products consist of various tube, rod, bar and other items sold by our product distribution facility in The Netherlands.

     Rod, bar and other products accounted for 7%, 6% and 5% of our sales in 2001, 2000 and 1999, respectively, and 7% of our sales in the first quarter of 2002.

SALES AND MARKETING

     We use a sales force augmented by independently contracted sales agents to pursue global sales opportunities. In addition, we employ customer service representatives responsible for responding to customer questions and undertaking or initiating any required customer service response. We believe our sales structure forms a critical link in communicating with our customers. Our sales and marketing employees are particularly important in the higher value-added product segments, in which we often work with customers in their product enhancement and new product development efforts. The sales function is coordinated through key senior executives responsible for our sales and marketing efforts.

     North America. Our sales structure in North America consists of sales officers and managers, field marketing representatives and independent sales agents who are responsible for selling and servicing accounts for the entire product line.

     International. Our overseas export sales are carried out both directly with major overseas customers and through foreign sales agents. We have sales, marketing and business development offices in Apeldoorn, The Netherlands and Hong Kong, China.

     For information concerning the amount of sales, gross profit and certain other financial information about foreign and domestic operations see Note 17 of the Notes to Consolidated Financial Statements.

ENERGY EFFICIENCY AND GOVERNMENTAL REGULATIONS

     We expect that demand for our higher value-added, energy efficient tubes will continue as manufacturers continue to seek ways to produce more energy efficient and lower operating cost units and as existing commercial air conditioners continue to be replaced in response to the ban on production of chlorofluoro-carbons. Government regulations at local, state and federal levels periodically provide various incentives for more energy efficient products, such as air conditioners, refrigerators and similar appliances, which may also increase demand for our products. However, there can be no assurance that this anticipated demand will materialize, or that we will not face increased competition, with an adverse effect on profitability, from other manufacturers in this higher value-added segment.

MARKETS

     Major markets for each of our product lines are set forth below:

PRODUCTS                                    MAJOR MARKETS
--------                                    -------------
Commercial Products
  Technical Tube.........................   Commercial air conditioning
                                            manufacturers, power and process
                                            industry, heat exchanger manufacturers,
                                            water, swimming pool and spa heater
                                            manufacturers and oil cooler
                                            manufacturers.
  Industrial Tube........................   Residential and small commercial air
                                            conditioning manufacturers, appliance
                                            manufacturers, automotive manufacturers,
                                            industrial equipment manufacturers,
                                            refrigeration equipment manufacturers and
                                            redraw mills (which further process the
                                            tube).
  Copper Alloy Tube......................   Utilities and other power generating
                                            companies, refining and chemical
                                            processing companies, heat exchanger
                                            manufacturers and shipbuilders.
  Fabricated Products....................   Commercial and residential air
                                            conditioning manufacturers, refrigeration
                                            manufacturers and consumer appliance
                                            manufacturers. Automotive, controls,
                                            welding, electrical, marine, building and
                                            heating industries.
  Metal Joining Products.................   Residential and commercial air
                                            conditioning manufacturers, plumbing,
                                            electronic, lighting, shipbuilding,
                                            aerospace and other metal-joining
                                            industries.
Wholesale Products.......................   Plumbing wholesalers and refrigeration
                                            service wholesalers.
Rod, Bar and Other Products..............   Electrical equipment and automotive parts
                                            manufacturers, locomotive and other
                                            industrial equipment manufacturers and
                                            metal service centers.

KEY CUSTOMERS

     In 2000 and 2001, our 10 largest customers accounted for approximately 45% and 44%, respectively, of our consolidated net sales. No customer accounted for 10% or more of our consolidated net sales in 2001, 2000 or 1999.

BACKLOG

     A significant part of our sales are based on short-term purchase orders. For this reason, we do not maintain a backlog and we believe that backlog is not necessarily a meaningful indicator of future results. A significant amount of our sales result from customer relationships wherein we provide a high degree of specialized service and generally become the largest supplier of a customer's copper and copper alloy requirements. Under these arrangements, our customers provide forecasts of their requirements, against which purchase orders are periodically released. In several cases we have entered into multi-year arrangements with major customers to continue to serve as the predominant supplier and in many cases the exclusive supplier on a global basis.

MANUFACTURING

     The manufacture of copper and copper alloy tube, fabricated products and metal joining products consists of casting, extruding, drawing, forming and finishing processes. In most cases, the raw material is first cast into a solid cylindrical shape or "billet." The billet is then heated to a high temperature, a hole is pierced through the center of the cylinder, and the cylinder is then extruded under high pressure. The material is either drawn to smaller sizes or reduced on a forging machine and then drawn to smaller sizes. The outside and/or inside surface may be enhanced to achieve the desired heat transfer qualities. Depending on customer needs, bending, shaping, precision cutting, forming, annealing (heating to restore flexibility), coiling or other operations may be required to finish the product.

     Virtually all of our tube products are seamless as opposed to welded tube, with the exception of the tube manufactured at our Jackson, Tennessee location. Welded tube is made from a flat strip that is rolled and welded together at the edges.

RAW MATERIALS, SUPPLIERS AND PRICING

     Our principal raw materials are copper, nickel, zinc, tin and silver. In 2001, we purchased approximately 359 million pounds of metal, approximately 90% of which was copper. We contract for our copper requirements with a variety of sources, including producers, merchants, brokers, dealers and industrial suppliers. Our raw materials are available from a variety of sources, and we do not believe that the loss of any one source would materially affect our business, operating results or financial condition.

     The key elements of our copper procurement and product pricing strategies are the assurance of a stable supply and the avoidance of exposure to metal price fluctuations. The price of copper we purchase is based on fluctuating market prices, usually with the COMEX price as a benchmark. We generally have an "open pricing" option under which we may set the price of all or a portion of the metal subject to a purchase contract at any time up to the last COMEX trading day (usually two days before the end of the month) of the last month in the contract period.

     In the majority of cases, the price of our products to our customers contains two components: (i) a metal charge based on the market value of the metal content on the date of shipment of the product to the customer; and (ii) a fixed fabrication charge. In other cases, we quote a firm price to the customer, which covers both the metal price and the fabrication charge. In either case, we minimize our exposure to metal price fluctuations through various strategies. Generally, at the time the metal price for the customer is established, we either price an equivalent amount of metal under our open pricing arrangements with our suppliers or purchase a copper forward contract for the equivalent amount of metal. It is not our policy to attempt to profit from fluctuations in copper prices by taking commodity risks or speculative commodity positions, and generally our profitability is not affected to a material degree by copper price fluctuations.

RESEARCH AND DEVELOPMENT

     Our research and development efforts are devoted to new product development, new applications and manufacturing process improvements. We engage in new product development efforts with certain of our major customers, as well as universities and government agencies. To further support our advancements in product and process development, we completed construction of our 21,000 square foot Technology Center in Decatur, Alabama in 1998. Our Technology Center supports the engineering and testing of specialized products and enhancement of our custom-engineering processes through which we customize products to the specifications of our customers.

     Our new product development will continue to be concentrated in the heat transfer area. In 2001, we introduced to the marketplace nine new heat transfer products for specific customer use and four new heat transfer products for general use. Additionally, we have jointly participated in several industry, university and government research projects relating to alternative refrigerants and more energy efficient tube for the commercial and residential heating, ventilation and air conditioning, refrigeration, power generation and petrochemical industries. Our research and development expense was $3.7 million in 2001, $3.7 million in 2000 and $3.0 million in 1999. We use our extensive manufacturing facilities and personnel to assist in manufacturing process research and development efforts.

ENVIRONMENTAL MATTERS

     Our facilities and operations are subject to extensive environmental regulations imposed by federal, state, provincial and local authorities in the United States, Canada, China and Portugal with respect to emissions to air, discharges to waterways, and the generation, handling, storage, transportation, treatment and disposal of waste materials. In addition, we have incurred, and in the future may incur, liability under environmental statutes and regulations with respect to the contamination of sites we own or operate (including contamination caused by prior owners and operators of such sites, abutters or other persons) and the off-site disposal of hazardous substances.

     We believe our operations are in substantial compliance with the terms of all applicable environmental laws and regulations as currently interpreted. We utilize an active environmental auditing and evaluation process to facilitate compliance with applicable environmental laws and regulations. However, we expect that future regulations and changes in the text or interpretation of existing regulations may subject our operations to increasingly stringent standards. While the precise effect of these changes on our business cannot be estimated, compliance with such requirements may make it necessary, at costs, which may be substantial, to retrofit existing facilities with additional pollution-control equipment and to undertake new measures in connection with the storage, transportation, treatment and disposal of by-products and wastes.

     As of March 31, 2002, we have a reserve of approximately $1.8 million for environmental remediation costs. The total cost of environmental assessment and remediation depends on a variety of regulatory, technical and factual issues, some of which cannot be anticipated. While we believe that the reserve, under existing laws and regulations, is adequate to cover presently identified environmental remediation liabilities, there can be no assurance that such amount will be adequate to cover the ultimate costs of these liabilities, or the costs of environmental remediation liabilities that may be identified in the future.

EMPLOYEES

     As of March 31, 2002, we had a total of 3,172 employees. None of our employees are represented by a union except for a majority of the hourly employees at the Montreal, Quebec plant, which is unionized and covered by a new collective bargaining agreement that was ratified by unionized employees on June 22, 2002 and formally executed on August 2, 2002. As a whole, we believe our relations with our employees are satisfactory.

PATENTS AND TRADEMARKS

     We own a number of trademarks and patents (in the United States and other jurisdictions) on our products and related manufacturing processes, and we have granted licenses with respect to some of our trademarks and patents. While we believe that our patents and trademarks have competitive value, we do not consider our success as a whole to be primarily dependent on our patents, patent rights or trademarks.

PROPERTIES

  UNITED STATES FACILITIES

     We own and operate each of the U.S. facilities described below, with the exception of our Altoona, Pennsylvania facility that is partially owned and partially leased from a local industrial development agency for $3,500 per year in perpetuity:

                              PROPERTY                            EMPLOYEES AT
                                SIZE      PLANT SIZE      YEAR     MARCH 31,
LOCATION                      (ACRES)    (SQUARE FEET)   OPENED       2002               DESCRIPTION
--------                      --------   -------------   ------   ------------   ----------------------------
Decatur, AL.................    166         620,000       1948         821       Produces a majority of our
                                                                                 copper tube product lines. A
                                                                                 significant portion of
                                                                                 production is industrial and
                                                                                 technical tube. Produces
                                                                                 smooth feedstock tube for
                                                                                 the Ardmore and Booneville
                                                                                 facilities. Also houses a
                                                                                 portion of our corporate
                                                                                 staff.
Shawnee, OK.................     51         309,000       1974         488       Produces a majority of our
                                                                                 copper tube product lines.
                                                                                 Capable of producing
                                                                                 feedstock tube for the
                                                                                 Ardmore, Carrollton and
                                                                                 Booneville facilities.
Jackson, TN.................     36         240,000       1998          66       Produces welded copper
                                                                                 enhanced surface tube. Also
                                                                                 houses a U.S. wholesale
                                                                                 product distribution center.
Altoona, PA.................     32         169,000       1956         266       A redraw facility that
                                                                                 produces higher margin
                                                                                 commercial products such as
                                                                                 capillary tube and specialty
                                                                                 fabricated components.
Carrollton, TX..............      8         165,000       1999         316       A fabrication facility that
                                                                                 produces higher-margin
                                                                                 commercial products such as
                                                                                 specialty fabricated parts,
                                                                                 return bends and manifolds.
Booneville, MS..............     30         152,000       1989         135       Processes feedstock tube
                                                                                 from the Decatur facility
                                                                                 into enhanced surface
                                                                                 industrial tube and
                                                                                 technical copper tube.
Warwick, RI.................      3          70,000       1978         142       Produces brazing alloys and
                                                                                 fluxes.
Ardmore, TN.................      6          68,000       1974          84       A redraw facility that
                                                                                 produces higher-margin
                                                                                 commercial products such as
                                                                                 capillary tube and specialty
                                                                                 fabricated components.

     In addition to the manufacturing facilities described above, we also have a 50,000 square foot facility in Greenville, Mississippi and a 232,000 square foot facility in Roxboro, North Carolina that are not being used for production and are currently being held for sale. Our corporate offices, with 32 employees at

March 31, 2002, are comprised of approximately 15,000 square feet in a leased facility in Huntsville, Alabama.

  CANADIAN FACILITIES

     We own and operate the following Canadian manufacturing facilities:

                              PROPERTY                            EMPLOYEES AT
                                SIZE      PLANT SIZE      YEAR     MARCH 31,
LOCATION                      (ACRES)    (SQUARE FEET)   OPENED       2002               DESCRIPTION
--------                      --------   -------------   ------   ------------   ----------------------------
Montreal, Quebec............     25         424,000       1942         395       Produces plumbing tube and
                                                                                 refrigeration service tube,
                                                                                 copper alloy tube and copper
                                                                                 and copper alloy rod and
                                                                                 bar.
London, Ontario.............     45         195,000       1958         299       Produces plumbing tube,
                                                                                 refrigeration service tube
                                                                                 and industrial tube. Also
                                                                                 houses corporate offices for
                                                                                 Wolverine Tube (Canada) Inc.

  OTHER FACILITIES

     We own a 33,000 square foot technical tube facility in Esposende, Portugal. Our Shanghai, China facility is leased from the Shanghai Waigaoqiao Free Trade Zone 3-U Development Co., Ltd. for a twelve year term. The following table describes our facilities in China and Portugal:

                              PROPERTY                            EMPLOYEES AT
                                SIZE      PLANT SIZE      YEAR     MARCH 31,
LOCATION                      (ACRES)    (SQUARE FEET)   OPENED       2002               DESCRIPTION
--------                      --------   -------------   ------   ------------   ----------------------------
Shanghai, China.............      3          60,000       1998          86       Produces technical copper
                                                                                 tube from feedstock supplied
                                                                                 by local copper tube
                                                                                 manufacturers.
Esposende, Portugal.........      3          33,000       2001          34       Produces technical copper
                                                                                 tube from feedstock supplied
                                                                                 by local copper tube
                                                                                 manufacturers.

     We currently lease minor square footage for a sales office in Hong Kong, China. We also lease a facility in Apeldoorn, The Netherlands, comprised of a 16,000 square foot warehouse and 3,000 square feet of office space. There were eight employees at the Apeldoorn facility at March 31, 2002.

LEGAL PROCEEDINGS

     Our facilities and operations are subject to extensive environmental laws and regulations, and we are currently involved in various proceedings relating to environmental matters as described under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Environmental." We are not involved in any legal proceeding that we believe could have a material adverse effect upon our business, operating results or financial condition.

     In 2001, we became aware of three competition-related investigations involving the copper fittings industry and the copper tube industry. The European Commission initiated an investigation of producers of copper fittings and tubes in the European Union, contending that certain companies participated in mutual agreements and/or common procedures. In addition, the Commission of Competition for Canada issued a court order for the production of records to a number of producers and distributors of copper fittings. We have not been contacted in respect of, or otherwise received any information that would indicate that we are involved in, either of these investigations.

     In the United States, a Grand Jury in the Northern District of Indiana has undertaken an investigation into possible violations of U.S. antitrust laws in the copper fittings industry and the copper tube industry. In March 2001, we received a subpoena for documents in connection with this investigation. We recently completed production of documents we believe are responsive to this subpoena. We understand this to be an industry-wide investigation and that most U.S. manufacturers of copper fittings and most of our competition in the copper tube industry in the United States have also received subpoenas relating to this investigation.

     To our knowledge, no allegations or claims have been made against us and we are neither a target nor the subject of any investigation relating to these matters. With respect to any matters relating to the copper fittings industry, we do not participate in that industry. We believe that our operations, policies and practices are in compliance with the requirements of the U.S. antitrust laws and competition laws in other jurisdictions where we do business. However, we are unable to predict the scope or outcome of the investigations or the extent, if any, to which our business, financial condition or operations may be affected by these matters.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     We sold the Old Notes on March 27, 2002 to the initial purchasers with further distribution permitted only to (i) qualified institutional buyers under Rule 144A under the Securities Act and (ii) persons in offshore transactions in reliance on Regulation S under the Securities Act. In connection with the sale of the Old Notes, we and the initial purchasers entered into a Registration Rights Agreement, dated March 22, 2002, which requires us to file with the SEC the registration statement of which this prospectus is a part within 60 days of the date of the issuance of the Old Notes (the "Issuance Date") with respect to a registered offer to exchange the Old Notes for New Notes, identical in all material respects to the Old Notes except for certain transfer restrictions and registration rights related to the outstanding Old Notes, and to use our reasonable best efforts to cause such registration statement to become effective under the Securities Act within 150 days of March 27, 2002. We will keep the Exchange Offer open for not less than 30 days after the date notice of the Exchange Offer is mailed to the holders. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The Exchange Offer is being made pursuant to the Registration Rights Agreement to satisfy our obligations thereunder.

     Based on SEC staff interpretations contained in several no-action letters regarding similar exchange offers, we believe that, except as described below, the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder of the New Notes (other than any holder which is a broker-dealer or an "affiliate" of Wolverine within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

          (i) you acquired such New Notes in the ordinary course of your business;

          (ii) you have no arrangement or understanding with any person to participate in the distribution of such New Notes; and

          (iii) you are not engaged in, and do not intend to engage in, a distribution of such New Notes.

     By tendering Old Notes for New Notes, you will represent to us that, among other things:

          (i) the New Notes issued in the Exchange Offer are being acquired in the ordinary course of business of the person receiving the New Notes, whether or not such person is the holder;

          (ii) neither you nor any such other person is engaging in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such New Notes within the meaning of the Securities Act;

          (iii) neither you nor any such other person is an affiliate of Wolverine, or if you or such other person is an affiliate of Wolverine, you or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

          (iv) you are not a broker-dealer, or if you are a broker-dealer, that you will receive the New Notes for your own account, you will deliver a prospectus on resale of your New Notes and you acquired your Old Notes as a result of market-making activities or other trading activities.

     In the event that you cannot make the requisite representations to us, you cannot rely on such interpretations by the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of New Notes only as specifically set forth herein.

     As noted above, we base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We have not, however, asked the SEC to consider this particular Exchange Offer in the context of a no-action letter. Therefore, you cannot be sure that the SEC will treat this Exchange Offer in the same way it has treated other exchange offers in the past. If our belief is wrong, you could incur liabilities under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal, we will accept for exchange any and all Old Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date (as defined below). We will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes surrendered pursuant to the Exchange Offer. Old Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the New Notes will be the same as the form and terms of the Old Notes except the New Notes will be registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. The New Notes will evidence the same debt as the Old Notes. The New Notes will be issued under and entitled to the benefits of the Indenture, dated March 27, 2002 among Wolverine Tube, Inc., certain of its subsidiaries and Wachovia Bank, National Association (successor to First Union National Bank), as Trustee, which also authorized the issuance of the Old Notes, such that both series will be treated as a single class of debt securities under the Indenture.

     As of the date of this prospectus, $120 million in aggregate principal amount of the Old Notes is outstanding. This prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Notes. There will be no fixed record date for determining registered holders of Old Notes entitled to participate in the Exchange Offer. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions, as described under "-- Conditions."

     We intend to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder. Old Notes which are not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture and the Registration Rights Agreement.

     We will be deemed to have accepted for exchange properly tendered Old Notes when, as and if we have given oral or written notice thereof to the Exchange Agent and complied with the provisions of the Indenture. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the New Notes from us.

     If you tender Old Notes in the Exchange Offer you will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time on
          , 2002, unless we, in our sole discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. If the Exchange Offer is not completed by October 3, 2002, the interest rate on the Old Notes shall be increased by one quarter of one percent (0.25%) per annum for the first 90-day period immediately following the failure to meet this required deadline and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all such defaults have been cured, up to a maximum additional interest rate of 1.0% per year. We will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the notes.

     If we extend the Exchange Offer, we will notify the Exchange Agent of any extension by oral or written notice and will mail to the holders an announcement thereof, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     We reserve the right, in our sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Notes not previously accepted, if any of the conditions set forth below under "-- Conditions" have not been satisfied, by giving oral or written notice of the delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner which, in our good faith judgment, is advantageous to the holders of the Old Notes, whether before or after any tender of the New Notes. Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the holders. If the Exchange Offer is amended in a manner determined by us to constitute a material change, we will promptly notify holders of the amendment by means of a prospectus supplement that will be distributed to the registered holders, if required by law, and we will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

     Without limiting the manner in which we may choose to make a public announcement of any delay, extension, termination or amendment of the Exchange Offer, we will have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones news service.

INTEREST ON THE NEW NOTES

     The New Notes will bear interest at 10 1/2% per year. Interest on the New Notes will be payable semi-annually, in arrears, on April 1 and October 1 of each year, commencing on October 1, 2002. Interest on the New Notes will accrue from the last interest payment date on which interest was paid on the Old Notes surrendered in exchange therefor or, if no interest has been paid on the Old Notes, from the date of the original issuance of the Old Notes.

CONDITIONS

     We may terminate the Exchange Offer if, prior to the Expiration Date:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in our reasonable judgment, might materially impair our ability to proceed with the Exchange Offer, or

          (b) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the Commission, which, in our reasonable judgment, might materially impair our ability to proceed with the Exchange Offer, or

          (c) any governmental approval has not been obtained, which approval we shall, in our reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If we determine in our reasonable discretion that any of these conditions are not satisfied, we may, no later than the Expiration Date, (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders,
(ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders who tendered such Old Notes to withdraw their tendered Old Notes, or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn.

     The foregoing conditions are for our benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our reasonable discretion prior to the Expiration Date. Our failure at any time to exercise any of our rights shall not be deemed a waiver of any such right, and each such right will be deemed an ongoing right which may be asserted at any time and from time to time.

PROCEDURES FOR TENDERING

  BOOK-ENTRY INTERESTS

     The Old Notes were issued as global securities in fully registered form without interest coupons. Beneficial interests in the global securities, held by direct or indirect participants in DTC, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

     If you hold your Old Notes in the form of book-entry interests and you wish to tender your Old Notes for exchange pursuant to the Exchange Offer, you must transmit to the Exchange Agent on or prior to the Expiration Date either:

          (1) a written or facsimile copy of a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth on the cover page of the Letter of Transmittal; or

          (2) a computer-generated message transmitted by means of DTC's Automated Tender Offer Program system and received by the Exchange Agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the Letter of Transmittal.

     In addition, in order to deliver Old Notes held in the form of book-entry interests:

          (1) a timely confirmation of book-entry transfer of such notes into the Exchange Agent's account at DTC pursuant to the procedure for book-entry transfers described below under "-- Book-Entry Transfer" must be received by the Exchange Agent prior to the Expiration Date; or

          (2) you must comply with the guaranteed delivery procedures described below.

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL FOR YOUR OLD NOTES AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR OLD NOTES TO US. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY, OR NOMINEE TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

  CERTIFICATED OLD NOTES

     Only registered holders of certificated Old Notes, if any, may tender those notes in the Exchange Offer. If your Old Notes are certificated notes and you wish to tender those notes for exchange pursuant to the Exchange Offer, you must transmit to the Exchange Agent on or prior to the Expiration Date a written or facsimile copy of a properly completed and duly executed Letter of Transmittal, including all other required documents, to the address set forth below under "-- Exchange Agent." In addition, in order to validly tender your certificated Old Notes:

          (1) the certificates representing your Old Notes must be received by the Exchange Agent prior to the Expiration Date; or

          (2) you must comply with the guaranteed delivery procedures described below.

  PROCEDURES APPLICABLE TO ALL HOLDERS

     If you tender an Old Note and you do not withdraw the tender prior to the Expiration Date, you will have made an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal.

     If your Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Old Notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the Letter of Transmittal and delivering your Old Notes, either make appropriate arrangements to register ownership of the Old Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless:

          (1) Old Notes tendered in the Exchange Offer are tendered either

             (A) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the holder's Letter of Transmittal or

             (B) for the account of an eligible institution; and

          (2) the box entitled "Special Issuance Instructions" on the Letter of Transmittal has not been completed.

     If signatures on a Letter of Transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a financial institution, which includes most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program.

     If the Letter of Transmittal is signed by a person other than you, your Old Notes must be endorsed or accompanied by a properly completed bond power and signed by you as your name appears on those Old Notes.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, in this instance you must submit with the Letter of Transmittal proper evidence satisfactory to us of their authority to act on your behalf.

     We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered Old Notes. This determination will be final and binding. We reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. Our interpretation of the terms and conditions of the Exchange Offer, including the instructions in the Letter of Transmittal, will be final and binding on all parties.

     You must cure any defects or irregularities in connection with tenders of your Old Notes within the time period we will determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of Old Notes, neither we, the Exchange Agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your Old Notes will be returned to you if:

          (1) you improperly tender your Old Notes;

          (2) you have not cured any defects or irregularities in your tender;
     and

          (3) we have not waived those defects, irregularities or improper tender.

     The Exchange Agent will return your notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the expiration of the Exchange Offer.

     In addition, we reserve the right in our sole discretion to:

          (1) purchase or make offers for, or offer registered notes for, any Old Notes that remain outstanding subsequent to the expiration of the Exchange Offer;

          (2) terminate the Exchange Offer; and

          (3) to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise.

     The terms of any of these purchases or offers could differ from the terms of the Exchange Offer.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange in the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for your Old Notes or a timely book-entry confirmation of your Old Notes into the Exchange Agent's account at DTC, a properly completed and duly executed Letter of Transmittal, or a computer-generated message instead of the Letter of Transmittal, and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than you desire to exchange, the unaccepted or non-exchanged Old Notes, or Old Notes in substitution therefor, will be returned without expense to you. In addition, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described below, the non-exchanged Old Notes will be credited to your account maintained with DTC, as promptly as practicable after the expiration or termination of the Exchange Offer.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

  GUARANTEED DELIVERY PROCEDURES

     If you desire to tender your Old Notes and your Old Notes are not immediately available or one of the situations described in the immediately preceding paragraph occurs, you may tender if:

          (1) you tender through an eligible financial institution;

          (2) on or prior to 5:00 p.m., New York City time, on the Expiration Date, the Exchange Agent receives from an eligible institution a written or facsimile copy of a properly completed and duly executed Letter of Transmittal and Notice of Guaranteed Delivery, substantially in the form provided by us; and

          (3) the certificates for all certificated Old Notes, in proper form for transfer, or a book-entry confirmation, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be sent by facsimile transmission, mail or hand delivery. The Notice of Guaranteed Delivery must set forth:

          (1) your name and address;

          (2) the amount of Old Notes you are tendering; and

          (3) a statement that your tender is being made by the Notice of Guaranteed Delivery and that you guarantee that within three New York Stock Exchange trading days after the execution of the Notice of Guaranteed Delivery, the eligible institution will deliver the following documents to the Exchange Agent:

             (A) the certificates for all certificated Old Notes being tendered, in proper form for transfer or a book-entry confirmation of tender;

             (B) a written or facsimile copy of the Letter of Transmittal, or a book-entry confirmation instead of the Letter of Transmittal; and

             (C) any other documents required by the Letter of Transmittal.

BOOK-ENTRY TRANSFER

     The Exchange Agent will establish an account with respect to the book-entry interests at DTC for purposes of the Exchange Offer promptly after the date of this prospectus. You must deliver your book-entry interest by book-entry transfer to the applicable account maintained by the Exchange Agent at DTC. Any financial institution that is a participant in DTC's systems may make book-entry delivery of book-entry interests by causing DTC to transfer the book-entry interests into the Exchange Agent's applicable account at DTC in accordance with DTC's procedures for transfer.

     If one of the following situations occur:

          (1) you cannot deliver a book-entry confirmation of book-entry delivery of your book-entry interests into the Exchange Agent's applicable account at DTC; or

          (2) you cannot deliver all other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date,

then you must tender your book-entry interests according to the guaranteed delivery procedures discussed above.

WITHDRAWAL RIGHTS

     You may withdraw tenders of your Old Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For your withdrawal to be effective, the Exchange Agent must receive a written or facsimile transmission notice of withdrawal at its address set forth below under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

     The notice of withdrawal must:

          (1) state your name;

          (2) identify the specific Old Notes to be withdrawn, including the certificate number or numbers, if any, and the principal amount of withdrawn notes;

          (3) be signed by you in the same manner as you signed the Letter of Transmittal when you tendered your Old Notes, including any required signature guarantees or be accompanied by documents of transfer sufficient for the Exchange Agent to register the transfer of the Old Notes into your name; and

          (4) specify the name in which the Old Notes are to be registered, if different from yours.

     We will determine all questions regarding the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. Any Old Notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to you without cost as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering" above at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date.

EXCHANGE AGENT

     Wachovia Bank, National Association has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                               By Hand Delivery:
                      Wachovia Bank, National Association
                        12 East 49th Street, 37th Floor
                            New York, New York 10017

             By Registered or Certified Mail or Overnight Delivery:
                      Wachovia Bank, National Association
                          Customer Information Center
                           Corporate Trust Operations
                        1525 West W.T. Harris Boulevard
                                  3C3, NC 1153
                        Charlotte, North Carolina 28262
                               Attn: Marsha Rice

                                 By Facsimile:
                                 (704) 590-7628

                 For Information or Confirmation by Telephone:
                                 (704) 590-7413

FEES AND EXPENSES

     We will pay the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone, facsimile or in person by officers and our regular employees and our affiliates.

     We have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. However, we will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

     We will pay the cash expenses to be incurred in connection with the Exchange Offer, which we estimate to be approximately $105,000 in the aggregate. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

     We will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any transfer taxes (whether imposed on the holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend on the Old Notes and in the Indenture as a result of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities law. Accordingly, the Old Notes may be resold only (i) to us (upon redemption thereof or otherwise), (ii) pursuant to an effective registration statement under the Securities Act, (iii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, or (iv) pursuant to another available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. We do not currently anticipate that we will register under the Securities Act the resale of any Old Notes that remain outstanding after consummation of the Exchange Offer. However, generally, (i) if any initial purchaser so requests with respect to Old Notes not eligible to be exchanged for New Notes in the Exchange Offer and held by it following consummation of the Exchange Offer or (ii) if any holder of Old Notes is not eligible to participate in the Exchange Offer or, in the case of any holder of Old Notes that participates in the Exchange Offer, does not receive freely tradeable New Notes in exchange for Old Notes, we are obligated to file a registration statement on the appropriate form under the Securities Act relating to the Old Notes held by such persons.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize a gain or loss for accounting purposes. The expenses of the Exchange Offer will be amortized over the term of the New Notes.

                        DESCRIPTION OF OTHER OBLIGATIONS

     In this description, "we," "us," "our company" and "our" refer only to Wolverine Tube, Inc., and not to any of our subsidiaries.

SENIOR NOTES DUE 2008

     In August 1998, we issued $150.0 million in principal amount of 7 3/8% Senior Notes due August 1, 2008. The 7 3/8% Senior Notes were issued pursuant to an indenture, dated as of August 4, 1998, between us and Wachovia Bank, National Association (successor to First Union National Bank) as Trustee. The net proceeds from the sale of the 7 3/8% Senior Notes were applied to reduce borrowings by approximately $58.0 million under our revolving credit facility. Of the remaining net proceeds, we used the remainder for capital expenditures, working capital and other general corporate purposes. The 7 3/8% Senior Notes
(i) have interest payment dates on February 1 and August 1 of each year, which commenced on February 1, 1999; (ii) are redeemable at our option at a redemption price equal to the greater of (a) 100% of the principal amount of the 7 3/8% Senior Notes to be redeemed, or (b) the sum of the present value of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date, discounted to the redemption date on a semiannual basis at the Treasury Rate plus 25 basis points, plus, in each case, accrued interest thereon to the date of redemption; (iii) are senior unsecured obligations of our company and are pari passu in right of payment with any existing and future senior unsecured indebtedness, including borrowings under our existing revolving credit facility and the New Notes; (iv) are guaranteed by certain of our subsidiaries; and (v) are subject to the terms of the indenture, which contains certain covenants that limit our ability to incur indebtedness secured by certain liens and to engage in sale/leaseback transactions.

     At December 31, 2001 and March 31, 2002, we had outstanding $150.0 million aggregate principal amount of the 7 3/8% Senior Notes.

NEW SECURED REVOLVING CREDIT FACILITY

     Concurrently with the sale of the Old Notes on March 27, 2002, we entered into a three-year $37.5 million secured revolving credit facility with Wachovia Bank, National Association, under which our U.S. subsidiaries and certain of our Canadian subsidiaries are co-borrowers. The $37.5 million aggregate amount available under our new secured revolving credit facility includes a $7.5 million sublimit for standby letters of credit, a $7.5 million sublimit for advances to our Canadian subsidiaries and a requirement that we maintain $2.0 million of ongoing excess availability. The $7.5 million sublimit for advances to our Canadian subsidiaries has a 364-day term. On March 27, 2002, we used the net proceeds from the sale of the Old Notes to repay and terminate our former revolving credit facility outstanding at that time and to cash collateralize approximately $4.4 million in letters of credit issued under the former revolving credit facility. As of March 31, 2002, we have $28.4 million available to us under our new secured revolving credit facility, and this amount is available to fund our ongoing working capital and general corporate needs, including capital expenditures.

     The obligations under our new secured revolving credit facility are secured by a first and only priority security interest in and lien on all of our U.S. and Canadian accounts receivable and inventory and those of our U.S. and Canadian subsidiaries and a pledge of 65% of the stock of certain of our foreign subsidiaries. In addition, the $7.5 million sublimit for advances to our Canadian subsidiaries is guaranteed by us and our U.S. subsidiaries.

     Our new secured revolving credit facility matures on March 27, 2005, and all amounts we borrow will be due on that date. The $7.5 million sublimit for advances to our Canadian subsidiaries will mature 364 days from March 27, 2002, and all amounts borrowed under the sublimit will be due on that date. At any time before the maturity of our new secured revolving credit facility, we may draw, repay and reborrow amounts available under the borrowing base. Generally, the borrowing base will equal the sum of:

     - 85% of our eligible accounts receivable (excluding certain accounts that pose elevated credit risks), plus

     - the lesser of 60% of our eligible raw material and finished goods inventory (excluding certain supply parts and work in process) and $17.5 million.

     Wachovia may establish reserve requirements, and the reserve requirements and eligibility standards may be adjusted, during the term of our new secured revolving credit facility.

     Borrowings under our new secured revolving credit facility accrue interest, at our option, at either (i) the greater of the prime rate, base rate or an equivalent rate of interest plus 1.0%, or (ii) the eurodollar rate plus 2.5%. In addition, we have paid and will pay fees and expenses based on available borrowing, available letters of credit (issuance fees) and administrative and legal costs.

     Our new secured revolving credit facility includes covenants restricting our activities, including limitations on dividends and other payments, liens, negative pledges, investments, incurrence of debt, mergers, acquisitions, asset sales, affiliate transactions, redemption of our 7 3/8% Senior Notes and redemption of the Old Notes and the New Notes. Our new secured revolving credit facility contains certain financial and operating covenants, including limitations on total debt, cash flow requirements, capital expenditure limitations and a $2.0 million excess availability requirement ongoing throughout the term of our new secured revolving credit facility.

     Under the terms of a covenant in our new secured revolving credit facility, we and our subsidiaries are generally prohibited from incurring any indebtedness except for:

      (a) indebtedness arising under the new secured revolving credit facility;

      (b) indebtedness existing as of March 27, 2002;

      (c) indebtedness in respect of current accounts payable and accrued expenses incurred in the ordinary course of business;

      (d) up to $2.5 million in purchase money indebtedness incurred to finance the purchase of fixed assets;

      (e) unsecured intercompany indebtedness among us and our subsidiaries that are parties to the new revolving credit facility (collectively, the "credit parties," and each individually a "credit party");

      (f) guarantees by one credit party of another credit party's permitted indebtedness;

      (g) up to $150 million in aggregate principal amount of our 7 3/8% Senior Notes;

     (h) up to $120 million in aggregate principal amount of the Old Notes and the New Notes;

      (i) indebtedness in respect of existing letters of credit;

      (j) indebtedness of our non-credit party subsidiaries to credit parties, up to an aggregate of $5.0 million; and

      (k) up to $5.0 million in unsecured indebtedness so long as (i) no default exists immediately before or after this additional indebtedness is incurred, (ii) we and our borrower subsidiaries are in compliance with the financial covenants under the new secured revolving credit facility, and (iii) the documentation evidencing this additional indebtedness does not contain covenants that are more restrictive than the covenants under the new secured revolving credit facility.


     As of June 30, 2002, the maximum amount of additional unsecured indebtedness we and our subsidiaries could incur under clause (k) above was approximately $5.0 million.

                          DESCRIPTION OF THE NEW NOTES

     Wolverine Tube, Inc. will issue the New Notes under an Indenture (the "Indenture") between itself, the Subsidiary Guarantors and Wachovia Bank, National Association (successor to First Union National Bank), as Trustee. This Indenture also governs the Old Notes. The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except for transfer restrictions under the Securities Act relating to the outstanding Old Notes, and in the case of both Old Notes and New Notes include those terms stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

     Certain terms used in this description are defined under the subheading
"-- Certain Definitions." In this description, the word "Company" refers only to Wolverine Tube, Inc. and not to any of its subsidiaries.

     The following description is only a summary of the material provisions of the Indenture and the New Notes. We urge you to read the Indenture because it, not this description, defines your rights as Holders of the New Notes. A copy of the Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part.

     For purposes of this "Description of the New Notes" section, we have assumed that all Old Notes will be exchanged for New Notes in the Exchange Offer. However, if any Old Notes remain outstanding after the Exchange Offer, the Old Notes and New Notes will be treated as a single class for all purposes under the Indenture, including calculating percentages and determining rights respecting waivers, amendments, voting, redemptions, offers to purchase (including the amount and manner of selection of New Notes and Old Notes to be purchased) and ranking as to payment. Thus, references in this "Description of the New Notes" section to New Notes also include any Old Notes that are not exchanged in the Exchange Offer.

BRIEF DESCRIPTION OF THE NEW NOTES

     The New Notes:

     - are unsecured senior obligations of the Company;

     - are senior in right of payment to any future Subordinated Obligations of the Company; and

     - are guaranteed by each Subsidiary Guarantor.

PRINCIPAL, MATURITY AND INTEREST

     The Company will issue the New Notes with a maximum aggregate principal amount of $120.0 million. The Company will issue the New Notes in denominations of $1,000 and any integral multiple of $1,000. The New Notes will mature on April 1, 2009.

     Interest on the New Notes will accrue at the rate of 10 1/2% per annum and will be payable semiannually in arrears on April 1 and October 1 of each year, commencing on October 1, 2002. We will make each interest payment to the Holders of record of the New Notes on the immediately preceding March 15 and September
15. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

     Interest on the New Notes will accrue from the last interest payment date on which interest was paid on the Old Notes surrendered in exchange therefor or, if no interest has been paid on the Old Notes, from the date of the original issuance of the Old Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Additional interest may accrue on the New Notes in certain circumstances pursuant to the Registration Rights Agreement. See "The Exchange
Offer -- Expiration Date; Extensions; Amendments."

OPTIONAL REDEMPTION

     Except as set forth below, we will not be entitled to redeem the New Notes prior to their maturity. On and after April 1, 2006, we will be entitled at our option to redeem all or a portion of the New Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the related record date to receive interest due on the relevant interest payment date), if redeemed during the 12 month period commencing on April 1 of the years set forth below:

                                                               REDEMPTION
PERIOD                                                           PRICE
------                                                         ----------
2006........................................................    105.250%
2007........................................................    102.625
2008 and thereafter.........................................    100.000%

     Prior to April 1, 2005, we may at our option on one or more occasions redeem New Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the New Notes originally issued at a redemption price (expressed as a percentage of principal amount) of 110.50%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings; provided, however, that

          (1) at least 65% of such aggregate principal amount of New Notes remains outstanding immediately after the occurrence of each such redemption (other than New Notes held, directly or indirectly, by the Company or its Affiliates); and

          (2) each such redemption occurs within 60 days after the date of the related Public Equity Offering.

SELECTION AND NOTICE OF REDEMPTION

     If we are redeeming less than all the New Notes at any time, the Trustee will select New Notes on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

     We will redeem New Notes of $1,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of New Notes to be redeemed at its registered address.

     If any New Note is to be redeemed in part only, the notice of redemption that relates to that New Note will state the portion of the principal amount thereof to be redeemed. We will issue a replacement note in a principal amount equal to the unredeemed portion of the original note in the name of the Holder thereof upon cancellation of the original note. New Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on New Notes or portions of them called for redemption.

MANDATORY REDEMPTION; OFFERS TO PURCHASE; OPEN MARKET PURCHASES

     We are not required to make any mandatory redemption or sinking fund payments with respect to the New Notes. However, under certain circumstances, we may be required to offer to purchase New Notes as described under the captions "-- Change of Control" and "Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock." We may at any time and from time to time purchase New Notes in the open market or otherwise.

GUARANTIES

     The Subsidiary Guarantors will jointly and severally guarantee, on a senior unsecured basis, our obligations under the New Notes. The obligations of each Subsidiary Guarantor under its Subsidiary Guaranty will be limited as necessary to prevent that Subsidiary Guaranty from constituting a fraudulent conveyance under applicable law. See "Risk Factors -- Our subsidiary guarantees could be deemed to be fraudulent conveyances."

     Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty will be entitled upon payment in full of all guarantied obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

     If a Subsidiary Guaranty were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guaranty could be reduced to zero. See "Risk Factors -- Our subsidiary guarantees could be deemed to be fraudulent conveyances."

     The Subsidiary Guaranty of a Subsidiary Guarantor will be released:

          (1) upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor;

          (2) upon the sale or other disposition of all or substantially all the assets of a Subsidiary Guarantor; or

          (3) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary;

in each case as permitted by the Indenture and in each case described in clauses
(1) and (2), such sale or other disposition is to a Person other than to the Company or an Affiliate of the Company.

RANKING

  SENIOR INDEBTEDNESS VERSUS NEW NOTES

     The indebtedness evidenced by the New Notes and the Subsidiary Guaranties will be unsecured and will rank pari passu in right of payment to the Senior Indebtedness of the Company and the Subsidiary Guarantors, as the case may be. The New Notes will be guaranteed by the Subsidiary Guarantors.


     As of June 30, 2002:



          (1) the Company's Senior Indebtedness was approximately $271.1 million, none of which was secured indebtedness; and



          (2) the Senior Indebtedness of the Subsidiary Guarantors was approximately $268.4 million. Virtually all of the Senior Indebtedness of the Subsidiary Guarantors consists of their respective guaranties of Senior Indebtedness of the Company under the Credit Agreement and with respect to the Old Notes and the Existing Notes.


     The New Notes will be unsecured obligations of the Company. Secured indebtedness and other secured obligations of the Company (including obligations with respect to the Credit Agreement) will be effectively senior to the New Notes to the extent of the value of the assets securing such debt or other obligations.

     We have not issued, nor do we have any arrangements to issue, any significant indebtedness to which the New Notes would be senior.

  LIABILITIES OF SUBSIDIARIES VERSUS NEW NOTES

     A substantial portion of our operations are conducted through our subsidiaries. Some of our subsidiaries are not guaranteeing the New Notes. Claims of creditors of such non-guarantor subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by such non-guarantor subsidiaries, and claims of preferred stockholders of such non-guarantor subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor subsidiaries over the claims of our creditors, including Holders of the New Notes. Accordingly, the New Notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of our non-guarantor subsidiaries.

     The total liabilities of our subsidiaries (other than the Subsidiary Guarantors) were approximately $37.2 million at December 31, 2001 and $31.9 million at March 31, 2002, including trade payables. Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of our subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See "-- Certain Covenants -- Limitation on Indebtedness."

CHANGE OF CONTROL

     Upon the occurrence of any of the following events (each a "Change of Control"), each Holder shall have the right to require that the Company repurchase such Holder's New Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

          (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

          (2) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of the majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

          (3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

          (4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person, other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the New Notes and a Subsidiary of the transferor of such assets.

     Within 30 days following any Change of Control, we will mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

          (1) that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder's New Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (2) the circumstances and relevant facts regarding such Change of Control;

          (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (4) the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its New Notes purchased.

     We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all New Notes validly tendered and not withdrawn under such Change of Control Offer.

     We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of New Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

     The Change of Control purchase feature of the New Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the initial purchasers of the Old Notes. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under "-- Certain Covenants -- Limitation on Indebtedness," "-- Limitation on Liens" and "-- Limitation on Sale/Leaseback Transactions." Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the New Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the New Notes protection in the event of a highly leveraged transaction.

     In the event a Change of Control occurs at a time when we are prohibited from purchasing New Notes, we may seek the consent of our lenders to the purchase of New Notes or may attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we will remain prohibited from purchasing New Notes. In such case, our failure to offer to purchase New Notes would constitute a Default under the Indenture, which would, in turn, constitute a default under the Credit Agreement.

     Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the Holders of their right to require us to repurchase the New Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the Holders of New Notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

     The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of New Notes may require the Company to make an offer to repurchase the New Notes as described above.

     The provisions under the Indenture relating to our obligation to make an offer to repurchase the New Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the New Notes.

CERTAIN COVENANTS

     The Indenture contains covenants including, among others, the following:

  LIMITATION ON INDEBTEDNESS

          (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and its Subsidiary Guarantors will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio would be greater than 2.25 to 1.

          (b) Notwithstanding the foregoing paragraph (a), the Company and any Restricted Subsidiary will be entitled to Incur any or all of the following
     Indebtedness:

             (1) Indebtedness Incurred by the Company or any Restricted Subsidiary pursuant to the Credit Agreement; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed $50.0 million;

             (2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the New Notes;

             (3) the Old Notes and the New Notes;

             (4) the Existing Notes and any other Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

             (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary (or the assets and liabilities comprising such Subsidiary on such date) was acquired by the Company or any Restricted Subsidiary (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired (or such assets and liabilities were acquired) by the Company or any Restricted Subsidiary); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this covenant;

             (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4) or (5) or this clause (6);

             (7) Hedging Obligations entered into in the ordinary course of business to hedge risks with respect to the Company's or a Restricted Subsidiary's interest rate, currency, natural gas or commodity exposure and not for speculative purposes;

             (8) obligations in respect of performance, bid, appeal or surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

             (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of its Incurrence;

             (10) Guarantees by the Company or any Restricted Subsidiary of any Indebtedness of the Company or any Restricted Subsidiary permitted to be Incurred pursuant to paragraph (a) or pursuant to this paragraph (b);

             (11) Indebtedness of Foreign Restricted Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of Foreign Restricted Subsidiaries Incurred pursuant to this clause (11) and then outstanding, does not exceed $10.0 million; and

             (12) Indebtedness of the Company or of any of its Restricted Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (11) above or paragraph
        (a)) does not exceed $15.0 million.

          (c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor will Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the New Notes or the applicable Subsidiary Guaranty to at least the same extent as such Subordinated Obligations.

          (d) For purposes of determining compliance with this covenant:

             (1) any indebtedness outstanding under the Credit Agreement after the application of the net proceeds from the sale of the Old Notes will be treated as Incurred on the Issue Date under clause (1) of paragraph
        (b) above;

             (2) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses; and

             (3) the Company will be entitled to (i) divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above and (ii) in the case of Indebtedness Incurred pursuant to clause
        (1), (11) or (12) of paragraph (b) above, from time to time reclassify items of such Indebtedness; provided, however, that the amount and type of such reclassified Indebtedness (or any portion thereof) will be required to be included in one of clauses (1), (11) or (12) of paragraph
        (b) above.

          (e) Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that may be Incurred pursuant to any clause of this covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to fluctuations in the exchange rates of currencies.

Notwithstanding the Company's ability to incur additional indebtedness permitted under this Indenture covenant, the covenant contained in the Credit Agreement governing the Company's ability to incur additional indebtedness is more restrictive than the Indenture covenant described above in that it generally prohibits the Company from incurring any additional indebtedness, subject to limited exceptions. See "Description of Other Obligations -- New Secured Revolving Credit Facility."

LIMITATION ON RESTRICTED PAYMENTS

          (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted
     Payment:

             (1) a Default shall have occurred and be continuing (or would result therefrom);

             (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness;" or

             (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

                (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from January 1, 2002 to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

                (B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Issue Date; plus

                (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

                (D) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

          (b) The preceding provisions will not prohibit:

             (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and
        (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3) (B) of paragraph (a) above;

             (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to the covenant described under "-- Limitation on Indebtedness;" provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

             (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

             (4) so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition or retirement for value of Capital Stock of the Company held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries), upon death, disability, retirement, severance or termination of employment, or in order to satisfy tax withholding obligations of such persons upon the exercise of options or the vesting of performance shares, or pursuant to any agreement under which such Capital Stock was issued; provided, however, that the aggregate cash consideration paid therefor does not exceed an aggregate amount of $1.0 million in any year, with any unused amounts in any year up to a cumulative maximum amount of $2.0 million being available in any year; provided further, however, that such purchases will be excluded from the calculation of the amount of Restricted Payments;

             (5) the acquisition in open-market purchases of Capital Stock of the Company for matching contributions to employee stock purchase and deferred compensation plans in the ordinary course of business; provided, however, that such purchases, to the extent the related Capital Stock is actually contributed to such plans, will be excluded in the calculation of the amount of Restricted Payments;

             (6) repurchases by the Company of Capital Stock of the Company deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from the calculation of the amount of Restricted Payments;

             (7) the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations, or fractional shares arising out of business combinations; provided, however, that such purchases will be included in the calculation of the amount of Restricted Payments;

             (8) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Wolverine Ratcliffs, Inc. not owned by the Company or any Restricted Subsidiary as of the Issue Date; provided, however, that the amount of such purchase, redemption or other acquisition or retirement individually or in the aggregate, that exceeds CDN$2.0 million shall be deemed to be prohibited by paragraph (a) above; provided further, however, that such repurchase, redemption, acquisition or retirement will be excluded from the calculation of the amount of Restricted Payments;

             (9) payments made by the Company as a result of dissenters' rights related to a merger involving the Company; provided, however, that as a result of such merger, the Company has made a Change of Control Offer under the covenant described under "-- Change of Control" to the extent required by, and in accordance with, the provisions of such covenant and any New Notes tendered in connection therewith have been purchased; provided further, however, that any such payments will be excluded from the calculation of the amount of such Restricted Payments; and

             (10) other Restricted Payments subsequent to the Issue Date in an aggregate amount not to exceed $5.0 million; provided, however, that such Restricted Payments will be excluded from the calculation of the amount of Restricted Payments.

  LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES

     The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company,
(b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

          (1) any encumbrance or restriction existing on the Issue Date, including pursuant to the Credit Agreement;

          (2) any encumbrance or restriction with respect to any Person existing on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Company or any Restricted Subsidiary) and outstanding on such date;

          (3) any encumbrance or restriction that extends, renews, refinances or replaces any encumbrances or restrictions referred to in clause (1) or (2) of this covenant or this clause (3); provided, however, that the encumbrances and restrictions in such extensions, renewals, refinancings or replacements are no less favorable, taken as a whole, to the New Noteholders than the encumbrances and restrictions being extended, renewed, refinanced or replaced;

          (4) any encumbrance or restriction imposed pursuant to an agreement entered into for the sale or disposition of assets permitted by the covenant described under "-- Limitation on Sale of Assets;" provided, however, that such encumbrance or restriction applies only to the assets that are the subject of such agreement;

          (5) provisions in agreements for Permitted Joint Ventures with respect to the disposition or distribution of assets or property of such Permitted Joint Venture;

          (6) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder,

          (7) any encumbrance or restriction existing under or by reason of applicable law;

          (8) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages; and

          (9) any Liens securing Indebtedness otherwise permitted to be Incurred under the covenant described under the sub-heading "-- Limitation on Liens" that limit the right of the debtor to dispose of the assets subject to such Liens.

 LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK

     (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

          (1) the Company or such Restricted Subsidiary receives consideration at least equal to the fair market value of the shares and assets subject to such Asset Disposition;

          (2) other than with respect to Designated Assets, at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Temporary Cash Investments; and

          (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

             (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

             (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire, construct or invest in, or improve or repair (but only to the extent that such improvement or repair has a fair market value equal to or greater than $500,000 and is accounted for in the Company's balance sheet under the caption "property, plant and equipment") Additional Assets that will constitute part of or be used in the business of the Company or a Restricted Subsidiary within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

             (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the Holders of the New Notes (and to holders of other Senior Indebtedness of the Company designated by the Company) to purchase New Notes (and such other Senior Indebtedness of the Company) pursuant to and subject to the conditions contained in the Indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and, in respect of Indebtedness other than Indebtedness Incurred pursuant to paragraph (b) (1) of the covenant described under "-- Limitation on Indebtedness," shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

     Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $7.5 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

     For the purposes of this covenant, the following are deemed to be cash or Temporary Cash Investments:

          (1) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

          (2) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee to the extent converted within 90 days by the Company or such Restricted Subsidiary into cash or Temporary Cash Investments.

     (b) In the event of an Asset Disposition that requires the purchase of New Notes (and other Senior Indebtedness of the Company) pursuant to clause
(a)(3)(C) above, the Company will purchase New Notes tendered pursuant to an offer by the Company for the New Notes (and such other Senior Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the New Notes will be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase New Notes (and other Senior Indebtedness of the Company) pursuant to this covenant until the 45th day after the first day of a calendar month in which the Net Available Cash available therefor totals at least $5.0 million (with lesser amounts being carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition, except as provided in the next sentence). Upon completion of such an offer to purchase, Net Available Cash will be deemed to be reduced by the aggregate amount of such offer.

     (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of New Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

     In the event of an Asset Disposition that requires the purchase of New Notes pursuant to clause (a)(3)(C) above, at a time when we are prohibited by the Credit Agreement from purchasing New Notes, we may seek the consent of our lenders to the purchase of New Notes or may attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we will remain prohibited from purchasing New Notes. In such case, our failure to offer to purchase New Notes would constitute a Default under the Indenture, which would, in turn, constitute a default under the Credit Agreement.

 LIMITATION ON AFFILIATE TRANSACTIONS

     (a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

          (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

          (2) if such Affiliate Transaction involves an amount in excess of $2.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

          (3) if such Affiliate Transaction involves an amount in excess of $7.5 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction (i) is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or (ii) is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

     (b) The provisions of the preceding paragraph (a) will not prohibit:

          (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to the covenant described under "-- Limitation on Restricted Payments;"

          (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

          (3) loans or advances to employees but in any event not to exceed $2.0 million in the aggregate outstanding at any one time;

          (4) the payment of reasonable and customary directors' fees, indemnification and similar arrangements, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or any Restricted Subsidiary entered into in the ordinary course of business;

          (5) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

          (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company; and

          (7) financial advisory, investment banking, commercial banking, corporate trust and similar financial services provided by Wachovia Corporation, or any of its affiliates, for which customary fees and commissions are paid.

 LIMITATION ON LINE OF BUSINESS

     The Company will not, and will not permit any Restricted Subsidiary, to engage in any business other than a Related Business.

 LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

     The Company

          (1) will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary), and

          (2) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than to the Company or a Wholly Owned Subsidiary), unless

             (A) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary;

             (B) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto is treated as a new Investment by the Company and such Investment would be permitted to be made under the covenant described under "-- Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition; or

             (C) in the case of a Restricted Subsidiary created or acquired by the Company or any Restricted Subsidiary after the Issue Date, immediately after giving effect to such issuance, sale or other disposition of Capital Stock, such Restricted Subsidiary would continue to be a Restricted Subsidiary; provided, however, that for purposes of this clause (C), a Restricted Subsidiary will not be deemed to have been created or acquired after the Issue Date if, as of the date of such issuance, sale or other disposition, such Restricted Subsidiary owns all, or any substantial portion, of the assets (other than cash and Temporary Cash Investments) owned on the Issue Date by one or more Restricted Subsidiaries.

 LIMITATION ON LIENS

     The Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness for borrowed money secured by any Lien on any property or asset now owned or hereafter acquired by the Company or such Subsidiary without making effective provision whereby any and all New Notes then or thereafter outstanding will be secured by a Lien equally and ratably with any and all other obligations thereby secured for so long as any such obligations shall be so secured.

     The foregoing restriction does not, however, apply to:

          (a) Liens existing on the date on which the New Notes are originally issued or provided for under the terms of agreements existing on such date;

          (b) Liens on property securing (i) all or any portion of the cost of acquiring, constructing, altering, improving or repairing any property or assets, real or personal, or improvements used or to be used in connection with such property or (ii) Indebtedness incurred by the Company or any Subsidiary Guarantor prior to or within one year after the later of the acquisition, the completion of construction, alteration, improvement or repair or the commencement of commercial operation of such property, which Indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon;

          (c) Liens securing Indebtedness owed by a Subsidiary Guarantor to the Company or to any other Subsidiary Guarantor;

          (d) Liens on the property of any Subsidiary Guarantor existing at the time such Person becomes a Subsidiary and not incurred as a result of (or in connection with or in anticipation of) such Person becoming a Subsidiary; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of the Restricted Subsidiaries other than the property encumbered at the time such Person becomes a Subsidiary and do not secure Indebtedness with a principal amount in excess of the principal amount outstanding at such time;

          (e) Liens on any property securing (i) Indebtedness incurred in connection with the construction, installation of financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or (ii) Indebtedness issued or guaranteed by the United States or any State thereof or any department, agency or instrumentality of either;

          (f) Liens on any property of the Company or any Subsidiary Guarantor in favor of governmental bodies;

          (g) Liens to secure taxes not yet due or which are being contested in good faith by the Company or a Subsidiary Guarantor;

          (h) Liens extending, renewing, refinancing or replacing (or successive extensions, renewals, refinancing or replacements of) any Lien, in whole or in part, of any type permitted under the foregoing clauses (a) through (g) above, provided that such Lien extends to or covers only the property that is subject to the Lien being extended, renewed, refinanced or replaced and that the principal amount of the Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal, refinancing or replacement; or

          (i) Liens (exclusive of any Lien of any type otherwise permitted under clauses (a) through (h) above) securing Indebtedness for borrowed money of the Company or any Subsidiary Guarantor in an aggregate principal amount which, together with the aggregate amount of Attributable Indebtedness deemed to be outstanding in respect of all Sale/Leaseback Transactions entered into pursuant to clause (a) of the covenant described under "-- Limitation of Sale/Leaseback Transactions" below (exclusive of any such Sale/Leaseback Transactions otherwise permitted under clauses (a) through
     (h) above), does not at the time such Indebtedness is incurred exceed the greater of $50.0 million and 10% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending at least 45 days prior thereto.

     Any Lien created for the benefit of the Holders of the New Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien.

 LIMITATION ON SALE/LEASEBACK TRANSACTIONS

     The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/ Leaseback Transaction with any Person (other than the Company or a Subsidiary Guarantor) unless:

          (a) the Company or such Subsidiary would be entitled to incur Indebtedness, in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, secured by a Lien on the property subject to such Sale/Leaseback Transaction pursuant to the covenant described under "-- Limitation on Liens" above without equally and ratably securing the New Notes pursuant to such covenant;

          (b) after the date on which the New Notes are originally issued and within a period commencing six months prior to the consummation of such Sale/Leaseback Transaction and ending six months after the consummation thereof, the Company or such Subsidiary shall have expended for property used or to be used in the ordinary course of business of the Company and its Subsidiary Guarantors an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction and the Company shall have elected to designate such amount as a credit against such Sale/Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (c) below); or

          (c) the Company, during the 12-month period after the effective date of such Sale/Leaseback Transaction, shall have applied to the voluntary defeasance or retirement of New Notes or any Pari Passu Indebtedness an amount equal to

             (i) the greater of the net proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction and the fair value, as determined by the Board of Directors of the Company, of such property at the time of entering into such Sale/Leaseback Transaction (in either case adjusted to reflect the remaining term of the lease and any amount expended by the Company as set forth in clause (b) above), less

             (ii) an amount equal to the principal amount of New Notes and Pari Passu Indebtedness voluntarily defeased or retired by the Company within such 12-month period and not designated as a credit against any other Sale/Leaseback Transaction entered into by the Company or any Subsidiary during such period.

 MERGER AND CONSOLIDATION

     The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

          (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, all the obligations of the Company under the New Notes and the Indenture;

          (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness;"

          (4) immediately after giving pro forma effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

          (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture;

provided, however, that clauses (3) and (4) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company principally for the purpose and with the principal effect of reincorporating the Company in another jurisdiction and not for evading the foregoing limitations.

     For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the New Notes.

     The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

          (1) except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock" in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

          (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

          (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the Indenture.

  FUTURE GUARANTORS

     The Company will cause each domestic Restricted Subsidiary that Incurs any Indebtedness in an aggregate principal amount equal to or greater than $250,000 or that Incurs any Indebtedness consisting of a Guarantee of Indebtedness with respect to the Credit Agreement or the Existing Notes to, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the New Notes on the same terms and conditions as those set forth in the Indenture.

SEC REPORTS

     Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (to the extent that the SEC will accept such filing) and provide the Trustee and New Noteholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections.

     At any time that any of the Company's Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "-- Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

     In addition, the Company will furnish to the holders of the Old Notes and to prospective investors, upon the requests of such holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Old Notes are not freely transferable under the Securities Act.

DEFAULTS

     Each of the following is an Event of Default:

          (1) a default in the payment of interest on the New Notes when due, continued for 30 days;

          (2) a default in the payment of principal of any New Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

          (3) the failure by the Company to comply with its obligations under "-- Certain Covenants -- Merger and Consolidation" above;

          (4) the failure by the Company to comply for 30 days after notice with any of its obligations in the covenants described above under "-- Change of Control" (other than a failure to purchase New Notes) or under "-- Certain Covenants," "-- Limitation on Indebtedness," "-- Limitation on Restricted Payments," "-- Limitation on Restrictions on Distributions from Restricted Subsidiaries,"

     "-- Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase New Notes), "-- Limitation on Affiliate Transactions," "-- Limitation on Line of Business," "-- Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries," "-- Limitation on Liens,"
     "-- Limitation on Sale/Leaseback Transactions," "-- Future Guarantors" or "-- SEC Reports;"

          (5) the failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture;

          (6) the occurrence of any default which results in the acceleration of the maturity of any Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $10.0 million or more individually or, taken together with all other such Indebtedness that has been so accelerated, in the aggregate; or any default shall occur in the payment of any principal or interest in respect of any Indebtedness of the Company or any Significant Subsidiary having an outstanding principal of $10.0 million or more individually or, taken together with all other such Indebtedness with respect to which any such payment has not been made, in the aggregate and such default shall be continuing for a period of 30 days without the Company or such Subsidiary, as the case may be, effecting a cure of such default (the "cross acceleration provision");

          (7) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the "bankruptcy provisions");

          (8) a judgment or order is rendered against the Company or any Significant Subsidiary, which requires the payment in money by the Company or any Significant Subsidiary either individually or in the aggregate, of an amount (to the extent not covered by insurance) in excess of $10.0 million and such judgment or order remains unsatisfied, undischarged, unvacated, unbonded and unstayed for 30 days (the "judgment default provision"); or

          (9) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

However, a default under clauses (4) and (5) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding New Notes notify the Company of the default in writing and the Company does not cure such default within the time specified in such clauses after receipt of such notice.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding New Notes may declare the principal of and accrued but unpaid interest on all the New Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the New Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding New Notes may rescind any such acceleration with respect to the New Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the New Notes unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a New Note may pursue any remedy with respect to the Indenture or the New Notes unless:

          (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

          (2) Holders of at least 25% in principal amount of the outstanding New Notes have requested the Trustee to pursue the remedy;

          (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

          (5) Holders of a majority in principal amount of the outstanding New Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding New Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

     If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each Holder of the New Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any New Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers determines that withholding notice is not opposed to the interest of the Holders of the New Notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the New Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the New Notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the New Notes then outstanding. However, without the consent of each Holder of an outstanding New Notes affected thereby, an amendment or waiver may not, among other things:

          (1) reduce the amount of New Notes whose Holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest on any New Note;

          (3) reduce the principal of or extend the Stated Maturity of any New Note;

          (4) reduce the amount payable upon the redemption of any New Note or change the time at which any New Note may be redeemed as described under "--Optional Redemption" above;

          (5) make any New Note payable in money other than that stated in the New Note;

          (6) impair the right of any Holder of the New Notes to receive payment of principal of and interest on such Holder's New Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's New Notes;

          (7) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions;

          (8) make any change in the ranking or priority of any New Note that would adversely affect the New Noteholders; or

          (9) make any change in any Subsidiary Guaranty that would adversely affect the New Noteholders.

     Notwithstanding the preceding, without the consent of any Holder of the New Notes, the Company, the Subsidiary Guarantors and Trustee may amend the
Indenture:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to provide for the assumption by a successor corporation of the obligations of the Company or the Subsidiary Guarantors under the Indenture;

          (3) to provide for uncertificated New Notes in addition to or in place of certificated New Notes (provided that the uncertificated New Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated New Notes are described in Section 163(f) (2) (B) of the Code);

          (4) to add guarantees with respect to the New Notes, including any Subsidiary Guaranties, or to secure the New Notes;

          (5) to add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the Holders of the New Notes or to surrender any right or power conferred upon the Company or a Subsidiary Guarantor;

          (6) to make any change that does not adversely affect the rights of any Holder of the New Notes; or

          (7) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

     The consent of the Holders of the New Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, we are required to mail to Holders of the New Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the New Notes, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER

     The New Notes will be issued in registered form and will be transferable only upon the surrender of the New Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

DEFEASANCE

     At any time, we may terminate all our obligations under the New Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the New Notes, to replace mutilated, destroyed, lost or stolen New Notes and to maintain a registrar and paying agent in respect of the New Notes.

     In addition, at any time we may terminate our obligations under "-- Change of Control" and under the covenants described under "-- Certain Covenants" (other than the covenant described under "-- Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "-- Defaults" above and the limitations contained in clauses (3) and (4) of the first paragraph under "-- Certain Covenants -- Merger and Consolidation" above ("covenant defeasance").

     We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the New Notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the New Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries) or (8) under "-- Defaults" above or because of the failure of the Company to comply with clause (3) or (4) of the first paragraph under "-- Certain
Covenants -- Merger and Consolidation" above. If we exercise our legal defeasance option or our covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guaranty.

     In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the New Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders of the New Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

     Wachovia Bank, National Association (successor to First Union National
Bank) is the Trustee under the Indenture as well as the Exchange Agent for the Exchange Offer. We have appointed the Trustee as Registrar and Paying Agent with regard to the New Notes.

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

     The Holders of a majority in principal amount of the outstanding New Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of New Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor will have any liability for any obligations of the Company or any Subsidiary Guarantor under the New Notes, any Subsidiary Guaranty or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the New Notes by accepting a New Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the New Notes. Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

GOVERNING LAW

     The Indenture and the New Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     "Additional Assets" means:

          (1) any property, plant or equipment used in a Related Business;

          (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

          (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "-- Certain Covenants -- Limitation on Restricted Payments," "-- Certain Covenants -- Limitation on Affiliate Transactions" and "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner (other than a Person that would then be eligible pursuant to Rule 13d-1(g) under the Exchange Act to file a Schedule 13G under the Exchange Act with respect to its ownership interest in the Company) of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

          (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

          (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

          (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary other than, in the case of clauses (1), (2) and (3) above,

             (A) a disposition between or among the Company and its Restricted Subsidiaries;

             (B) for purposes of the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only,
        (x) a disposition that constitutes a Restricted Payment permitted by the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments" or a Permitted Investment, (y) a transaction that is permitted by the covenant described under "-- Certain
        Covenants -- Merger and Consolidation" and (z) a transaction that constitutes a Sale/Leaseback Transaction permitted by the covenant described under "-- Certain Covenants -- Limitation on Sale/Leaseback Transactions;"

             (C) a disposition of assets with a fair market value of less than $500,000;

             (D) the disposition by the Company or any Restricted Subsidiary of
        (i) inventory and other assets acquired or produced and held for sale or resale in the ordinary course of business (including inventory that is no longer useful in the conduct of the Company's or its Subsidiaries' businesses), (ii) obsolete, damaged or worn out personal property that is no longer useful in the ordinary course of business or (iii) rights granted to others pursuant to leases, subleases or licenses in the ordinary course of business;

             (E) any disposition of Capital Stock or assets of an Unrestricted Subsidiary; and

             (F) any disposition of the Capital Stock or assets of Wolverine Ratcliffs, Inc. in existence on the Issue Date.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

     "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

          (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

          (2) the sum of all such payments.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under "-- Certain Covenants -- Limitations on Liens," a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commodity Agreement" means any commodity or raw material futures contract, commodity or raw materials option, or any other agreement designed to protect against or manage exposure to fluctuations in commodity or raw material prices, including silver leasing arrangements entered into for such purposes.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of (i) the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination or (ii) if quarterly financial information is available for the immediately preceding fiscal quarter and such financial information is included in the reports filed or delivered pursuant to the covenant described under the sub-heading "-- Certain Covenants -- SEC

Reports," the most recent four consecutive fiscal quarters, to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

          (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

          (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

          (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

          (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if less, a remaining term equal to the remaining term of the Indebtedness).

     "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating:

          (1) all intercompany items between the Company and any Restricted Subsidiary; and

          (2) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

          (1) interest expense attributable to capital leases (which interest shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP) and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

          (2) amortization of debt discount and debt issuance cost;

          (3) capitalized interest;

          (4) non-cash interest expense;

          (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (6) net payments pursuant to obligations under Interest Rate Agreements and, to the extent Currency Agreements relate to Indebtedness or Interest Rate Agreements, Currency Agreements;

          (7) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company); provided, however, that such dividends will be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the Chief Financial Officer of the Company in good faith);

          (8) interest incurred in connection with Investments in discontinued operations;

          (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

          (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

     "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

          (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

             (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

             (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

          (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (3) any net income of any Restricted Subsidiary if payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company is not permitted by the terms of its charter or by-laws or any other agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to such Restricted Subsidiary, except that:

             (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

             (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (4) any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (5) extraordinary gains or losses; and

          (6) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

     "Consolidated Net Tangible Assets" means as of any particular time the aggregate amount of assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under GAAP) after deducting therefrom:

          (a) all current liabilities except for (i) notes and loans payable,
     (ii) current maturities of long-term debt, and (iii) current maturities of obligations under capital leases; and

          (b) all deferred debt issuance costs, goodwill, patents, and other like intangibles,

all as set forth on the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with GAAP.

     "Consolidated Net Worth" means, at any time of determination, the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of (i) the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made or (ii) if quarterly financial information is available for the immediately preceding fiscal quarter and such financial information is included in the reports filed or delivered pursuant to the covenant described under the sub-heading "-- Certain Covenants -- SEC Reports," the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made, as the sum of:

          (1) the par or stated value of all outstanding Capital Stock of the Company plus

          (2) paid-in capital or capital surplus relating to such Capital Stock plus

          (3) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

     "Credit Agreement" means the Credit Agreement entered into on March 27, 2002 by and among the Company, certain of its Subsidiaries, the lenders referred to therein, Wachovia Bank, as Administrative Agent, Congress Financial Corporation (Canada), as Canadian Agent, and First Union Securities, Inc. d/b/a Wachovia Securities, as Sole Lead Arranger and Book Manager, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented, replaced (by one or more credit facilities, debt instruments or related document) or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) increasing the amount of, extending the maturity of or Refinancing such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement designed to protect against or manage exposure to fluctuations in currency values.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Assets" means the property, plant and equipment constituting the assets held for sale, as represented on the consolidated balance sheet of the Company dated as of December 31, 2001.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

          (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

          (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

          (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the New Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the New Notes shall not constitute Disqualified Stock if:

          (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the New Notes and described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" and "-- Certain Covenants -- Change of Control;" and

          (2) any such requirement only becomes operative after compliance with such terms applicable to the New Notes, including the purchase of any New Notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified

Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

     "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

          (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

          (2) Consolidated Interest Expense;

          (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period); and

          (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interest) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

     "Existing Notes" means the Company's 7 3/8% senior notes due 2008 issued under an indenture dated as of August 4, 1998 among the Company, the guarantors named therein and Wachovia Bank, National Association (successor to First Union National Bank), as trustee.

     "Foreign Restricted Subsidiary" means any Restricted Subsidiary not incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

          (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

          (2) statements and pronouncements of the Financial Accounting Standards Board; and

          (3) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

          (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the New Notes on the terms provided for in the Indenture.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Commodity Agreement, Natural Gas Agreement or Currency Agreement.

     "Holder" or "New Noteholder" means the Person in whose name a New Note is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with "-- Certain Covenants -- Limitation on Indebtedness:"

          (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

          (2) the accrual or capitalization of interest;

          (3) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument, or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

          (4) the obligation to pay a premium in respect of indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness;

will not be deemed to be the Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

          (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

          (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

          (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Capital Stock of such Person or any Subsidiary of such Person or that are determined by the value of such Capital Stock, the principal amount of such Capital Stock to be determined in accordance with the Indenture;

          (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

          (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

     The amount of Indebtedness of any Person at any date shall be (A) the outstanding balance at such date of all unconditional obligations as described above, (B) the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date, and (C) in the case of any Indebtedness consisting of Hedging Obligations, the net amount payable if the related Interest Rate Agreement, Commodity Agreement, Natural Gas Agreement or Currency Agreement were terminated at that time; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

     "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

     "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other financial agreement or arrangement designed to protect against or manage exposure to fluctuations in interest rates.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers or suppliers in the ordinary course of business that are recorded as accounts receivable, endorsements for collection or deposits arising in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

     For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "-- Certain
Covenants -- Limitation on Restricted Payments:"

          (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Issue Date" means March 27, 2002.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

     "Lenders" has the meaning specified in the Credit Agreement.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Natural Gas Agreement" means any natural gas purchase or hedging agreement, future contract or option, or any other agreement designed to protect against or manage exposure to fluctuations in natural gas prices.

     "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

          (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred in connection with such Asset Disposition, (including fees and expenses of counsel, investment bankers, consultants and accountants), and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

          (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

          (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

          (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition.

     "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Pari Passu Indebtedness" means any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be subordinated in right of payment to the New Notes.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

          (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

          (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

          (3) cash and Temporary Cash Investments;

          (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (6) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary;

          (7) stock, obligations or securities received in compromise or settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

          (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "-- Certain
     Covenants -- Limitation on Sales of Assets and Subsidiary Stock;"

          (9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

          (11) any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under the covenant described under "-- Certain Covenants -- Limitation on Indebtedness;"

          (12) any Person to the extent such Investments consist of the Company or a Restricted Subsidiary funding a qualified or non-qualified benefit plan for employees of the Company and the Restricted Subsidiaries;

          (13) Persons to the extent such Investments are in existence on the Issue Date; and

          (14) Unrestricted Subsidiaries and Permitted Joint Ventures (in addition to Investments permitted by clauses (1) through (13) of this definition) in an aggregate amount not to exceed $10.0 million at any time.

     "Permitted Joint Venture" means any joint venture between the Company or any Restricted Subsidiary and any other Person, regardless of legal form and whether or not such joint venture is a Subsidiary of the Company or any Restricted Subsidiary, entered into for the purpose of constructing, acquiring, owning or operating facilities engaged in a Related Business outside of the United States of America.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "principal" of a New Note means the principal of the New Note plus the premium, if any, payable on the New Note which is due or overdue or is to become due at the relevant time.

     "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

          (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the date that is the earlier of the Stated Maturity of the Indebtedness being Refinanced and the first anniversary of the Stated Maturity of the New Notes;

          (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

          (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Registration Rights Agreement" means the Registration Rights Agreement dated March 22, 2002, among the Company, the Subsidiary Guarantors identified therein, Credit Suisse First Boston Corporation and First Union Securities, Inc.

     "Related Business" means any business in which the Company was engaged on the Issue Date and any business related, ancillary or complementary to any business of the Company.

     "Restricted Payment" with respect to any Person means:

          (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

          (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

          (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

          (4) the making of any Investment (other than a Permitted Investment) in any Person.

     "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company, for a period of more than three years, of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Subsidiary to such Person in contemplation of such leasing.

     "SEC" means the U.S. Securities and Exchange Commission.

     "Securities Act" means the U.S. Securities Act of 1933, as amended.

     "Senior Indebtedness" means with respect to any Person:

          (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

          (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above;

unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the New Notes or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

          (1) any obligation of such Person to any Subsidiary;

          (2) any liability for Federal, state, local or other taxes owed or owing by such Person;

          (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

          (4) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

          (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the New Notes or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

     "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

          (1) such Person;

          (2) such Person and one or more Subsidiaries of such Person; or

          (3) one or more Subsidiaries of such Person.

     "Subsidiary Guarantor" means TF Investor, Inc., Tube Forming, L.P., Wolverine Finance Company, Wolverine China Investments, LLC, STPC Holding, Inc., Small Tube Manufacturing Corporation, Wolverine Joining Technologies, Inc. and Tube Forming Holdings, Inc. and each other Subsidiary of the Company that executes the Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the New Notes pursuant to the terms of the Indenture.

     "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the New Notes.

     "Temporary Cash Investments" means any of the following:

          (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

          (2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof and overnight bank deposits, in each case with or issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A-2" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

          (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

          (4) investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of

     "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group; and

          (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A-2" by Standard & Poor's Ratings Group or "P-2" by Moody's Investors Service, Inc.

     "Trustee" means Wachovia Bank, National Association (successor to First Union National Bank) until a successor replaces it and, thereafter, means the successor.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the Issue Date.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Unrestricted Subsidiary" means:

          (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

          (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Restricted Subsidiary; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments."

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "-- Certain
Covenants -- Limitation on Indebtedness" and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

BOOK-ENTRY, DELIVERY AND FORM

  GENERAL

     The New Notes initially will be issued in the form of one or more fully registered notes in global form (the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case for credit to the accounts of institutions that have accounts with DTC or its nominee (the "DTC participants") and to the accounts of institutions that have accounts with Euroclear or its nominee participants (the "Euroclear participants" and, collectively with the DTC participants, the "participants"). Each of DTC and Euroclear is referred to herein as a "Book Entry Facility." Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interest in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by a Book Entry Facility or its nominee (with respect to participants interests) for such Global Notes or by participants or persons that hold interests through participants (with respect to beneficial interests of persons other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Notes.

     So long as DTC, or its nominee, is the registered holder of the Global Notes, DTC or such nominee, as the case may be, will be considered the sole legal owner and holder of such notes represented by such Global Notes for all purposes under the Indenture and the New Notes. Except as set forth below, owners of beneficial interests in the Global Notes will not be entitled to have such Global Notes or any notes represented thereby registered in their names, will not receive or be entitled to receive physical delivery or certificated notes in exchange therefor and will not be considered to be the owners or holders of such Global Notes or any notes represented thereby for any purpose under the New Notes or the Indenture. We understand that under existing industry practice, in the event an owner of a beneficial interest in a Global Notes desires to take any action that DTC, as the holder of such Global Notes, is entitled to take, DTC would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Any payment of principal or interest due on the New Notes on any interest payment date or at maturity will be made available by us to the Trustee by such date. As soon as possible thereafter, the Trustee will make such payments to DTC or its nominee, as the case may be, as the registered owner of the Global Notes representing such notes in accordance with existing arrangements between the Trustee and the depositary.

     We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of the Global Notes will credit immediately the accounts of the related participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Notes as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     None of us, the Trustee or any payment agent for the Global Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for other aspects of the relationship between the depositary and its participants or the relationship between such participants and the owners of beneficial interests in the Global Notes owning through such participants.

     Because of time zone differences, the securities account of a Euroclear participant purchasing an interest in a Global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear participant, during the securities settlement processing day (which must be a business day for Euroclear) immediately following the DTC settlement date. Cash received in Euroclear as a result of sales of interests in a Global Note by or through a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear cash account only as of the business day following settlement in DTC.

     As long as the New Notes are represented by a Global Note, DTC's nominee will be the holder of such notes and therefore will be the only entity that can exercise a right to repayment or repurchase of such notes. See "Description of the New Notes -- Change of Control" and "-- Certain Covenants --

Limitation on Sales of Assets and Subsidiary Stock." Notice by participants or by owners of beneficial interests in the Global Notes held through such participants of the exercise of the option to elect repayment of beneficial interests in notes represented by the Global Note must be transmitted to the relevant Book Entry Facility in accordance with its procedures on a form required by the relevant Book Entry Facility and provided to participants. In order to ensure that DTC's nominee will timely exercise a right to repayment with respect to a particular note, the beneficial owner of such note must instruct the broker or other participant to exercise a right to repayment. Different firms have cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC. We will not be liable for any delay in delivery of notices of the exercise of the option to elect repayment.

     Unless and until exchanged in whole or in part for notes in definitive form in accordance with the terms of the New Notes, the Global Notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of each successor.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of a Book Entry Facility, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us or the Trustee will have any responsibility for the performance by a Book Entry Facility or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. We and the Trustee may conclusively rely on, and shall be protected in relying on, instructions from a Book Entry Facility for all purposes.

 CERTIFICATED NOTES

     The Global Notes shall be exchangeable for corresponding notes in certificated fully registered form ("certificated notes") registered in the name of persons other than DTC or its nominee only if (A) DTC (i) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (ii) at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (B) there shall have occurred and be continuing an Event of Default (as defined in the Indenture) with respect to the applicable notes or (C) we execute and deliver to the Trustee an order that the Global Notes shall be so exchangeable. Any certificated notes will be issued only in fully registered form, and shall be issued without coupons in denominations of $1,000 and integral multiples thereof. Any certificated notes so issued will be registered in such names and in such denominations as DTC shall request.

 THE CLEARING SYSTEM

     DTC has advised us as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

                MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of the material U.S. federal income tax considerations relevant to the exchange of Old Notes for New Notes pursuant to the Exchange Offer and the sale, exchange, redemption, retirement at maturity or other taxable disposition of an Old Note or New Note. This discussion is based upon currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly on a retroactive basis. There can be no assurance that the Internal Revenue Service will not take positions contrary to those taken in this discussion, and no ruling from the Internal Revenue Service has been or will be sought. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to holders of notes in light of their individual circumstances, nor does it address the U.S. federal income tax considerations that may be relevant to holders subject to special rules, including, for example, banks and other financial institutions, insurance companies, tax-exempt entities, dealers in securities or foreign currencies, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, certain former citizens or former long-term residents of the United States, hybrid entities, persons holding the notes as part of a hedging or conversion transaction or a straddle, or holders that are U.S. persons, as defined by the Code, that have a functional currency other than the U.S. dollar.

     Beneficial owners of notes are urged to consult their own tax advisors as to the particular U.S. federal income tax law consequences to them of exchanging Old Notes for New Notes, as well as the tax consequences under state, local, foreign, and other tax laws, and the possible effects of changes in tax laws.

     We believe that the exchange of Old Notes for New Notes pursuant to the Exchange Offer will not be treated as an "exchange" for U.S. federal income tax purposes. Consequently, we believe that a holder that exchanges Old Notes for New Notes pursuant to the Exchange Offer will not recognize taxable gain or loss on such exchange, such holder's adjusted tax basis in the New Notes will be the same as its adjusted tax basis in the Old Notes exchanged therefore immediately before such exchange, and such holder's holding period for the New Notes will include the holding period for the Old Notes exchanged therefor. There will be no U.S. federal income tax consequences to holders that do not exchange their Old Notes pursuant to the Exchange Offer.

     Upon the sale, exchange, redemption, retirement at maturity, or other taxable disposition of an Old Note or New Note, a holder that is a U.S. person, as defined by the Code, generally will recognize taxable gain or loss equal to the difference between the sum of cash plus the fair market value of other property received on such disposition, except to the extent such cash or property is attributable to accrued but unpaid interest, and the holder's adjusted tax basis in the note. If the notes are redeemed, the redemption price will be the holder's amount realized for purposes of determining gain or loss on the disposition of the notes. See "Description of the New Notes -- Optional Redemption" above.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account as a result of the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the Expiration Date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In
addition, until           , 2002, all dealers effecting transactions in the New
Notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account as a result of the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any of these resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any of these broker-dealers or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that it received for its own account as a result of the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any of these resales of New Notes and any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to this Exchange Offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the New Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the New Notes offered hereby will be passed upon for us by Balch & Bingham LLP, Birmingham, Alabama, relying on the opinion of Dewey Ballantine LLP, New York, New York, with respect to matters of New York law.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule at December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, as set forth in their report appearing elsewhere herein. We have included our financial statements and schedule in this prospectus and elsewhere in the Registration Statement of which this prospectus is a part in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement on Form S-4 under the Securities Act to register the New Notes offered hereby. This prospectus does not contain all of the information that you can find in the registration statement, as permitted by the rules and regulations of the SEC. As a result, statements in this prospectus concerning the contents of any contract or other document are not necessarily complete.

You should read the full text of any contract or document filed as an exhibit to the registration statement for a more complete understanding of the contract or document or matter involved.

     While any Old Notes remain outstanding, we will make available, upon request, to any holder of notes the information required pursuant to Rule 144(d)(4) under the Securities Act of 1933 during any period in which we are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934. Any such request should be directed to our Director of Investor Relations and Communications.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The Exchange Act file number for our SEC filings is 001-12164. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We file information electronically with the SEC. Our SEC filings are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. Our common stock is listed on the New York Stock Exchange under the symbol "WLV." You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

      Condensed Consolidated Financial Statements of Wolverine Tube, Inc.
              as of and for the three months ended March 31, 2002

Condensed Consolidated Statements of Income
  (unaudited) -- for the three month periods ended March 31,
  2002 and April 1, 2001....................................    F-2
Condensed Consolidated Balance Sheets--March 31, 2002 and
  December 31, 2001.........................................    F-3
Condensed Consolidated Statements of Cash Flows
  (unaudited)--three month periods ended March 31, 2002 and
  April 1, 2001.............................................    F-4
Notes to Condensed Consolidated Financial Statements
  (unaudited)...............................................    F-5

           Consolidated Financial Statements of Wolverine Tube, Inc.
                 as of and for the year ended December 31, 2001

Report of Independent Auditors..............................   F-17
Consolidated Statements of Operations -- for the years ended
  December 31, 2001, 2000 and 1999..........................   F-18
Consolidated Balance Sheets -- December 31, 2001 and 2000...   F-19
Consolidated Statements of Redeemable Preferred Stock and
  Stockholders' Equity -- for the years ended December 31,
  2001, 2000 and 1999.......................................   F-20
Consolidated Statements of Cash Flows -- for the years ended
  December 31, 2001, 2000 and 1999..........................   F-21
Notes to Consolidated Financial Statements..................   F-22

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                 THREE-MONTH PERIOD ENDED
                                                              ------------------------------
                                                              MARCH 31, 2002   APRIL 1, 2001
                                                              --------------   -------------
                                                                                (RESTATED)
                                                              (IN THOUSANDS EXCEPT PER SHARE
                                                                         AMOUNTS)
Net sales...................................................     $137,543        $172,437
Cost of goods sold..........................................      123,220         150,671
                                                                 --------        --------
Gross profit................................................       14,323          21,766
Selling, general and administrative expenses................        7,904           8,059
                                                                 --------        --------
Operating income from continuing operations.................        6,419          13,707
Other (income) expenses:
  Interest expense, net.....................................        3,730           3,774
  Amortization and other, net...............................           78             (79)
                                                                 --------        --------
Income from continuing operations before income taxes.......        2,611          10,012
Income tax provision........................................          923           3,037
                                                                 --------        --------
Income from continuing operations...........................        1,688           6,975
Loss from discontinued operations, net of income tax
  provision of $-0- and $0.3 million for 2002 and 2001,
  respectively..............................................           --            (848)
                                                                 --------        --------
Net income..................................................        1,688           6,127
Less preferred stock dividends..............................          (58)            (70)
                                                                 --------        --------
Net income applicable to common shares......................     $  1,630        $  6,057
                                                                 ========        ========
Earnings per common share -- basic:
Income from continuing operations...........................     $   0.13        $   0.57
Loss from discontinued operations...........................           --           (0.07)
                                                                 ========        ========
Net income per common share -- basic........................     $   0.13        $   0.50
                                                                 ========        ========
Basic weighted average number of common shares..............       12,148          12,034
                                                                 ========        ========
Earnings per common share -- diluted:
Income from continuing operations...........................     $   0.13        $   0.56
Loss from discontinued operations...........................           --           (0.07)
                                                                 ========        ========
Net income per common share -- diluted......................     $   0.13        $   0.49
                                                                 ========        ========
Diluted weighted average number of common and common
  equivalent shares.........................................       12,269          12,262
                                                                 ========        ========

           See Notes to Condensed Consolidated Financial Statements.

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                               MARCH 31,    DECEMBER 31,
                                                                 2002           2001
                                                              -----------   ------------
                                                              (UNAUDITED)      (NOTE)
                                                              (IN THOUSANDS EXCEPT SHARE
                                                                AND PER SHARE AMOUNTS)
                                         ASSETS
Current assets
  Cash and equivalents......................................    $ 28,360      $ 22,739
  Accounts receivable, net..................................      87,422        67,164
  Inventories...............................................      92,420       103,360
  Refundable income taxes...................................       2,828         2,410
  Prepaid expenses and other................................       9,414         7,230
                                                                --------      --------
Total current assets........................................     220,444       202,903
Property, plant and equipment, net..........................     216,403       218,476
Deferred charges and intangible assets, net.................     109,855       102,995
Assets held for sale........................................       9,257         9,072
Prepaid pensions............................................       5,112         5,981
                                                                --------      --------
Total assets................................................    $561,071      $539,427
                                                                ========      ========

            LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable..........................................    $ 34,330      $ 34,137
  Accrued liabilities.......................................      17,201        25,689
  Short-term borrowings.....................................         923         1,684
                                                                --------      --------
Total current liabilities...................................      52,454        61,510
Deferred income taxes.......................................       9,231         9,225
Long-term debt..............................................     275,069       247,698
Postretirement benefit obligation...........................      15,690        15,720
Accrued environmental remediation...........................       1,830         1,862
                                                                --------      --------
Total liabilities...........................................     354,274       336,015
Redeemable preferred stock, par value $1 per share; 500,000
  shares authorized; 20,000 issued and outstanding at
  December 31, 2001.........................................          --         2,000
Stockholders' equity
  Common stock, par value $0.01 per share; 40,000,000 shares authorized; 14,295,985 and 14,276,831 shares issued as
     of March 31, 2002 and December 31, 2001,
     respectively...........................................         144           143
  Additional paid-in capital................................     102,683       103,759
  Retained earnings.........................................     160,675       159,045
  Unearned compensation.....................................        (106)         (165)
  Accumulated other comprehensive loss......................     (19,224)      (21,898)
  Treasury stock, at cost; 2,063,800 and 2,179,900 shares as of March 31, 2002 and December 31, 2001,
     respectively...........................................     (37,375)      (39,472)
                                                                --------      --------
Total stockholders' equity..................................     206,797       201,412
                                                                --------      --------
Total liabilities, redeemable preferred stock and
  stockholders' equity......................................    $561,071      $539,427
                                                                ========      ========

Note: The Balance Sheet at December 31, 2001 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. See Notes to Condensed Consolidated Financial Statements.

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                 THREE-MONTH PERIOD ENDED
                                                              ------------------------------
                                                              MARCH 31, 2002   APRIL 1, 2001
                                                              --------------   -------------
                                                                                (RESTATED)
                                                                      (IN THOUSANDS)
OPERATING ACTIVITIES
Income from continuing operations...........................     $  1,688        $  6,975
Adjustments to reconcile income from continuing operations
  to net cash used for operating activities:
  Depreciation and amortization.............................        4,153           4,382
  Deferred income taxes.....................................           --            (251)
  Other non-cash items......................................           58             144
  Changes in operating assets and liabilities:
     Accounts receivable, net...............................      (19,873)        (16,093)
     Inventories............................................        5,445          (5,704)
     Refundable income taxes................................          214           7,257
     Prepaid expenses and other.............................          274            (145)
     Accounts payable.......................................       (3,070)          2,287
     Accrued liabilities including pension, postretirement
      benefit and environmental.............................          (70)            315
                                                                 --------        --------
Net cash used for operating activities......................      (11,181)           (833)
INVESTING ACTIVITIES
Additions to property, plant and equipment..................       (1,948)        (11,356)
Acquisition of business assets..............................           --          (1,461)
                                                                 --------        --------
Net cash used for investing activities......................       (1,948)        (12,817)
FINANCING ACTIVITIES
Financing fees and expenses paid............................       (6,843)             --
Net borrowings (payments) on revolving credit facilities....      (93,652)         17,109
Net increase (decrease) in note payable.....................        1,711            (329)
Proceeds from issuance of senior notes......................      118,546              --
Issuance of common stock....................................           22              --
Redemption of preferred stock...............................       (1,000)             --
Dividends paid on preferred stock...........................          (58)            (70)
                                                                 --------        --------
Net cash provided by financing activities...................       18,726          16,710
Effect of exchange rate on cash and equivalents.............         (115)         (1,087)
                                                                 --------        --------
Net cash provided by continuing operations..................        5,482           1,973
Net cash provided by (used for) discontinued operations.....          139          (2,575)
                                                                 --------        --------
Net increase (decrease) in cash and equivalents.............        5,621            (602)
Cash and equivalents at beginning of period.................       22,739          23,458
                                                                 --------        --------
Cash and equivalents at end of period.......................     $ 28,360        $ 22,856
                                                                 ========        ========

           See Notes to Condensed Consolidated Financial Statements.

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2002
                                  (UNAUDITED)

NOTE 1.  BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements include the accounts of Wolverine Tube, Inc. (the "Company") and its majority-owned subsidiaries after elimination of significant intercompany accounts and transactions. References to the "Company", "we" or "us" refer to Wolverine Tube, Inc. and its consolidated subsidiaries, unless the context otherwise requires. The accompanying condensed consolidated financial statements have been prepared in accordance with instructions to Form 10-Q and do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The accompanying condensed consolidated financial statements (and all information in this report) have not been examined by independent auditors; but, in the opinion of management, all adjustments, which consist of normal recurring accruals necessary for a fair presentation of the results for the periods, have been made. The results of operations for the three-month period ended March 31, 2002 are not necessarily indicative of the results of operations that may be expected for the year ending December 31, 2002. For further information, refer to the consolidated financial statements and notes included in our Annual Report on Form 10-K for the year ended December 31, 2001.

     We use our internal operational reporting cycle for quarterly financial reporting.

NOTE 2.  CONTINGENCIES

     We are subject to extensive environmental regulations imposed by federal, state, provincial and local authorities in the United States, Canada, China and Portugal with respect to emissions to air, discharges to waterways, and the generation, handling, storage, transportation, treatment and disposal of waste materials. We have received various communications from regulatory authorities concerning environmental matters and have been named as a potentially responsible party ("PRP") at one waste disposal site.

     We have accrued estimated environmental remediation costs of $1.8 million at March 31, 2002, consisting primarily of $0.8 million for the Decatur, Alabama facility; $0.1 million for the Greenville, Mississippi facility; $0.5 million for the Ardmore, Tennessee facility and $0.4 million for the Shawnee, Oklahoma facility (with respect to the Double Eagle Refinery site).

NOTE 3.  INVENTORIES

     Inventories are as follows:

                                                         MARCH 31, 2002   DECEMBER 31, 2001
                                                         --------------   -----------------
                                                                   (IN THOUSANDS)
Finished products......................................     $24,224           $ 22,565
Work-in-process........................................      16,097             20,850
Raw materials and supplies.............................      52,099             59,945
                                                            -------           --------
Totals.................................................     $92,420           $103,360
                                                            =======           ========

     During the year ended December 31, 2001, we changed our method of accounting for inventories from the last-in, first-out (LIFO) method to the first-in, first-out (FIFO) method for portions of our finished products, work-in-process and raw materials inventories. We believe the change is preferable because copper prices have steadily declined since the mid 1990s and the FIFO method will result in a better matching of the costs of inventories with revenues. We believe that the FIFO method also provides a more meaningful presentation of financial position because it reflects more recent costs in our balance sheet. Moreover, the change also conforms all of our raw materials, work-in process and finished goods

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES
inventories to a single costing method. We applied this change in method of inventory costing retroactively by restating the prior years' financial statements. The effect of the change in method on previously reported operating results for the quarter ended April 1, 2001 was to decrease net income by $0.2 million ($0.02 loss per diluted share).

NOTE 4.  DEFERRED CHARGES AND INTANGIBLE ASSETS

     Deferred charges and intangible assets are as follows:

                                                              MARCH 31, 2002   DECEMBER 31, 2001
                                                              --------------   -----------------
                                                                        (IN THOUSANDS)
Net Deferred Charges:
  Deferred debt issuance costs..............................     $  8,101          $  1,380
  Other.....................................................        1,867             1,697
                                                                 --------          --------
          Total net deferred charges........................     $  9,968          $  3,077
                                                                 --------          --------
Intangible Assets:
  Goodwill..................................................     $118,444          $118,455
  Other.....................................................        1,988             1,988
                                                                 --------          --------
  Gross carrying value......................................      120,432           120,443
  Less accumulated amortization.............................      (20,545)          (20,525)
                                                                 --------          --------
          Net intangible assets.............................     $ 99,887          $ 99,918
                                                                 ========          ========
          Total net deferred charges and intangible
            assets..........................................     $109,855          $102,995
                                                                 ========          ========

     We capitalized $6.8 million of deferred debt issuance cost in the first quarter of 2002 related to the issuance of our 10.5% Senior Notes and the execution of our new revolving credit facility, both of which occurred on March 27, 2002.

     In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets. This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets. SFAS No. 142 presumes that goodwill has an indefinite useful life and thus should not be amortized but rather tested at least annually for impairment using a lower of cost or fair value approach. Other intangible assets will still be amortized over their useful lives under SFAS No. 142. On January 1, 2002, we adopted SFAS No. 142. A transitional impairment test of all goodwill is required to be completed within six months of adopting SFAS No. 142. We have not yet determined the amount, if any, of goodwill impairment under the specific guidance of SFAS No. 142. However, any impairment charge resulting from the transitional impairment test will be recognized as a cumulative effect of a change in accounting principle. At March 31, 2002, we had $99.8 million of goodwill, net of amortization.

     Income from continuing operations in the first quarter of 2001, adjusted to exclude amortization expense recognized related to goodwill would have been $7.5 million, or $0.61 per diluted share. Adoption of SFAS No. 142 is expected to increase our net income in 2002 by approximately $2.7 million net of tax or $0.22 per share due to the elimination of amortization of goodwill.

NOTE 5.  INTEREST EXPENSE, NET

     Interest expense is net of interest income and capitalized interest of $25 thousand and $6 thousand for the three-month period ended March 31, 2002, and $0.3 million and $0.3 million for the three-month period ended April 1, 2001.

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

NOTE 6.  DEBT

     Long-term debt consists of the following:

                                                         MARCH 31, 2002   DECEMBER 31, 2001
                                                         --------------   -----------------
                                                                   (IN THOUSANDS)
Revolving Credit facility, interest at the Eurodollar
  rate plus 2.5% or the U.S. base rate plus 1%, due
  March 2005...........................................     $  5,000          $     --
Revolving Credit facility, interest averaged 5.5% in
  2001, due April 2002 (refinanced on March 27, 2002
  from proceeds of $120 million 10.5% Senior Notes)....           --            97,906
Senior Notes, 10.5%, due April 2009....................      120,000                --
Discount on 10.5% Senior Notes, original issue discount
  amortized over 7 years...............................       (1,455)               --
Senior Notes, 7.375%, due August 2008..................      150,000           150,000
Discount on 7.375% Senior Notes, original issue
  discount amortized over 10 years.....................         (200)             (208)
Netherlands facility, 5.11%, due on demand.............          923             1,671
Other foreign facilities...............................        1,724                13
                                                            --------          --------
                                                             275,992           249,382
Less short-term borrowings.............................         (923)           (1,684)
                                                            --------          --------
Totals.................................................     $275,069          $247,698
                                                            ========          ========

     On March 27, 2002 we entered into two new financing agreements to replace our existing revolving credit facility, which was scheduled to mature on April 30, 2002. We issued $120 million in principal amount of 10.5% Senior Notes that will mature in 2009. We sold these notes for 98.8% of their face amount and recorded a discount of $1.5 million, which we will amortize over the seven year term of the Senior Notes. The 10.5% Senior Notes were issued pursuant to an Indenture, dated as of March 27, 2002, between us and First Union National Bank, as Trustee. The 10.5% Senior Notes (i) have interest payment dates of April 1 and October 1 of each year, (ii) are redeemable after the dates and at the prices (expressed in percentages of principal amount on the redemption date), as set forth below:

YEAR                                                           PERCENTAGE
----                                                           ----------
April 1, 2006...............................................    105.250%
April 1, 2007...............................................    102.625%
April 1, 2008 and thereafter................................    100.000%

and (iii) are senior unsecured obligations and are senior in right of payment to any of our future subordinated obligations.

     We also entered into a secured revolving credit facility concurrently with the closing of the 10.5% Senior Notes offering. The new revolving credit facility provides for up to a $37.5 million line of credit dependent on the levels of and secured by our eligible accounts receivable and inventory. The new revolving credit facility provides for interest at the Eurodollar rate plus 2.5% or the U.S. base rate plus 1%. Commitment fees on the unused available portion of the facility are 0.5%. The new revolving credit facility matures on March 27, 2005.

     As of March 31, 2002, we had approximately $9.1 million in outstanding borrowings and off-balance sheet obligations (consisting of standby letters of credit) under the new revolving credit facility and

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES
approximately $28.4 million (subject to a $2 million excess availability requirement) in additional borrowing availability thereunder.

NOTE 7.  COMPREHENSIVE INCOME (LOSS)

     For the three-month periods ended March 31, 2002 and April 1, 2001, comprehensive income (loss) was $4.4 million and $(0.1) million, respectively. Comprehensive income differs from net income due to foreign currency translation adjustments and adjustments related to accounting for derivative instruments and hedging activities.

     Comprehensive income (loss) is as follows:

                                                                  THREE-MONTH
                                                                  PERIOD ENDED
                                                              --------------------
                                                              MARCH 31,   APRIL 1,
                                                                2002        2001
                                                              ---------   --------
                                                                 (IN THOUSANDS)
Net income..................................................   $1,688     $ 6,127
Translation adjustment for financial statements denominated
  in a foreign currency.....................................     (122)     (4,927)
Unrealized gain (loss) on cash flow hedges, net of tax......    2,796      (1,346)
                                                               ------     -------
Comprehensive income (loss).................................   $4,362     $  (146)
                                                               ======     =======

NOTE 8.  INDUSTRY SEGMENTS

     Our reportable segments are based on our three product groups: commercial products, wholesale products and rod, bar and other products. Commercial products consist primarily of high value added products sold directly to original equipment manufacturers. Wholesale products are commodity-type plumbing tube products, which are primarily sold to plumbing wholesalers and distributors. Rod, bar and other consist of products sold to a variety of customers. We evaluate the performance of our operating segments based on sales and gross profit; however, we do not allocate asset amounts and items of income and expense below gross profit or depreciation and amortization.

     Summarized financial information concerning our reportable segments is shown in the following table:

                                                                     ROD, BAR
                                            COMMERCIAL   WHOLESALE   & OTHER    CONSOLIDATED
                                            ----------   ---------   --------   ------------
                                                             (IN THOUSANDS)
Three-month period ended March 31, 2002
  Net sales...............................   $106,353     $22,004    $ 9,186      $137,543
  Gross profit............................     12,174       1,590        559        14,323
Three-month period ended April 1, 2001
  Net sales...............................   $136,618     $23,495    $12,324      $172,437
  Gross profit............................     18,492       2,275        999        21,766

     The financial information for the period ended April 1, 2001 concerning our reportable segments has been restated to reflect the change in method of accounting for inventories (Note 3) and the reclassification of Wolverine Ratcliffs, Inc. as discontinued operations (Note 10).

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

NOTE 9.  EARNINGS PER SHARE

     The following table sets forth the computation of basic and diluted earnings per share:

                                                                   THREE-MONTH
                                                                   PERIOD ENDED
                                                              ----------------------
                                                              MARCH 31,    APRIL 1,
                                                                 2002        2001
                                                              ----------   ---------
                                                              (IN THOUSANDS, EXCEPT
                                                                 PER SHARE DATA)
Income from continuing operations...........................    $1,688      $6,975
Loss from discontinued operations, net of tax...............        --        (848)
                                                                ======      ======
Net income..................................................     1,688       6,127
                                                                ======      ======
Dividends on preferred stock................................       (58)        (70)
                                                                ======      ======
Net income applicable to common shares......................    $1,630      $6,057
                                                                ======      ======
Basic weighted average common shares........................    12,148      12,034
Stock options...............................................       121         228
                                                                ======      ======
Diluted weighted average common and common equivalent
  shares....................................................    12,269      12,262
                                                                ======      ======
Earnings per common share -- basic:
  Income from continuing operations.........................    $ 0.13      $ 0.57
  Loss from discontinued operations.........................        --       (0.07)
                                                                ======      ======
Net income per common share -- basic........................    $ 0.13      $ 0.50
                                                                ======      ======
Earnings per common share -- diluted:
  Income from continuing operations.........................    $ 0.13      $ 0.56
  Loss from discontinued operations.........................        --       (0.07)
                                                                ======      ======
Net income per common share -- diluted......................    $ 0.13      $ 0.49
                                                                ======      ======

     The financial information for the period ended April 1, 2001 has been restated to reflect the change in method of accounting for inventories (Note 3) and the reclassification of Wolverine Ratcliffs, Inc. as discontinued operations (Note 10).

     On April 11, 2002, we granted 383,075 stock options to our employees, management and directors in conjunction with an option exchange offer that we made available to our U.S. and Canadian stock option holders under our 1993 Equity Incentive Plan and 1993 Stock Option Plan for Outside Directors in the third quarter of 2001. Under this option exchange offer, eligible optionees were given the right to exchange options with an exercise price of $20.00 per share or greater for new options to purchase one share for every two shares exchanged. New options granted under the 1993 Equity Incentive Plan have an exercise price of $8.60 per share, which was the closing price of our common stock on April 11, 2002. New options granted under the 1993 Stock Option Plan for Outside Directors have an exercise price of $8.84 per share, which was determined by the average market price of our stock on April 11, 2002 and the four preceding trading days.

NOTE 10.  DISCONTINUED OPERATIONS

     During the year ended December 31, 2001, we decided to discontinue the operations of Wolverine Ratcliffs, Inc. ("WRI"), which were previously included in the rod, bar and other products reportable

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES
segment. Accordingly, the operating results of WRI have been restated and reported in discontinued operations in the consolidated financial statements. In the fourth quarter of 2001, we recorded a $31.5 million ($23.9 million after tax) estimated loss on the disposal of the WRI operations, which included a $2.5 million ($1.6 million after tax) provision for estimated losses during the expected phase-out period. The expected operating losses during the phase-out period, which we anticipate will conclude by the end of the second quarter of 2002, are based on our best estimates of the most likely outcome and include a $1.5 million loss in the first quarter of 2002. To the extent actual results should differ from our estimate, the difference will be reported in discontinued operations in future periods.

     Operating results of the discontinued WRI operations are as follows:

                                                                  THREE MONTH
                                                                  PERIOD ENDED
                                                              --------------------
                                                              MARCH 31,   APRIL 1,
                                                                2002        2001
                                                              ---------   --------
                                                                 (IN THOUSANDS)
Net sales...................................................   $8,126     $17,112
Net loss....................................................   (1,460)       (848)

     Assets and liabilities of the discontinued WRI operations have been reflected in the consolidated balance sheets as current or non-current based on the original classification of these accounts, net of any necessary valuation allowances, except that property, plant and equipment to be disposed of $3.9 million, net of a necessary valuation allowance, have been included in "assets held for sale". Although we believe we have appropriately reduced the carrying value of the assets to their estimated recoverable amounts, net of disposal costs where appropriate, actual results could be different and the difference will be reported in discontinued operations in future periods.

NOTE 11.  CONDENSED CONSOLIDATING FINANCIAL INFORMATION

     The following tables present condensed consolidating financial information for: (a) Wolverine Tube, Inc. (the "Parent") on a stand-alone basis; (b) on a combined basis, the guarantors of the 10.5% Senior Notes ("Subsidiary Guarantors"), which include TF Investor, Inc.; Tube Forming, L.P.; Wolverine Finance Company; Wolverine China Investments, LLC; STPC Holding, Inc.; Small Tube Manufacturing Corporation; Wolverine Joining Technologies, Inc.; and Tube Forming Holdings, Inc.; and (c) on a combined basis, the Non-Guarantor Subsidiaries, which include Wolverine Tube (Canada) Inc.; 1263143 Ontario, Inc.; 1158909 Ontario, Inc.; 1105836 Ontario, Inc.; Wolverine Tube (Shanghai) Co., Limited; Wolverine European Holdings BV; Wolverine Scholte-Metalen BV; Wolverine Tube, BV; Wolverine Tubagem (Portugal), Lda; Wolverine Joining Technologies Canada, Inc.; Wolverine Ratcliffs, Inc.; Ratcliffs Copper and Brass Sales, Ltd.; Wolverine Europe; Wolverine Asia, Limited; Wolverine Tube International, Ltd.; Small Tube Europe NV; and Small Tube Poland, Inc. Each of the Subsidiary Guarantors is wholly-owned. The guarantees issued by each of the Subsidiary Guarantors are full, unconditional, joint and several. Accordingly, separate financial statements of the wholly-owned Subsidiary Guarantors are not presented because the Subsidiary Guarantors are jointly, severally and unconditionally liable under the guarantees, and we believe separate financial statements and other disclosures regarding the Subsidiary Guarantors are not material to investors. Furthermore, there are no significant legal restrictions on the Parent's ability to obtain funds from its subsidiaries by dividend or loan.

     The parent is comprised of Alabama, Oklahoma, Tennessee, and Mississippi manufacturing operations and certain corporate management, sales and marketing, information services and finance functions.

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATING STATEMENTS OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 2002
                                  (UNAUDITED)

                                                                          RECLASSIFICATIONS
                                             SUBSIDIARY   NON-GUARANTOR          AND
                                   PARENT    GUARANTORS   SUBSIDIARIES      ELIMINATIONS      CONSOLIDATED
                                   -------   ----------   -------------   -----------------   ------------
                                                               (IN THOUSANDS)
Net sales........................  $70,768    $32,754        $43,674           $(9,653)         $137,543
Cost of goods sold...............   66,327     28,394         38,152            (9,653)          123,220
                                   -------    -------        -------           -------          --------
Gross profit.....................    4,441      4,360          5,522                --            14,323
Selling, general and
  administrative expenses........    6,334        787            783                --             7,904
                                   -------    -------        -------           -------          --------
Operating income (loss)..........   (1,893)     3,573          4,739                --             6,419
Other (income) expenses:
  Interest expense, net..........    4,087         (5)          (352)               --             3,730
  Amortization and other, net....      386       (940)           632                --                78
                                   -------    -------        -------           -------          --------
Income (loss) from continuing
  operations before income
  taxes..........................   (6,366)     4,518          4,459                --             2,611
Income tax provision (benefit)...   (2,238)     1,814          1,347                --               923
                                   -------    -------        -------           -------          --------
Income (loss) from continuing
  operations.....................   (4,128)     2,704          3,112                --             1,688
Equity in earnings (losses) of
  subsidiaries...................    5,816         --             --            (5,816)               --
                                   -------    -------        -------           -------          --------
Net income (loss)................  $ 1,688    $ 2,704        $ 3,112           $(5,816)         $  1,688
                                   =======    =======        =======           =======          ========

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    FOR THE THREE MONTHS ENDED APRIL 1, 2001
                                  (UNAUDITED)

                                                                          RECLASSIFICATIONS
                                             SUBSIDIARY   NON-GUARANTOR          AND
                                   PARENT    GUARANTORS   SUBSIDIARIES      ELIMINATIONS      CONSOLIDATED
                                   -------   ----------   -------------   -----------------   ------------
                                                               (IN THOUSANDS)
Net sales........................  $95,060    $37,980        $48,413           $(9,016)         $172,437
Cost of goods sold...............   81,793     34,252         43,642            (9,016)          150,671
                                   -------    -------        -------           -------          --------
Gross profit.....................   13,267      3,728          4,771                --            21,766
Selling, general and
  administrative expenses........    5,821      1,382            856                --             8,059
                                   -------    -------        -------           -------          --------
Operating income from continuing
  operations.....................    7,446      2,346          3,915                --            13,707
Other (income) expenses:
  Interest expense, net..........    3,928        (86)           (68)               --             3,774
  Amortization and other, net....    3,246     (3,161)          (164)               --               (79)
                                   -------    -------        -------           -------          --------
Income from continuing operations
  before income taxes............      272      5,593          4,147                --            10,012
Income tax provision (benefit)...     (172)     2,330            879                --             3,037
                                   -------    -------        -------           -------          --------
Income from continuing
  operations.....................      444      3,263          3,268                --             6,975
Loss from discontinued
  operations, net of tax.........       --         --           (848)               --              (848)
Equity in earnings (losses)of
  subsidiaries...................    5,683         --             --            (5,683)               --
                                   -------    -------        -------           -------          --------
Net income (loss)................  $ 6,127    $ 3,263        $ 2,420           $(5,683)         $  6,127
                                   =======    =======        =======           =======          ========

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEETS
                                 MARCH 31, 2002
                                  (UNAUDITED)

                                                                          RECLASSIFICATIONS
                                             SUBSIDIARY   NON-GUARANTOR          AND
                                   PARENT    GUARANTORS   SUBSIDIARIES      ELIMINATIONS      CONSOLIDATED
                                  --------   ----------   -------------   -----------------   ------------
                                                               (IN THOUSANDS)
                                                  ASSETS
Current assets
  Cash and equivalents..........  $ 10,195    $     --      $ 18,165          $      --         $ 28,360
  Accounts receivable, net......        94      58,331        28,997                 --           87,422
  Inventories...................    53,560      14,307        24,553                 --           92,420
  Refundable income taxes.......     4,182      (1,511)          157                 --            2,828
  Prepaid expenses and other....     4,422       4,053           939                 --            9,414
                                  --------    --------      --------          ---------         --------
Total current assets............    72,453      75,180        72,811                 --          220,444
Property, plant and equipment,
  net...........................   147,010      35,357        34,036                 --          216,403
Deferred charges and intangible
  assets, net...................    32,621      75,571         1,663                 --          109,855
Assets held for sale............     5,381          --         3,876                 --            9,257
Prepaid pensions................     3,964          --         1,148                 --            5,112
Investments in subsidiaries.....   350,091         302            --           (350,393)              --
                                  --------    --------      --------          ---------         --------
Total assets....................  $611,520    $186,410      $113,534          $(350,393)        $561,071
                                  --------    --------      --------          ---------         --------

                                   LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities
  Accounts payable..............  $ 17,644    $  3,333      $ 14,116          $    (763)        $ 34,330
  Accrued liabilities...........     5,907       1,337         9,957                 --           17,201
  Short-term borrowings.........        --          --           923                 --              923
  Intercompany balances.........    84,244     (92,196)        7,189                763               --
                                  --------    --------      --------          ---------         --------
Total current liabilities.......   107,795     (87,526)       32,185                 --           52,454
Deferred income taxes...........    11,070       6,144        (7,983)                --            9,231
Long-term debt..................   273,345          --         1,724                 --          275,069
Postretirement benefit
  obligation....................    10,691          --         4,999                 --           15,690
Accrued environmental
  remediation...................     1,822          --             8                 --            1,830
                                  --------    --------      --------          ---------         --------
Total liabilities...............   404,723     (81,382)       30,933                 --          354,274
                                  --------    --------      --------          ---------         --------
Stockholders' equity............   206,797     267,792        82,601           (350,393)         206,797
                                  --------    --------      --------          ---------         --------
Total liabilities and
  stockholders' equity..........  $611,520    $186,410      $113,534          $(350,393)        $561,071
                                  ========    ========      ========          =========         ========

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEETS
                               DECEMBER 31, 2001

                                                                         RECLASSIFICATIONS
                                            SUBSIDIARY   NON-GUARANTOR          AND
                                  PARENT    GUARANTORS   SUBSIDIARIES      ELIMINATIONS      CONSOLIDATED
                                 --------   ----------   -------------   -----------------   ------------
                                                              (IN THOUSANDS)
                                                 ASSETS
Current assets
  Cash and equivalents.........  $     --   $      --      $ 22,739          $      --         $ 22,739
  Accounts receivable, net.....        (6)     43,786        23,384                 --           67,164
  Inventories..................    57,849      17,266        28,245                 --          103,360
  Refundable income taxes......     2,823        (808)          395                 --            2,410
  Prepaid expenses and other...     3,327       3,291           612                 --            7,230
                                 --------   ---------      --------          ---------         --------
Total current assets...........    63,993      63,535        75,375                 --          202,903
Property, plant and equipment,
  net..........................   148,041      36,018        34,417                 --          218,476
Deferred charges and intangible
  assets, net..................    25,767      75,582         1,646                 --          102,995
Assets held for sale...........     5,381          --         3,691                 --            9,072
Prepaid pensions...............     4,866          --         1,115                 --            5,981
Investments in Subsidiaries....   344,412         302            --           (344,714)              --
                                 --------   ---------      --------          ---------         --------
Total assets...................  $592,460   $ 175,437      $116,244          $(344,714)        $539,427
                                 --------   ---------      --------          ---------         --------

                     LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS EQUITY
Current liabilities
  Accounts payable.............  $ 17,274   $   3,523      $ 14,236          $    (896)        $ 34,137
  Accrued liabilities..........    10,960         884        13,845                 --           25,689
  Short-term borrowings........        --          --         1,684                 --            1,684
  Intercompany balances........    89,383    (100,200)        9,922                895               --
                                 --------   ---------      --------          ---------         --------
Total current liabilities......   117,617     (95,793)       39,687                 (1)          61,510
Deferred income taxes..........    11,070       6,144        (7,989)                --            9,225
Long-term debt.................   247,698          --            --                 --          247,698
Postretirement benefit
  obligation...................    10,809          --         4,911                 --           15,720
Accrued environmental
  remediation..................     1,854          --             8                 --            1,862
                                 --------   ---------      --------          ---------         --------
Total liabilities..............   389,048     (89,649)       36,617                 (1)         336,015
                                 --------   ---------      --------          ---------         --------
Redeemable preferred stock.....     2,000          --            --                 --            2,000
                                 --------   ---------      --------          ---------         --------
Stockholders' equity...........   201,412     265,086        79,627           (344,713)         201,412
                                 --------   ---------      --------          ---------         --------
Total liabilities, redeemable
  preferred stock and
  stockholders' equity.........  $592,460   $ 175,437      $116,244          $(344,714)        $539,427
                                 ========   =========      ========          =========         ========

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2002
                                  (UNAUDITED)

                                                                          RECLASSIFICATIONS
                                             SUBSIDIARY   NON-GUARANTOR          AND
                                   PARENT    GUARANTORS   SUBSIDIARIES      ELIMINATIONS      CONSOLIDATED
                                  --------   ----------   -------------   -----------------   ------------
                                                               (IN THOUSANDS)
OPERATING ACTIVITIES
Net Income (loss)...............  $  1,688    $  2,704       $ 3,112           $(5,816)         $  1,688
Depreciation and amortization...     2,771         822           560                --             4,153
Other non-cash items............        91          --           (33)               --                58
Changes in operating assets and
  liabilities...................     5,110     (13,003)       (9,187)               --           (17,080)
                                  --------    --------       -------           -------          --------
Net cash provided by (used for)
  operating activities..........     9,660      (9,477)       (5,548)           (5,816)          (11,181)
INVESTING ACTIVITIES
Additions to property, plant and
  equipment.....................    (1,776)       (159)          (13)               --            (1,948)
Equity in earnings of
  subsidiaries..................    (5,816)         --            --             5,816                --
                                  --------    --------       -------           -------          --------
Net cash provided by (used for)
  investing activities..........    (7,592)       (159)          (13)            5,816            (1,948)
FINANCING ACTIVITIES
Financing fees and expenses
  paid..........................    (6,843)         --            --                --            (6,843)
Net payments on revolving credit
  facilities....................   (92,904)         --          (748)               --           (93,652)
Intercompany borrowings.........    (9,636)      9,636            --                --                --
Net increase in note payable....        --          --         1,711                --             1,711
Proceeds from issuance of senior
  notes.........................   118,546          --            --                --           118,546
Issuance of common stock........        22          --            --                --                22
Redemption of preferred stock...    (1,000)         --            --                --            (1,000)
Dividends paid on preferred
  stock.........................       (58)         --            --                --               (58)
                                  --------    --------       -------           -------          --------
Net cash provided by financing
  activities....................     8,127       9,636           963                --            18,726
Effect of exchange rate on cash
  and equivalents...............        --          --          (115)               --              (115)
                                  --------    --------       -------           -------          --------
Net cash provided by (used for)
  continuing operations.........    10,195          --        (4,713)               --             5,482
Net cash provided by
  discontinued operations.......        --          --           139                --               139
                                  --------    --------       -------           -------          --------
Net increase (decrease) in cash
  and equivalents...............    10,195          --        (4,574)               --             5,621
Cash and equivalents at
  beginning of period...........        --          --        22,739                --            22,739
                                  ========    ========       =======           =======          ========
Cash and equivalents at end of
  period........................  $ 10,195    $     --       $18,165           $    --          $ 28,360
                                  ========    ========       =======           =======          ========

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                 FOR THE THREE-MONTH PERIOD ENDED APRIL 1, 2001
                                  (UNAUDITED)

                                                                          RECLASSIFICATIONS
                                             SUBSIDIARY   NON-GUARANTOR          AND
                                   PARENT    GUARANTORS   SUBSIDIARIES      ELIMINATIONS      CONSOLIDATED
                                  --------   ----------   -------------   -----------------   ------------
                                                               (IN THOUSANDS)
OPERATING ACTIVITIES
Income (loss) from continuing
  operations....................  $  6,127    $  3,263       $ 3,268           $(5,683)         $  6,975
Depreciation and amortization...     2,547       1,319           516                --             4,382
Other non-cash items............       647        (761)            7                --              (107)
Changes in operating assets and
  liabilities...................   (45,739)     39,116        (5,460)               --           (12,083)
                                  --------    --------       -------           -------          --------
Net cash provided by (used for)
  operating activities..........   (36,418)     42,937        (1,669)           (5,683)             (833)
INVESTING ACTIVITIES
Additions to property, plant and
  equipment.....................    (8,404)       (510)       (2,442)               --           (11,356)
Acquisition of business
  assets........................    (1,409)         23           (75)               --            (1,461)
Equity in earnings (losses) of
  subsidiaries..................    (5,683)         --            --             5,683                --
                                  --------    --------       -------           -------          --------
Net cash provided by (used for)
  investing activities..........   (15,496)       (487)       (2,517)            5,683           (12,817)
FINANCING ACTIVITIES
Net borrowings (payments) on
  revolving credit facilities...    65,762     (48,653)           --                --            17,109
Intercompany borrowings.........   (13,778)      6,203         7,575                --                --
Net decrease in note payable....        --          --          (329)               --              (329)
Dividends paid on preferred
  stock.........................       (70)         --            --                --               (70)
                                  --------    --------       -------           -------          --------
Net cash provided by (used for)
  financing activities..........    51,914     (42,450)        7,246                --            16,710
Effect of exchange rate on cash
  and equivalents...............        --          --        (1,087)               --            (1,087)
                                  --------    --------       -------           -------          --------
Net cash provided by continuing
  operations....................        --          --         1,973                --             1,973
Net cash used for discontinued
  operations....................        --          --        (2,575)               --            (2,575)
                                  --------    --------       -------           -------          --------
Net decrease in cash and
  equivalents...................        --          --          (602)               --              (602)
Cash and equivalents at
  beginning of period...........        --          --        23,458                --            23,458
                                  ========    ========       =======           =======          ========
Cash and equivalents at end of
  period........................  $     --    $     --       $22,856           $    --          $ 22,856
                                  ========    ========       =======           =======          ========

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Wolverine Tube, Inc.

     We have audited the accompanying consolidated balance sheets of Wolverine Tube, Inc. and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, redeemable preferred stock and stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     Since the date of completion of our audit of the accompanying financial statements and initial issuance of our report thereon dated March 11, 2002, which report contained an explanatory paragraph regarding the Company's ability to continue as a going concern, the Company, as discussed in Note 8, has completed the sale of $120 million in Senior Notes and has obtained a new $37.5 million secured revolving credit facility. Therefore, the conditions that raised substantial doubt about whether the Company will continue as a going concern no longer exist.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wolverine Tube, Inc. and Subsidiaries at December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

     As discussed in Note 1 to the financial statements, in 1999 the Company changed its method of accounting for start-up activities. Also as discussed in
Note 3, in 2001 the Company changed its inventory costing method.

                                          /s/ Ernst & Young LLP

March 11, 2002, except for Notes 8 and 21, as to which the dates are March 27, 2002 and May 16, 2002, respectively
Birmingham, Alabama

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   YEAR ENDED DECEMBER 31,
                                                              ----------------------------------
                                                                2001        2000         1999
                                                              --------   ----------   ----------
                                                                         (RESTATED)   (RESTATED)
                                                                     (IN THOUSANDS EXCEPT
                                                                      PER SHARE AMOUNTS)
Net sales...................................................  $583,114    $621,464     $586,202
Cost of goods sold..........................................   520,874     536,351      522,589
                                                              --------    --------     --------
Gross profit................................................    62,240      85,113       63,613
Selling, general and administrative expenses................    32,254      31,961       30,314
Restructuring and other charges.............................     1,546          --       19,938
                                                              --------    --------     --------
Operating income from continuing operations.................    28,440      53,152       13,361
Other (income) expenses:
  Interest expense, net.....................................    13,100      12,168       12,237
  Amortization and other, net...............................      (447)        417        1,705
                                                              --------    --------     --------
Income (loss) from continuing operations before income
  taxes.....................................................    15,787      40,567         (581)
Income tax provision (benefit)..............................     4,345      14,660         (988)
                                                              --------    --------     --------
Income from continuing operations...........................    11,442      25,907          407
Income (loss) from discontinued operations, net of income
  tax provision (benefit) of $(4.5) million, $0.5 million
  and $0.7 million for 2001, 2000, 1999, respectively.......    (7,375)        782        1,362
Loss on disposal of discontinued operations, net of income
  tax benefit of $7.6 million...............................   (23,865)         --           --
                                                              --------    --------     --------
Income (loss) before effect of a change in accounting
  principle.................................................   (19,798)     26,689        1,769
Cumulative effect of accounting change, net of income tax
  benefit of $2.2 million...................................        --          --       (5,754)
                                                              --------    --------     --------
Net income (loss)...........................................   (19,798)     26,689       (3,985)
Less preferred stock dividends..............................      (280)       (280)        (280)
                                                              --------    --------     --------
Net income (loss) applicable to common shares...............  $(20,078)   $ 26,409     $ (4,265)
                                                              ========    ========     ========
Earnings per common share -- basic:
Income from continuing operations...........................  $   0.92    $   2.11     $   0.01
Income (loss) from discontinued operations..................     (2.58)       0.06         0.10
Cumulative effect of accounting change......................        --          --        (0.44)
                                                              --------    --------     --------
Net income (loss) per common share -- basic.................  $  (1.66)   $   2.17     $  (0.33)
                                                              ========    ========     ========
Basic weighted average number of common shares..............    12,077      12,153       13,106
                                                              ========    ========     ========
Earnings per common share -- diluted:
Income from continuing operations...........................  $   0.91    $   2.08     $   0.01
Income (loss) from discontinued operations..................     (2.54)       0.06         0.10
Cumulative effect of accounting change......................        --          --        (0.43)
                                                              --------    --------     --------
Net income (loss) per common share -- diluted...............  $  (1.63)   $   2.14     $  (0.32)
                                                              ========    ========     ========
Diluted weighted average number of common and common
  equivalent shares.........................................    12,307      12,344       13,243
                                                              ========    ========     ========

                            See accompanying notes.

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                2001        2000
                                                              --------   ----------
                                                                         (RESTATED)
                                                              (IN THOUSANDS EXCEPT
                                                               SHARE AND PER SHARE
                                                                    AMOUNTS)
                                      ASSETS
Current assets
  Cash and equivalents......................................  $ 22,739    $ 23,458
  Accounts receivable, net..................................    67,164     105,025
  Inventories...............................................   103,360     101,935
  Refundable income taxes...................................     2,410      10,769
  Prepaid expenses and other................................     7,230       3,402
                                                              --------    --------
Total current assets........................................   202,903     244,589
Property, plant and equipment, net..........................   218,476     207,325
Deferred charges and intangible assets, net.................   102,995     111,723
Assets held for sale........................................     9,072      13,547
Prepaid pensions............................................     5,981       7,753
                                                              --------    --------
          Total assets......................................  $539,427    $584,937
                                                              ========    ========
            LIABILITIES, MINORITY INTEREST, REDEEMABLE PREFERRED STOCK
                             AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable..........................................  $ 34,137    $ 51,904
  Accrued liabilities.......................................    25,689      18,229
  Short-term borrowings.....................................     1,684      10,057
                                                              --------    --------
Total current liabilities...................................    61,510      80,190
Deferred income taxes.......................................     9,225      21,190
Long-term debt..............................................   247,698     231,163
Postretirement benefit obligation...........................    15,720      17,272
Accrued environmental remediation...........................     1,862       2,165
                                                              --------    --------
Total liabilities...........................................   336,015     351,980
Commitments and contingencies
Minority interest...........................................        --       2,508
Redeemable preferred stock, par value $1 per share; 500,000
  shares authorized; 20,000 shares issued and outstanding...     2,000       2,000
Stockholders' equity
  Common stock, par value $0.01 per share; 40,000,000 shares authorized, 14,276,831 and 14,214,318 shares issued as
     of December 31, 2001 and 2000, respectively............       143         142
  Additional paid-in capital................................   103,759     103,589
  Retained earnings.........................................   159,045     179,123
  Unearned compensation.....................................      (165)       (613)
  Accumulated other comprehensive loss......................   (21,898)    (14,320)
  Treasury stock, at cost (2,179,900 shares as of December
     31, 2001 and 2000).....................................   (39,472)    (39,472)
                                                              --------    --------
          Total stockholders' equity........................   201,412     228,449
                                                              --------    --------
          Total liabilities, minority interest, redeemable
            preferred stock and stockholders' equity........  $539,427    $584,937
                                                              ========    ========

                            See accompanying notes.

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF REDEEMABLE PREFERRED STOCK
                            AND STOCKHOLDERS' EQUITY

                                       REDEEMABLE
                                     PREFERRED STOCK      COMMON STOCK       ADDITIONAL              UNEARNED
                                     ---------------   -------------------    PAID-IN     RETAINED   COMPEN-
                                     SHARES   AMOUNT     SHARES     AMOUNT    CAPITAL     EARNINGS    SATION
                                     ------   ------   ----------   ------   ----------   --------   --------
                                                      (IN THOUSANDS EXCEPT NUMBER OF SHARES)
Balance at December 31, 1998, as
 previously reported...............  20,000   $2,000   14,147,060    $141     $101,514    $164,118    $  --
Adjustment to reflect the change in
 method of accounting for
 inventories (Note 3)..............      --      --            --      --           --      (7,139)      --
                                     ------   ------   ----------    ----     --------    --------    -----
Balance at December 31, 1998, as
 adjusted..........................  20,000   2,000    14,147,060     141      101,514     156,979       --
Comprehensive income:
 Net loss..........................      --      --            --      --           --      (3,985)      --
 Translation adjustments...........      --      --            --      --           --          --       --
 Comprehensive income..............
Common stock issued................      --      --        49,229       1          283          --       --
Tax benefit from stock options
 exercised.........................      --      --            --      --          308          --       --
Preferred stock dividends..........      --      --            --      --           --        (280)      --
Issuance of restricted stock
 award and amortization of
 unearned compensation.............      --      --            --      --          549          --     (309)
Purchase of treasury stock.........      --      --            --      --           --          --       --
                                     ------   ------   ----------    ----     --------    --------    -----
Balance at December 31, 1999.......  20,000   2,000    14,196,289     142      102,654     152,714     (309)
Comprehensive income:
 Net income........................      --      --            --      --           --      26,689       --
 Translation adjustments...........      --      --            --      --           --          --       --
 Comprehensive income..............      --      --            --      --           --          --       --
Common stock issued................      --      --        18,029      --           58          --       --
Tax benefit from stock options
 exercised.........................      --      --            --      --            3          --       --
Preferred stock dividends..........      --      --            --      --           --        (280)      --
Issuance of restricted stock award
 and amortization of unearned
 compensation......................      --      --            --      --          874          --     (304)
Purchase of treasury stock.........      --      --            --      --           --          --       --
                                     ------   ------   ----------    ----     --------    --------    -----
Balance at December 31, 2000.......  20,000   2,000    14,214,318     142      103,589     179,123     (613)
Comprehensive loss:
 Net loss..........................      --      --            --      --           --     (19,798)      --
 Translation adjustments...........      --      --            --      --           --          --       --
 Change in fair value of
   derivatives, net of tax benefit
   of $1,021.......................      --      --            --      --           --          --       --
 Comprehensive loss................      --      --            --      --           --          --       --
Common stock issued................      --      --        62,513       1           70          --       --
Tax benefit from stock options
 exercised.........................      --      --            --      --           78          --       --
Preferred stock dividends..........      --      --            --      --           --        (280)      --
Issuance of restricted stock award
 and amortization of unearned
 compensation......................      --      --            --      --           22          --      448
                                     ------   ------   ----------    ----     --------    --------    -----
Balance at December 31, 2001.......  20,000   $2,000   14,276,831    $143     $103,759    $159,045    $(165)
                                     ======   ======   ==========    ====     ========    ========    =====

                                      ACCUMULATED
                                         OTHER
                                     COMPREHENSIVE              TOTAL STOCK-
                                        INCOME       TREASURY     HOLDERS'
                                        (LOSS)        STOCK        EQUITY
                                     -------------   --------   ------------
                                     (IN THOUSANDS EXCEPT NUMBER OF SHARES)
Balance at December 31, 1998, as
 previously reported...............    $(15,494)     $(16,628)    $233,651
Adjustment to reflect the change in
 method of accounting for
 inventories (Note 3)..............          --            --       (7,139)
                                       --------      --------     --------
Balance at December 31, 1998, as
 adjusted..........................     (15,494)      (16,628)     226,512
Comprehensive income:
 Net loss..........................          --            --       (3,985)
 Translation adjustments...........       4,806            --        4,806
                                                                  --------
 Comprehensive income..............                                     --
Common stock issued................                                    821
                                                                  --------
Tax benefit from stock options
 exercised.........................          --            --          284
Preferred stock dividends..........
Issuance of restricted stock                 --            --          308
 award and amortization of                   --            --         (280)
 unearned compensation.............          --            --          240
Purchase of treasury stock.........          --       (15,386)     (15,386)
                                       --------      --------     --------
Balance at December 31, 1999.......     (10,688)      (32,014)     212,499
Comprehensive income:
 Net income........................          --            --       26,689
 Translation adjustments...........      (3,632)           --       (3,632)
                                                                  --------
 Comprehensive income..............          --            --       23,057
                                                                  --------
Common stock issued................          --            --           58
Tax benefit from stock options
 exercised.........................          --            --            3
Preferred stock dividends..........          --            --         (280)
Issuance of restricted stock award
 and amortization of unearned
 compensation......................          --            --          570
Purchase of treasury stock.........          --        (7,458)      (7,458)
                                       --------      --------     --------
Balance at December 31, 2000.......     (14,320)      (39,472)     228,449
Comprehensive loss:
 Net loss..........................          --            --      (19,798)
 Translation adjustments...........      (5,681)           --       (5,681)
 Change in fair value of
   derivatives, net of tax benefit
   of $1,021.......................      (1,897)           --       (1,897)
                                                                  --------
 Comprehensive loss................          --            --      (27,376)
                                                                  --------
Common stock issued................          --            --           71
Tax benefit from stock options
 exercised.........................          --            --           78
Preferred stock dividends..........          --            --         (280)
Issuance of restricted stock award
 and amortization of unearned
 compensation......................          --            --          470
                                       --------      --------     --------
Balance at December 31, 2001.......    $(21,898)     $(39,472)    $201,412
                                       ========      ========     ========

                            See accompanying notes.

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                               2001        2000         1999
                                                              -------   ----------   ----------
                                                                        (RESTATED)   (RESTATED)
                                                                       (IN THOUSANDS)
OPERATING ACTIVITIES
Income from continuing operations...........................  $11,442    $25,907      $    407
Adjustments to reconcile income from continuing operations
  to net cash provided by operating activities:
  Depreciation..............................................   15,022     14,109        12,998
  Amortization..............................................    3,657      2,931         2,775
  Deferred income taxes.....................................   (1,635)     5,353        (8,536)
  Non-cash portion of restructuring and other charges.......    1,531         --        14,920
  Other non-cash items......................................      140        570         1,264
  Changes in operating assets and liabilities:
    Accounts receivable, net................................   15,873     (6,072)       (3,540)
    Inventories.............................................   (9,956)   (11,453)       13,459
    Refundable income taxes.................................    8,530     (1,415)       (6,797)
    Prepaid expenses and other..............................     (368)     1,155         1,343
    Accounts payable........................................  (16,291)    15,750       (12,540)
    Accrued liabilities, including pension, postretirement
      benefit and environmental.............................   (1,298)      (193)          227
                                                              -------    -------      --------
Net cash provided by operating activities...................   26,647     46,642        15,980
INVESTING ACTIVITIES
Additions to property, plant and equipment..................  (27,612)   (31,676)      (23,092)
Acquisition of business assets..............................       --    (43,948)           --
Other.......................................................   (1,601)        16          (452)
                                                              -------    -------      --------
Net cash used for investing activities......................  (29,213)   (75,608)      (23,544)
FINANCING ACTIVITIES
Net decrease in note payable................................     (320)        --            --
Net borrowing (repayment) from revolving credit
  facilities................................................   16,724     48,671       (33,507)
Principal payments on long-term debt........................       --       (338)         (335)
Issuance of common stock....................................      130         58           284
Purchase of treasury stock..................................       --     (7,458)      (15,386)
Dividends paid on preferred stock...........................     (280)      (280)         (280)
                                                              -------    -------      --------
Net cash provided by (used for) financing activities........   16,254     40,653       (49,224)
Effect of exchange rate on cash and equivalents.............   (1,139)      (709)        1,061
                                                              -------    -------      --------
Net cash provided by (used for) continuing operations.......   12,549     10,978       (55,727)
Net cash provided by (used for) discontinued operations.....  (13,268)   (14,414)        3,722
                                                              -------    -------      --------
Net decrease in cash and equivalents........................     (719)    (3,436)      (52,005)
Cash and equivalents at beginning of year...................   23,458     26,894        78,899
                                                              -------    -------      --------
Cash and equivalents at end of year.........................  $22,739    $23,458      $ 26,894
                                                              =======    =======      ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW:
Interest paid...............................................  $15,500    $15,163      $ 16,119
Income taxes paid (refund)..................................  $(2,331)   $10,767      $ 14,484

                            See accompanying notes.

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  ORGANIZATION AND BUSINESS

     The accompanying consolidated financial statements include the accounts of Wolverine Tube, Inc. (the "Company") and its majority-owned subsidiaries after elimination of significant intercompany accounts and transactions. References to the "Company", "we" or "us" refer to Wolverine Tube, Inc. and its consolidated subsidiaries, unless the context otherwise requires.

     We are engaged in the manufacturing and distribution of copper and copper alloy tubular products, fabricated and metal joining products, as well as rod and bar products. Our focus is developing and manufacturing high value added products used in engineered applications that require tubular products having superior heat transfer capability. Our major customers are primarily located in North America and include commercial and residential air conditioning and refrigeration equipment manufacturers, appliance manufacturers, automotive manufacturers, industrial equipment manufacturers, utilities and other power generating companies, refining and chemical processing companies and plumbing wholesalers.

     The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires our management to make certain estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

  REVENUE RECOGNITION POLICY

     We record sales when products are shipped to customers. Title passes to the customer upon shipment. Sales are made under normal terms and generally do not require collateral.

  START-UP COSTS

     Prior to adoption on January 1, 1999 of Statement of Position (SOP) 98-5, Reporting on the Costs of Start-Up Activities, as issued by the American Institute of Certified Public Accountants, we capitalized pre-operating costs associated with the start-up of new operations to the extent that such costs (i) could be separately identified and segregated from ordinary period costs; (ii) provided a quantifiable benefit to a future period; and, (iii) were directly attributable to the quantifiable benefit within a relatively short period of time after the costs were incurred. Pre-operating costs were comprised of certain expenditures such as payroll, travel and other costs incurred during the pre-operating period. The pre-operating period was defined as the period prior to the commencement of production of products manufactured for sale to customers. These capitalized costs were generally amortized on a straight-line basis over a five-year period. Upon adoption of SOP 98-5, we recognize start-up costs as expense when incurred.

     In accordance with the Statement, we recognized a charge for the cumulative effect of a change in accounting principle of $8.0 million pre-tax ($5.8 million after-tax) in 1999.

  CASH AND EQUIVALENTS

     We consider all highly liquid financial instruments with a maturity of three months or less at the time of purchase to be cash equivalents.

  INVENTORIES

     During the year ended December 31, 2001, we changed our method of accounting for a portion of our raw materials, work-in-process and finished products inventories from the last-in, first-out (LIFO) method to the first-in, first-out (FIFO) method (see Note 3). These inventories are carried at the lower of FIFO cost or market. We determine market value based upon assumptions about future demand and market

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES
conditions. The remaining inventories, which primarily include supplies, are valued using the average cost method. We write down our inventories for estimated obsolescence and unmarketable inventory equal to the difference between the cost of inventory and the estimated market value.

  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at cost. Depreciation is provided using the straight-line method over the following periods:

Furniture and fixtures......................................    2-9 years
Software....................................................    3-5 years
Tooling.....................................................   3-10 years
Building and improvements...................................   3-39 years
Machinery and equipment.....................................   5-25 years

  IMPAIRMENT OF LONG-LIVED ASSETS

     We recognize impairment losses on long-lived assets under the provisions of Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-lived Assets to Be Disposed Of. When facts and circumstances indicate that long-lived assets used in operations may be impaired and the undiscounted cash flows estimated to be generated from those assets are less than their carrying values, we record an impairment loss equal to the excess of the carrying value over fair value. Long-lived assets held for disposal are valued at the lower of the carrying amount or fair value less cost to sell. Beginning in 2002, we will adopt new rules for recognizing impairment (see "Recent Accounting Pronouncements").

  INCOME TAXES

     Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of our assets and liabilities. Property, plant and equipment, inventories, prepaid pension, postretirement benefit obligations, and certain other accrued liabilities are the primary sources of these temporary differences. Deferred income tax also includes operating loss and tax credit carryforwards.

  DEFERRED CHARGES AND INTANGIBLE ASSETS

     Debt issuance costs are deferred and amortized over the terms of the debt to which they relate using the interest method. Intangible assets consist of patents and goodwill. Patents are amortized on the straight-line method over their estimated lives. Excess cost over the fair value of net assets acquired (or enterprise level goodwill) generally has been amortized on a straight-line basis over 40 years. Beginning in 2002, goodwill will no longer be amortized (see "Recent Accounting Pronouncements"). The carrying value of enterprise level goodwill is reviewed if the facts and circumstances suggest that it may be impaired. Negative operating results, negative cash flows from operations, among other factors, could be indicative of the impairment of enterprise level goodwill. We assess the recoverability of enterprise level goodwill by determining whether the unamortized goodwill balance can be recovered through undiscounted future cash flows from operations. The amount of enterprise level goodwill impairment, if any, is measured based on projected discounted future cash flows using a discount rate reflecting our average cost of funds. To date, we have made no adjustments to the carrying value of our enterprise level goodwill, except for $7.4 million of goodwill attributable to discontinued operations (see Note 2).

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

  EARNINGS PER COMMON SHARE

     Basic income from continuing operations and basic net income per share is based on the weighted average number of common shares outstanding and income reduced by preferred dividends. Diluted income from continuing operations and diluted net income per share is based on the weighted average number of common shares outstanding plus the effect of dilutive stock options and income reduced by preferred dividends.

  DERIVATIVES AND HEDGING ACTIVITIES

     We utilize derivative financial instruments to manage risk exposure to movements in commodity and foreign exchange rates. We do not hold or issue derivative financial instruments for trading or speculative purposes. In June 1998, the FASB issued SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities, which was amended in June 2000 by SFAS Nos. 137 and 138. SFAS No. 133, as amended, establishes accounting and reporting standards for derivative instruments and hedging activities. Initially, upon adoption of the new derivative accounting requirements, and prospectively, on the date we enter into a derivative contract, we designate derivatives as either a hedge of a recognized asset or liability or an unrecognized firm commitment (fair value hedge) or a hedge of a forecasted transaction (cash flow hedge). For fair value hedges, both the effective and ineffective portion of the changes in the fair value of the derivative, along with the gain or loss on the hedged item that is attributable to the hedged risk, are recorded in earnings. The effective portion of changes in fair value of a derivative that is designated as a cash flow hedge is recorded in accumulated other comprehensive income or loss. When the hedged item is realized, the gain or loss included in accumulated other comprehensive income or loss is relieved. Any ineffective portion of the changes in the fair values of derivatives used as cash flow hedges are reported in the consolidated statements of operations. We document hedge relationships, including identification of the hedging instruments and the hedged item, as well as our risk management objectives and strategies for undertaking the hedge transactions at the inception of each hedge transaction. Derivatives are recorded in the consolidated balance sheet at fair value. We formally assess, at inception and at least quarterly thereafter, whether the derivatives that are used in hedging transactions are highly effective in offsetting change in either the fair values or cash flows of the hedged item.

  FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following methods are used by us in estimating fair value disclosures for financial instruments:

          Cash and equivalents, accounts receivable and accounts payable: The carrying amount reported in the consolidated balance sheets for these assets approximates their fair value.

          Revolving credit facility, long-term debt and redeemable cumulative preferred stock: The carrying amount of our borrowings under our revolving credit facilities approximates fair value. The fair value of our 7 3/8% Senior Notes and any derivative financial instruments are based upon quoted market prices. The fair value of our redeemable cumulative preferred stock is based upon its dividend rate and call provisions.

          Derivatives: The fair value of our foreign currency and commodity derivative instruments are determined by reference to quoted market prices.

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

     The following table summarizes fair value information for our financial instruments:

                                           2001        2001        2000        2000
                                         CARRYING      FAIR      CARRYING      FAIR
ASSETS (LIABILITIES)                       VALUE       VALUE       VALUE       VALUE
--------------------                     ---------   ---------   ---------   ---------
                                                        (IN THOUSANDS)
Revolving credit facilities............  $ (97,906)  $ (97,906)  $ (81,403)  $ (81,403)
Senior notes...........................   (149,792)   (127,500)   (149,760)   (130,398)
Other debt.............................     (1,684)     (1,684)    (10,057)    (10,057)
Redeemable cumulative preferred
  stock................................     (2,000)     (2,019)     (2,000)     (2,091)
Foreign currency exchange contracts....         (9)         (9)         --         (17)
Commodity futures contracts............     (2,918)     (2,918)         --        (689)

  ENVIRONMENTAL EXPENDITURES

     Environmental expenditures that pertain to our current operations and relate to future revenues are expensed or capitalized consistent with our capitalization policy. Expenditures that result from the remediation of an existing condition caused by past operations, which do not contribute to future revenues, are expensed. Liabilities, which are undiscounted, are recognized for remedial activities when the cleanup is probable and the cost can be reasonably estimated.

  STOCK OPTIONS

     SFAS No. 123, Accounting for Stock-Based Compensation, encourages but does not require companies to record compensation costs for stock-based employee compensation plans at fair value. We have chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. We grant stock options for a fixed number of shares to employees and directors with an exercise price equal to the fair value of the shares at the date of grant. Accordingly, we recognize no compensation expense for stock option grants.

  TRANSLATION TO U.S. DOLLARS

     Our assets and liabilities denominated in foreign currency are translated to U.S. dollars at rates of exchange at the balance sheet date. Income statement items are translated at average exchange rates during the period. Translation adjustments arising from changes in exchange rates are included in the accumulated other comprehensive income or loss component of stockholders' equity. Realized exchange gains and losses are included in "Amortization and other, net" in the consolidated statements of operations. Net exchange (gains) losses totaled ($0.5) million in 2001, ($0.1) million in 2000 and $1.0 million in 1999.

  RESEARCH AND DEVELOPMENT COSTS

     Expenditures relating to the development of new products and processes, including significant improvements and refinements to existing products, are expensed as incurred. The amounts charged to expense were $3.7 million in 2001, $3.7 million in 2000 and $3.0 million in 1999.

  RECENT ACCOUNTING PRONOUNCEMENTS

     In July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. This statement addresses financial accounting and reporting for acquired goodwill and intangible assets. SFAS No. 142 eliminates amortization of goodwill and requires an impairment-only model for recording the value of

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES
goodwill. SFAS No. 142 requires that impairment be tested at least annually at the reporting unit level, using a two-step impairment test. The first step determines if goodwill is impaired by comparing the fair value of the reporting unit as a whole to the book value. If a deficiency exists, the second step measures the amount of the impairment loss as the difference between the implied fair value of goodwill and its carrying amount. Purchased intangibles with indefinite economic lives will be tested for impairment annually using a lower of cost or market approach. Other intangible assets will still be amortized over their useful lives and reviewed for impairment when the facts and circumstances suggest that they may be impaired.

     We have not completed our transitional impairment test under SFAS No. 142; thus, we do not know the amount, if any, of impairment that will be recorded upon adoption. However, any impairment charge resulting from the transitional impairment test would be recognized as a cumulative effect of a change in accounting principle. We have $103.0 million of net deferred charges and intangible assets at December 31, 2001, of which $99.8 million is goodwill. Adoption of SFAS No. 142 is expected to increase income from continuing operations by approximately $2.7 million net of tax in 2002 due to the elimination of amortization of goodwill.

     In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets that supersedes SFAS No. 121 and provides a single accounting model for long-lived assets to be disposed of. Although retaining many of the fundamental recognition and measurement provisions of SFAS No. 121, the new rules significantly change the criteria that would have to be met to classify an asset as held-for-sale. The new rules also supersede the provision of Accounting Principle Board (APB) Opinion No. 30 with regard to reporting the effects of a disposal of a segment of a business and require expected future operating losses from discontinued operations to be displayed in discontinued operations in the period(s) in which the losses are incurred (rather than as of the measurement date as presently required by APB No. 30). In addition, more dispositions will qualify for discontinued operation treatment in the income statement. We plan to adopt SFAS No. 144 in the first quarter 2002. We do not anticipate the provisions of this statement to have a significant impact on our financial condition and results of operations.

2. DISCONTINUED OPERATIONS

     On December 6, 2001, the Executive Committee of the Board of Directors authorized management to discontinue the operations of Wolverine Ratcliffs, Inc. ("WRI"), which as of December 31, 2001 was a 74.5% owned strip business that was jointly formed in 1999 with Ratcliffs-Severn, Ltd. WRI, which was previously included in the rod, bar, strip and other reportable segment, produces both heavy-gauge and light-gauge copper and copper alloy strip used primarily by automotive, hardware and electrical equipment manufacturers. WRI has been negatively impacted by fundamental changes in the marketplace including aggressive foreign competition for heavy-gauge strip and increasing preference by customers for extremely light-gauge strip which WRI is unable to produce efficiently without further capital investment. Our decision to discontinue the WRI operations was attributable to these changes in market conditions that made it unlikely for us to produce an acceptable return on investment that would enhance shareholder value. Immediately after the Executive Committee's authorization, we formalized our plan of disposal. We have engaged a financial advisor to pursue opportunities to dispose of the strip business and would expect to be completely out of the strip business by the second quarter of 2002.

     Accordingly, as required by Accounting Principles Board Opinion, ("APB") 30, Reporting the Results of Operations Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, the operating results of WRI for 2001 and all prior periods presented herein have been restated and reported in discontinued operations in the consolidated financial statements. In addition, we recorded a $31.5 million ($23.9 million after tax) estimated loss on

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES
the disposal of the WRI operations, which included a $2.5 million ($1.6 million after tax) provision for estimated losses during the expected phase-out period. The expected loss on disposal of the WRI operations and the expected operating losses during the phase-out period are based on our best estimates of the most likely outcome, considering, among other things, our knowledge of valuations of strip production assets. However, the actual amounts ultimately realized on disposal and losses incurred during the expected phase-out period could differ materially from the amounts assumed in arriving at the loss on disposal. To the extent actual results differ from our estimate, the difference will be reported in discontinued operations in future periods.

     Operating results of the discontinued WRI operations were as follows:

                                                           2001      2000      1999
                                                          -------   -------   -------
                                                                (IN THOUSANDS)
Net sales...............................................  $48,886   $79,875   $60,202
Net income (loss).......................................   (7,375)      782     1,362

     Assets and liabilities of the discontinued WRI operations have been reflected in the consolidated balance sheets as current or non-current based on the original classification of these accounts, net of any necessary valuation allowances, except that property, plant and equipment of the WRI operations to be disposed has been included in "assets held for sale" net of a necessary valuation allowance. An accrual for the estimated losses to be incurred during the expected phase-out period of $2.5 million (pre-tax) is presented in "accrued liabilities" in the consolidated balance sheets.

     There are no material contingent liabilities related to discontinued operations, such as product or environmental liabilities or litigation, that are expected to remain with us after the disposal of the WRI operations.

3. INVENTORIES

     Inventories are as follows at December 31:

                                                                2001       2000
                                                              --------   --------
                                                                (IN THOUSANDS)
Finished products...........................................  $ 22,565   $ 22,708
Work-in-process.............................................    20,850     24,328
Raw materials and supplies..................................    59,945     54,899
                                                              --------   --------
Totals......................................................  $103,360   $101,935
                                                              ========   ========

     During the year ended December 31, 2001, we changed our method of accounting for inventories from the last-in, first-out (LIFO) method to the first-in, first-out (FIFO) method for portions of our finished products, work-in-process and raw materials inventories. We believe the change is preferable because copper prices have steadily declined since the mid 1990s and the FIFO method will result in a better matching of the costs of inventories with revenues. We believe that the FIFO method also provides a more meaningful presentation of financial position because it reflects more recent costs in our balance sheet. Moreover, the change also conforms all of our raw materials, work-in-process and finished goods inventories to a single costing method.

     We applied this change in method of inventory costing retroactively by restating the prior years' financial statements. The effect of the change in method on previously reported operating results for the quarters ended April 1, July 1 and September 30, 2001 was to increase (decrease) net income by ($0.2) million ($0.02 loss per diluted share); ($4.0) million ($0.33 loss per diluted share); and $1.3 million ($0.11 per diluted share), respectively. The effect on the balance sheet as of December 31,

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

1998 was to decrease inventory and retained earnings by $11.3 million and $7.1 million, respectively. The impact on the consolidated statements of operations for the years ended December 31, 2000 and 2001 was to increase (decrease) net income by $3.2 million ($0.26 per diluted share); and ($0.7) million ($0.05 loss per diluted share), respectively. The impact on the consolidated statements of operations for the year ended December 31, 1999 was not material.

4. DERIVATIVES

     We adopted Statement of Financial Accounting Standard (SFAS) No. 133 (subsequently amended by SFAS Nos. 137 and 138), Accounting for Derivative Instruments and Hedging Activities, on January 1, 2001. The adoption of SFAS No. 133 resulted in an insignificant impact on reported earnings and accumulated other comprehensive loss. At December 31, 2001, we reported an unrealized loss of $2.9 million ($1.9 million, net of tax), in accumulated other comprehensive loss for our outstanding commodity hedge contracts.

     We have entered into commodity forward contracts through December 31, 2003 to hedge against the risk of copper price increases with respect to firm price sales commitments. The notional amount of these forward contracts, which were designated as fair value hedging instruments, was $17.3 million at December 31, 2001. For the twelve months ended December 31, 2001, an insignificant impact to cost of goods sold was recorded for the ineffective portion of these derivative instruments.

     Also, we have entered into commodity forward contracts through December 31, 2003 to reduce our risk of future copper price increases on anticipated sales. The notional amount of these forward contracts, which were designated as cash flow hedging instruments, was $28.8 million at December 31, 2001. At December 31, 2001, we recorded the fair value of these forward contracts of $2.7 million ($1.7 million, net of tax) in accrued liabilities and in accumulated other comprehensive loss. We expect that $2.5 million ($1.6 million, net of tax) of the unrealized loss on our outstanding forward contracts will be reclassified to earnings during the next twelve months when the anticipated transactions occur.

     At December 31, 2001, we had commodity futures to purchase natural gas for the period of February 2002 through October 2002 with a notional value of $1.4 million. These futures contracts were designated as cash flow hedging instruments and there was no ineffective portion of the change in fair value of these futures contracts for the period ended December 31, 2001. At December 31, 2001, we recorded the fair value of these instruments of $0.2 million ($0.2 million, net of tax) in accrued liabilities and accumulated other comprehensive loss.

     At December 31, 2001, we had forward exchange contracts outstanding to purchase foreign currency with a notional value of $1.4 million and to sell foreign currency with a notional value of $1.0 million. These forward contracts and the underlying hedged receivables and payables are carried at their fair values with any associated gains and losses recognized in current period earnings. The impact on reported earnings of recording the fair value of these hedging instruments and the underlying hedged receivables and payables for the period ended December 31, 2001 was not significant.

5. ASSETS HELD FOR SALE

     Assets held for sale at December 31, 2001 and 2000, include the net assets of the unoccupied Greenville, Mississippi and Roxboro, North Carolina facilities, which have been written down to fair value less cost to sell ($5.4 million) based on their appraised value. Assets held for sale also include $3.7 million and $8.1 million in 2001 and 2000, respectively, for net property, plant and equipment of WRI, which we discontinued in 2001.

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

6. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are as follows at December 31:

                                                                2001        2000
                                                              ---------   ---------
                                                                 (IN THOUSANDS)
Land and improvements.......................................  $  11,537   $  11,558
Building and improvements...................................     48,820      48,105
Machinery and equipment.....................................    268,587     224,614
Construction-in-progress....................................      6,430      26,995
                                                              ---------   ---------
                                                                335,374     311,272
Less accumulated depreciation...............................   (116,898)   (103,947)
                                                              ---------   ---------
Totals......................................................  $ 218,476   $ 207,325
                                                              =========   =========

7. DEFERRED CHARGES AND INTANGIBLE ASSETS

     Deferred charges and intangible assets are as follows at December 31:

                                                                2001       2000
                                                              --------   --------
                                                                (IN THOUSANDS)
Deferred debt issuance costs................................  $  2,130   $  2,650
Goodwill....................................................   118,455    123,557
Patents and other...........................................     3,685      4,213
                                                              --------   --------
                                                               124,270    130,420
Less accumulated amortization...............................   (21,275)   (18,697)
                                                              --------   --------
Totals......................................................  $102,995   $111,723
                                                              ========   ========

     In September 2000, we acquired the metal joining products business of Engelhard Corporation. The metal joining products business is located in Warwick, Rhode Island, and is a leading manufacturer of brazing alloys and fluxes, as well as a supplier of lead-free solder. The transaction was structured as an all-cash acquisition for approximately $41.8 million, which we financed through our credit facility. The transaction was accounted for using the purchase method of accounting, resulting in $24.0 million of goodwill, that is being amortized on a straight-line basis over its estimated useful life of 40 years. The accounts and results of operations of the metal joining products business have been combined with ours since the date of the acquisition. If this acquisition had been consummated at the beginning of 2000, the effect on our consolidated results of operations would not have been significant.

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

8. FINANCING ARRANGEMENTS AND DEBT

     Long-term debt consists of the following at December 31:

                                                                2001       2000
                                                              --------   --------
                                                                (IN THOUSANDS)
Revolving Credit Facility, interest tied to banks' base rate or alternative rates, averaged 5.5% in 2001, due April
  2002 (refinanced on March 27, 2002 from the proceeds of
  $120 million 10.5% Senior Notes described below)..........  $ 97,906   $ 81,403
Senior Notes, 7 3/8%, due August 2008.......................   150,000    150,000
Discount on Senior Notes, original issue discount amortized
  over 10 years.............................................      (208)      (240)
Netherlands facility, 5.11%, due on demand..................     1,671         --
Other foreign facilities....................................        13     10,057
                                                              --------   --------
                                                               249,382    241,220
Less short-term borrowings..................................    (1,684)   (10,057)
                                                              --------   --------
Totals......................................................  $247,698   $231,163
                                                              ========   ========

     Aggregate maturities of long-term debt are as follows:

                                                               (IN THOUSANDS)
2002........................................................      $  1,684
2008 through 2009...........................................       247,698
                                                                  --------
Totals......................................................      $249,382
                                                                  ========

     As of December 31, 2001, we had a Revolving Credit Facility ("the Facility"), set to mature on April 30, 2002. The Facility originally provided for a $200.0 million line of credit and a floating base interest rate that at our election was LIBOR plus a specified margin of 0.25% to 1.00%. On August 8, 2001, we and our lenders executed the Fifth Amendment and Limited Waiver to Credit Amendment regarding certain debt covenants and certain financial covenants of the Facility. The terms of this agreement included a provision for the last six months of 2001 that increased the floating base interest rate to LIBOR plus 0.75% to 2.00%. On February 4, 2002, we and our lenders executed a Limited Waiver, the Sixth Amendment to Credit Agreement and a Security Agreement. Under the terms of the Limited Waiver, the lenders waived compliance with the financial covenants contained in the Facility from December 31, 2001 through April 16, 2002 and we agreed to limit borrowings under the Facility to an aggregate amount of $130.0 million, grant a security interest in all our U.S. accounts receivable and inventory to secure all new borrowings under the Facility after the date of the execution of the Limited Waiver, adjust the floating base interest rate on the Facility to LIBOR plus 3.00% and limit certain of our non-operating activities. The Sixth Amendment to Credit Agreement and the Security Agreement document the agreed upon terms in the Limited Waiver. As of December 31, 2001, we had approximately $103.0 million in outstanding borrowings and off-balance sheet obligations (consisting of standby letters of credit) under the Facility and approximately $27.0 million in additional borrowing availability under the terms of the Limited Waiver executed on February 4, 2002. The weighted average interest rate under the Facility was 5.5% for 2001 versus 7.0% for 2000.

     On March 27, 2002, we obtained new financing agreements to replace our existing revolving credit facility. We issued $120 million in principal amount of 10.5% Senior Notes that will mature in 2009. The 10.5% Senior Notes were issued pursuant to an Indenture, dated as of March 27, 2002, between us and First Union National Bank, as Trustee. The 10.5% Senior Notes (i) have interest payment dates of April 1

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES
and October 1 of each year; (ii) are redeemable after the dates and at the prices (expressed in percentages of principal amount on the redemption date), as set forth below:

YEAR                                                           PERCENTAGE
----                                                           ----------
April 1, 2006...............................................    105.250%
April 1, 2007...............................................    102.625%
April 1, 2008 and thereafter................................    100.000%

and (iii) are senior unsecured obligations and are senior in right of payment to any of our future subordinated obligations.

     We also entered into a new secured revolving credit facility concurrently with the closing of the 10.5% Senior Notes offering. The new revolving credit facility provides for up to a $37.5 million line of credit dependent on the levels of and secured by our eligible accounts receivable and inventory. The new revolving credit facility provides for interest at the Eurodollar rate plus 2.5% or the U.S. base rate plus 1%. Commitment fees on the unused available portion of the facility are 0.5%. The revolving credit facility matures March 27, 2005.

     Because we used proceeds from our new long-term financing agreements to refinance the current maturities on our existing revolving credit facility, we have reclassified all outstanding borrowings under the existing facility as non-current in our consolidated balance sheet as of December 31, 2001.

     In August 1998, we issued $150.0 million in principal amount of 7 3/8% Senior Notes due August 1, 2008. The 7 3/8% Senior Notes were issued pursuant to an Indenture, dated as of August 4, 1998, between us and First Union National Bank, as Trustee. The 7 3/8% Senior Notes (i) have interest payment dates of February 1 and August 1 of each year (ii) are redeemable at our option at a redemption price equal to the greater of (a) 100% of the principal amount of the Senior Notes to be redeemed, or (b) the sum of the present value of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date, discounted to the redemption date on a semiannual basis at a rate based upon the yield of the specified treasury securities plus 25 basis points, plus, in each case, accrued interest thereon to the date of redemption; (iii) are senior unsecured obligations and are pari passu in right of payment with any of our existing and future senior unsecured indebtedness, including borrowings under the Facility; (iv) are guaranteed by certain of our subsidiaries; and (v) are subject to the terms of the Indenture, which contain certain covenants that limit our ability to incur indebtedness secured by certain liens and to engage in sale/leaseback transactions.

     We have a credit facility with a Netherlands bank, payable on demand and providing for available credit up to 1.8 million euros (approximately U.S. $1.7 million). At December 31, 2001, we had outstanding borrowings of $1.7 million under this facility.

     During 2001, we repaid substantially all of our obligations under other foreign credit facilities.

     Our financing agreements contain covenants that include requirements to maintain certain financial ratios and other restrictions and limitations, including the restrictions on our payment of dividends, limitations on the issuance of additional debt, limitations on investments and contingent obligations, the redemption of capital stock and the sale or transfer of assets.

     Interest expense is net of interest income and capitalized interest of $0.6 million and $1.1 million in 2001, $1.2 million and $1.3 million in 2000 and $2.9 million and $0.3 million in 1999. Interest expense is also net of interest allocated to the discontinued operations of WRI of $1.3 million in 2001, $0.5 million in 2000 and $0.2 million in 1999.

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

9. RETIREMENT AND PENSION PLANS

  U.S. PLANS

     We have established trusteed, noncontributory defined benefit pension plans covering the majority of all our U.S. employees fulfilling minimum age and service requirements. Benefits are based upon years of service and a prescribed formula based upon the employee's compensation. We contribute annual amounts that fall within the range determined to be deductible for federal income tax purposes.

     Certain assumptions utilized in accounting for the U.S. defined benefit plans for the years ended December 31 are as follows:

                                                              2001   2000      1999
                                                              ----   ----   ----------
Discount rate...............................................  7.25%  7.75%        7.75%
Rate of increase in compensation............................   4.0    4.0   4.0 - 4.25
Expected return on plan assets..............................   9.5    9.5          9.5

     A summary of the components of net periodic pension cost for the U.S. defined benefit plans for the years ended December 31 is as follows:

                                                         2001       2000       1999
                                                       --------   --------   --------
                                                               (IN THOUSANDS)
Service cost.........................................  $  3,859   $  3,324   $  4,143
Interest cost........................................     9,045      8,494      7,953
Expected return on plan assets.......................   (12,613)   (12,817)   (11,708)
Amortization of prior service cost...................       134        134        134
Amortization of net actuarial gain...................        --       (602)        --
Effect of special termination benefits...............        --         --         68
                                                       --------   --------   --------
Net periodic pension cost (benefit)..................  $    425   $ (1,467)  $    590
                                                       ========   ========   ========

     The following table sets forth a reconciliation of the benefit obligation for the years ended December 31:

                                                                2001       2000
                                                              --------   --------
                                                                (IN THOUSANDS)
Benefit obligation at the beginning of the year.............  $118,177   $111,562
Service costs...............................................     3,859      3,324
Interest costs..............................................     9,045      8,494
Actuarial loss..............................................     9,628        869
Benefits paid...............................................    (6,322)    (6,072)
                                                              --------   --------
Benefit obligation at the end of the year...................  $134,387   $118,177
                                                              ========   ========

     The effect of the change in our assumed discount rate for the year ended December 31, 2001 contributed $8.2 million of the $9.6 million actuarial loss.

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

     The following table sets forth a reconciliation of the plan assets for the years ended December 31:

                                                                2001       2000
                                                              --------   --------
                                                                (IN THOUSANDS)
Fair value of plan assets at the beginning of the year......  $135,700   $137,746
Actual return on plan assets................................    (1,652)     4,026
Benefits paid...............................................    (6,322)    (6,072)
                                                              --------   --------
Fair value of plan assets at the end of the year............  $127,726   $135,700
                                                              ========   ========

     The following table sets forth the funded status of the plan and the amounts recognized in our consolidated balance sheets at December 31:

                                                               2001      2000
                                                              -------   -------
                                                               (IN THOUSANDS)
(Unfunded) funded status....................................  $(6,661)  $17,523
Unrecognized net actuarial loss (gain)......................   11,675   (12,218)
Unrecognized pension service costs..........................    1,228     1,361
                                                              -------   -------
Prepaid pensions............................................  $ 6,242   $ 6,666
                                                              =======   =======

     We have 401(k) plans covering substantially all of our U.S. employees. We provide at our discretion a match of employee salaries contributed to the plans. We recorded expense with respect to these plans of $1.3 million in 2001, $2.0 million in 2000 and $1.9 million in 1999.

     The Wolverine Tube, Inc. Supplemental Executive Retirement Plan (the "Retirement Plan") is a non-funded defined benefit pension plan that provides benefits to certain of our eligible executives. The benefits provided under the Retirement Plan are identical to the benefits provided by the defined benefit pension plan. In addition, we provide a Supplemental Retirement Plan ("SERP") for the current CEO, which also is non-funded. The benefits provided under this SERP are based upon years of service and compensation. Benefits become fully vested upon completion of six years of service from the date of employment or a change of control for the Company or dismissal without cause. We incurred expense with respect to all supplemental plans of $0.3 million in 2001, $0.3 million in 2000 and $0.2 million in 1999. At December 31, 2001, the balance of accrued pension costs related to these plans was $1.4 million.

  CANADIAN PLANS

     We sponsor a defined contribution profit-sharing retirement plan for our London, Ontario facility employees who are required to contribute 4% of regular wages, subject to a maximum contribution limit specified by Canadian income tax regulations. Employer contributions were $0.5 million in 2001, $0.6 million in 2000 and $0.7 million in 1999.

     We have established noncontributory defined benefit pension plans covering substantially all our employees at the Montreal, Quebec and Fergus, Ontario facilities. We contribute the actuarially determined amounts annually into the plans. Benefits for the hourly employees at the Montreal, Quebec and Fergus, Ontario facilities are based on years of service and a negotiated rate. Benefits for salaried employees are based on years of service and the employee's highest annual average compensation over five consecutive years.

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

     Certain assumptions utilized in accounting for the Salaried Employees, Canadian Operational Employees and Quebec Operational Employees pension plans for the years ended December 31 are as follows:

                                                              2001   2000   1999
                                                              ----   ----   ----
Discount rate...............................................  7.0%   7.5%   7.5%
Expected long-term rate of return on plan assets............  8.5    8.5    8.5

     The expected rate of increase in compensation used in accounting for the Salaried Employees' pension plan was 3.0% for the years ended December 31, 2001, 2000 and 1999, and is not applicable in accounting for the Canadian Operational Employees and Quebec Operational Employees pension plans for the same periods.

     A summary of the components of net periodic pension cost for the Salaried Employees, Canadian Operational Employees and Quebec Operational Employees pension plans for the years ended December 31 are as follows:

                                                           2001      2000      1999
                                                          -------   -------   -------
                                                                (IN THOUSANDS)
Service cost............................................  $   498   $   522   $   525
Interest cost...........................................    1,240     1,317     1,212
Expected return on plan assets..........................   (1,793)   (1,748)   (1,638)
Amortization of prior service cost......................       73        77        41
Amortization of net actuarial gain......................     (118)      (62)      (32)
                                                          -------   -------   -------
Net periodic pension cost (benefit).....................  $  (100)  $   106   $   108
                                                          =======   =======   =======

     The following table sets forth a reconciliation of the benefit obligation for the years ended December 31:

                                                               2001      2000
                                                              -------   -------
                                                               (IN THOUSANDS)
Benefit obligation at the beginning of the year.............  $17,007   $18,001
Service costs...............................................      497       522
Interest costs..............................................    1,240     1,317
Actuarial (gain) loss.......................................    1,736    (1,175)
Benefits paid...............................................     (921)     (978)
Foreign currency exchange rate changes......................   (1,094)     (680)
                                                              -------   -------
Benefit obligation at the end of the year...................  $18,465   $17,007
                                                              =======   =======

     The following table sets forth a reconciliation of the plans assets for the years ended December 31:

                                                               2001      2000
                                                              -------   -------
                                                               (IN THOUSANDS)
Fair value of plan assets at the beginning of the year......  $22,123   $21,673
Actual return on plan assets................................     (850)    2,015
Company contribution........................................      179       249
Benefits paid...............................................     (921)     (978)
Foreign currency exchange rate changes......................   (1,272)     (836)
                                                              -------   -------
Fair value of plan assets at the end of the year............  $19,259   $22,123
                                                              =======   =======

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

     The following table sets forth the funded status of the plans and the amounts recognized in our consolidated balance sheets at December 31:

                                                               2001     2000
                                                              ------   -------
                                                               (IN THOUSANDS)
Funded status...............................................  $  794   $ 5,116
Unrecognized net actuarial loss (gain)......................     548    (4,053)
Unrecognized pension service costs..........................   1,035     1,177
                                                              ------   -------
Prepaid pension obligation..................................  $2,377   $ 2,240
                                                              ======   =======

10. POSTRETIREMENT BENEFIT OBLIGATION

     We sponsor a defined benefit health care plan and life insurance plan that provides postretirement medical benefits and life insurance to substantially all our full-time employees who have worked ten years after age 50 to 52, and widows of employees who die while employed after age 55 and have at least five years of service. This plan is contributory, with retiree contributions being adjusted annually.

     Net periodic postretirement benefit cost for the years ended December 31 includes the following components:

                                                               2001    2000    1999
                                                              ------   -----   -----
                                                                  (IN THOUSANDS)
Service cost................................................  $  431   $ 384   $ 331
Interest cost...............................................     685     687     443
Amortization of prior service cost..........................     126      85      --
Amortization of deferred gain...............................    (411)   (284)   (640)
Effect of special termination benefits......................     199      55     717
                                                              ------   -----   -----
Net periodic postretirement benefit cost....................  $1,030   $ 927   $ 851
                                                              ======   =====   =====

     The change in benefit obligation for the years ended December 31 includes the following components:

                                                               2001      2000
                                                              -------   -------
                                                               (IN THOUSANDS)
Benefit obligation at the beginning of the year.............  $14,486   $13,191
Service cost................................................      431       384
Interest cost...............................................      685       687
Participants' contributions.................................      227        49
Amendments..................................................       37        --
Actuarial loss..............................................    1,670       441
Acquisition.................................................       --       336
Benefits paid...............................................   (2,703)     (657)
Special termination benefits................................      199        55
                                                              -------   -------
Benefit obligation at the end of the year...................  $15,032   $14,486
                                                              =======   =======

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

     The following table sets forth the status of the plan and the amounts recognized in our consolidated balance sheets at December 31:

                                                               2001      2000
                                                              -------   -------
                                                               (IN THOUSANDS)
Benefit obligation at end of year...........................  $15,032   $14,486
Unrecognized net actuarial gain.............................    1,371     3,559
Unrecognized prior service cost.............................     (683)     (773)
                                                              -------   -------
Net postretirement benefit obligation.......................  $15,720   $17,272
                                                              =======   =======

     The weighted average discount rate used in determining the postretirement benefit obligation was 7.25% at December 31, 2001 and 7.75% at December 31, 2000.

     For purposes of determining the cost and obligation for postretirement medical benefits, a 5% annual rate of increase in the per capita cost of covered benefits (i.e. health care trend rate) was assumed, and is expected to remain at that level thereafter. Assumed health care cost trend rates have a significant effect on the amounts reported for health care plans. A one percentage point change in the assumed health care cost trend rate would have had the following effects:

                                                              1% INCREASE   1% DECREASE
                                                              -----------   -----------
                                                                   (IN THOUSANDS)
Effect on total of service and interest cost components.....     $ 11          $ (10)
Effect on postretirement benefit obligation.................     $162          $(144)
                                                                 ====          =====

11. ENVIRONMENTAL REMEDIATION

     We are subject to extensive U.S. and Canadian federal, state, provincial and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment. We have received various communications from regulatory authorities concerning certain environmental matters and are a potentially responsible party at one waste disposal site.

     We have accrued estimated environmental remediation costs of $1.9 million at December 31, 2001, consisting of $0.8 million for the Decatur facility, $0.1 million for the Greenville facility, $0.6 million for the Ardmore facility and $0.4 million for the Shawnee facility (with respect to the Double Eagle Refinery site). Based on information currently available, we believe that the costs of these matters are not reasonably likely to have a material effect on our business, financial condition or results of operations. However, actual costs related to environmental matters could differ materially from the amounts we estimated and accrued at December 31, 2001 and could amount to an aggregate exposure of $3.2 million if these environmental matters are not resolved as anticipated.

12. INCOME TAXES

     The components of income from continuing operations before income taxes for the years ended December 31 are as follows:

                                                          2001      2000       1999
                                                         -------   -------   --------
                                                                (IN THOUSANDS)
U.S. ..................................................  $  (170)  $17,103   $(15,689)
Foreign................................................   15,957    23,464     15,108
                                                         -------   -------   --------
          Total........................................  $15,787   $40,567   $   (581)
                                                         =======   =======   ========

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

     The provision for income taxes on income before the cumulative effect of accounting change for the years ended December 31 consists of the following:

                                                           2001      2000      1999
                                                         --------   -------   -------
                                                                (IN THOUSANDS)
Continuing operations
  Current (benefit) expense:
     U.S. Federal......................................  $  2,675   $ 1,696   $   191
     Foreign...........................................     4,387     7,354     5,262
     State.............................................      (732)       95      (493)
                                                         --------   -------   -------
          Total current................................     6,330     9,145     4,960
                                                         --------   -------   -------
Deferred (benefit) expense:
  U.S. ................................................    (1,741)    5,745    (5,246)
  Foreign..............................................      (244)     (230)     (702)
                                                         --------   -------   -------
  Total deferred.......................................    (1,985)    5,515    (5,948)
                                                         --------   -------   -------
Income tax expense (benefit) -- continuing
  operations...........................................     4,345    14,660      (988)
Income tax expense (benefit) -- discontinued
  operations...........................................   (12,100)      506       699
                                                         --------   -------   -------
          Total income tax expense (benefit)...........  $ (7,755)  $15,166   $  (289)
                                                         ========   =======   =======

     Deferred income taxes included in our balance sheets reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the carrying amount for income tax return purposes. Significant components of our deferred tax assets and liabilities are as follows:

                                                               2001      2000
                                                              -------   -------
                                                               (IN THOUSANDS)
Deferred tax liabilities:
  Basis of property, plant and equipment....................  $30,012   $27,368
  Inventory valuation.......................................       --       353
  Prepaid pension...........................................    2,746     2,930
  Other.....................................................      833       257
                                                              -------   -------
Total deferred tax liabilities..............................   33,591    30,908
                                                              -------   -------
Deferred tax assets:
  Environmental remediation.................................      704       826
  Net operating loss carryforward...........................   15,127        --
  Restructuring reserves....................................    1,935        --
  Inventory valuations......................................      270        --
  Pension obligation........................................    6,269       421
  Postretirement benefits obligation........................       --     6,363
  Other.....................................................    2,992     2,919
                                                              -------   -------
          Total deferred tax assets.........................   27,297    10,529
                                                              -------   -------
          Net deferred tax liability........................  $ 6,294   $20,379
                                                              =======   =======

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

     Reconciliation of differences between the statutory U.S. federal income tax rate and our effective tax rate follows:

                                                             2001      2000     1999
                                                            -------   -------   -----
                                                                 (IN THOUSANDS)
Income tax expense at federal statutory rate..............  $ 5,525   $14,198   $(203)
Increase (decrease) in taxes resulting from:
  State and local taxes, net of federal benefit...........      185       369    (731)
  Effect of difference in U.S. and foreign rates..........   (1,363)     (894)   (525)
  Permanent differences...................................       12       523     643
  Other...................................................      (14)      464    (172)
                                                            -------   -------   -----
Income tax expense (benefit) -- continuing operations.....  $ 4,345   $14,660   $(988)
                                                            =======   =======   =====

     At December 31, 2001, we have federal, state and foreign net operating loss carryforwards of $1.5 million, $1.3 million and $12.3 million, respectively. These net operating loss carryforwards expire at various times beginning in 2016 through 2022.

13. REDEEMABLE PREFERRED STOCK

     We have 500,000 shares authorized for issuance of $1 par value cumulative preferred stock. Of these shares, there are 20,000 shares of cumulative preferred stock issued and outstanding as of December 31, 2001 that we were required to redeem by March 1, 2002. According to the redemption arrangement with our preferred shareholders, on March 1, 2002 we paid $1.0 million in cash and issued 116,100 shares of our common stock at a share price of $8.61 in exchange for their 20,000 shares of preferred stock. The cumulative preferred stock provides for annual dividends at the rate of $14 per share. The dividends accrue quarterly whether declared or not, and compound quarterly at 14% per annum to the extent unpaid. At December 31, 2001 and December 31, 2000, all dividends had been paid.

     The cumulative preferred stock is entitled to a preference, in liquidation, in the amount of $100 per share, plus any accrued and unpaid dividends and any related interest.

14. COMMON STOCK

     All holders of Common Stock are entitled to receive dividends when and if declared by our Board of Directors (the "Board"), provided that all dividend requirements of the cumulative preferred stock have been paid. Additionally, the payment of dividends on our Common Stock is restricted under the terms of our various financing agreements. To date, no dividends have been paid to the holders of the Common Stock and there are no immediate plans to institute a dividend.

     The Board has adopted a Stockholder Rights Plan designed to protect the Company and its stockholders from coercive, unfair or inadequate takeover bids. Pursuant to the Stockholder Rights Plan, a dividend of one Preferred Share Purchase Right (a "Right") was declared for each share of Common Stock outstanding at the close of business on February 23, 1996. The Rights are generally not exercisable until ten days after a person or group acquires, or commences a tender offer that could result in the party acquiring, 15% of the outstanding shares of Common Stock. Each Right, should it become exercisable, will enable the owner to buy one one-thousandth of a share of newly created Series A Junior Participating Preferred Stock at an exercise price of $175, and, in certain circumstances, to purchase shares of Common Stock at a substantially reduced price. The Board is generally entitled to redeem the Rights at $0.01 per Right at any time prior to the date they become exercisable. The Rights will expire on February 23, 2006.

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

     Beginning in September 1998, the Board of Directors authorized management to purchase shares of our outstanding common stock in the open market under common stock repurchase programs. These common stock repurchase programs conclude March 31, 2002. Under the common stock repurchase programs, we purchased 537,600 shares, 858,100 shares and 784,200 shares of our common stock for $7.5 million, $15.4 million and $16.6 million for the years ended December 31, 2000, 1999 and 1998, respectively. We did not purchase any shares of our common stock in the year ended December 31, 2001.

15. STOCK-BASED COMPENSATION PLANS

     We have elected to follow APB 25, Accounting for Stock Options Issued to Employees and related interpretations in accounting for our employee stock options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123 ("Statement 123"), Accounting for Stock-Based Compensation, requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, no compensation expense is recognized because the exercise price of our employee stock options equals the market price of the underlying stock on the date of the grant.

     Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if we had accounted for our employee stock options under the fair value method of that statement. The weighted average fair value of options granted during 2001 estimated on the date of grant using the Black-Scholes pricing model was $6.97. The fair value for these options was estimated at the date of grant using the following weighted average assumptions for 2001, 2000 and 1999, respectively: risk free interest rates of 4.41%, 6.12% and 5.78%, volatility factors of the expected market price of our common stock of 0.352, 0.339 and 0.337; and a weighted average expected life of the option of seven years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because our employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in our opinion, the existing models do not necessarily provide a reliable single measure of the fair value of our employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The effects of applying Statement 123 for pro forma disclosure may not be representative of the effects on reported pro forma net income in future years. Our pro forma information for the years ended December 31 follows:

                                                           2001        2000       1999
                                                         ---------   --------   --------
                                                         (IN THOUSANDS, EXCEPT PER SHARE
                                                                    AMOUNTS)
Net income (loss) applicable to common shares:
  As reported..........................................  $(20,078)   $26,409    $(4,265)
  Pro forma............................................   (21,604)    24,472     (6,386)
Diluted earnings (loss) per share:
  As reported..........................................  $  (1.63)   $  2.14    $ (0.32)
  Pro forma............................................     (1.72)      1.97      (0.48)

     The 1993 Equity Incentive Plan (the "1993 Equity Plan") provides for the issuance of stock options, restricted shares, stock appreciation rights, phantom shares and other additional awards to key executives and employees. The maximum number of additional shares issuable under the 1993 Equity Plan is 2,075,000 at a price as determined by our Compensation Committee. All options granted to date have

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES
been issued at the market value at the date of the grant. Options granted prior to 1999 under the 1993 Equity Plan vest 20% on Each anniversary thereafter and terminate on the tenth anniversary of the date of grant. Options granted in 1999 and subsequent years under the 1993 Equity Plan vest 33 1/3% on each anniversary thereafter and terminate on the tenth anniversary of the date of grant. Options granted under prior plans remain outstanding but are governed by the provisions of the 1993 Equity Plan.

     The 1993 Stock Option Plan for Outside Directors (the "1993 Directors' Plan") provides for the issuance of stock options to outside directors at the fair market value on the date of grant. A maximum of 185,000 shares are issuable under the 1993 Directors' Plan. The initial options granted at the time the Director joins the Board vest at 33 1/3% per year but must be held one year before being exercised. All subsequent options granted vest immediately. All options terminate on the tenth anniversary of the date of grant. The 1993 Directors' Plan terminates in 2003.

     On March 22, 2001, the Board of Directors adopted the 2001 Stock Option Plan for Outside Directors (the "2001 Directors' Plan") providing for the issuance of options for the purchase of up to 250,000 shares of our common stock. The 2001 Directors' Plan will allow us to continue to compensate and reward our directors upon the completion or termination of the 1993 Directors' Plan. The terms of the 2001 Directors' Plan are substantially the same as the terms of the 1993 Directors' Plan. No options have been granted under the 2001 Directors' Plan.

     In the third quarter of 2001, we made available to our U.S. and Canadian stock option holders under the 1993 Equity Plan and the 1993 Directors' Plan, the right to exchange options whose exercise price was $20.00 per share or greater, for new options to purchase one share for every two shares exchanged. The new options will be granted on or about April 11, 2002, which is six months and six business days after the date the options were exchanged. New options granted under the 1993 Equity Plan will have an exercise price determined by the market price of our stock on the date the new options are granted. New options granted under the 1993 Directors' Plan will have an exercise price determined by the average market price of our stock on the date we grant the new options and the four preceding trading days. A stock option holder must continue to be employed by us or provide service to us through April 11, 2002 in order to be eligible to receive the new options to be granted. As a result of this exchange of options shares, 836,860 shares with an average option price of $30.48 were canceled, 38,000 of which were under the 1993 Directors' Plan.

     Our stock option plans are summarized as follows:

                                                                                             WEIGHTED-
                                          1993          1993 EQUITY                       AVERAGE EXERCISE
                                     DIRECTORS' PLAN   INCENTIVE PLAN    OPTION PRICE          PRICE
                                     ---------------   --------------   ---------------   ----------------
                                            (NUMBER OF SHARES)
Outstanding at December 31, 1998...       46,000           845,087      $ 4.44 - $40.25        $29.84
Granted............................        7,000           394,950      $14.01 - $25.25        $22.01
Exercised..........................           --           (49,229)     $ 4.44 - $20.88        $ 5.81
Forfeited..........................           --          (114,450)     $20.00 - $39.38        $30.46
                                         -------         ---------      ---------------        ------
Outstanding at December 31, 1999...       53,000         1,076,358      $ 4.44 - $40.25        $28.04
Granted............................       50,200           343,950      $11.95 - $17.01        $13.90
Exercised..........................           --            (4,680)     $ 4.44 - $ 7.39        $ 6.24
Forfeited..........................           --          (108,386)     $12.31 - $38.44        $26.79
                                         -------         ---------      ---------------        ------

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

                                                                                             WEIGHTED-
                                          1993          1993 EQUITY                       AVERAGE EXERCISE
                                     DIRECTORS' PLAN   INCENTIVE PLAN    OPTION PRICE          PRICE
                                     ---------------   --------------   ---------------   ----------------
                                            (NUMBER OF SHARES)
Outstanding at December 31, 2000...      103,200         1,307,242      $ 4.44 - $40.25        $24.25
Granted............................       51,465           394,650      $11.84 - $16.57        $11.93
Exercised..........................           --           (24,261)     $ 4.44 - $13.69        $ 5.42
Forfeited or canceled..............      (38,000)         (841,957)     $ 7.39 - $40.25        $30.20
                                         -------         ---------      ---------------        ------
Outstanding at December 31, 2001...      116,665           835,674      $ 5.28 - $37.68        $13.46
                                         =======         =========      ===============        ======
Exercisable at:
  December 31, 1999................       43,000           388,273      $ 4.44 - $40.25        $26.42
  December 31, 2000................       99,866           574,600      $ 4.44 - $40.25        $26.12
  December 31, 2001................      116,665           223,961      $ 5.28 - $37.68        $14.78

     The number of options outstanding, weighted average exercise price, weighted average remaining contractual life, vested options and the weighted average exercise price of vested options outstanding at December 31, 2001, which were issued prior to August 1993, were 59,508, $6.74, 0.9 years, 59,508 and $6.74, respectively. The number of options outstanding, weighted average exercise price, weighted average remaining contractual life, vested options and the weighted average exercise price of vested options outstanding at December 31, 2001, which were issued after August 1993, were 892,831, $13.91, 8.1 years, 281,118 and $16.49, respectively. The weighted average remaining life for all options outstanding at December 31, 2001 is 7.7 years.

     The range of exercise prices of the outstanding options and exercisable options at December 31, 2001 are as follows:

WEIGHTED AVERAGE                           NUMBER OF            NUMBER OF        WEIGHTED AVERAGE
EXERCISE PRICE                         EXERCISABLE SHARES   OUTSTANDING SHARES    REMAINING LIFE
----------------                       ------------------   ------------------   ----------------
$ 4.44 - $14.99......................       260,715              843,789               8.0
$15.00 - $24.99......................        51,261               79,900               6.6
$25.00 - $40.25......................        28,650               28,650               1.2
                                            -------              -------
Totals...............................       340,626              952,339               7.7
                                            =======              =======

     In 2001, we awarded 3,297 shares of restricted stock under the 1993 Equity Plan, with a fair value at the date of grant of $13.13 per share. These restricted shares vest 50% annually at the anniversary date of the grant. We recorded compensation expense with respect to restricted stock awards of approximately $0.5 million in 2001 which is recognized on a straight-line basis over the two year vesting period of the restricted stock grants. In addition, selected senior executives as designated by the CEO and approved by the Compensation Committee are eligible for restricted stock awards under the Long-Term Incentive Plan ("LTIP") based on our return on total capital measured over a three-year period. Performance objectives under the LTIP are based upon an incremental scale depending on achieving the specified target return rate. No compensation expense was recorded in 2001 with respect to these awards.

16. COMMITMENTS

     Minimum future rental commitments under operating leases having non-cancelable lease terms in excess of one year totaled approximately $10.3 million as of December 31, 2001 and are payable as follows: $2.4 million in 2002, $2.1 million in 2003, $1.6 million in 2004, $1.5 million in 2005, $0.7 million in 2006 and $2.0 million thereafter. Rental expense for operating leases was $2.9 million in 2001, $3.3 million in 2000 and $2.9 million in 1999.

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

     At December 31, 2001, we had commitments of $2.3 million for capital expenditures.

17. INDUSTRY SEGMENTS AND FOREIGN OPERATIONS

     Our reportable segments are based on our three product lines: commercial products, wholesale products and rod, bar and other products. Commercial products consist primarily of high value-added products sold directly to original equipment manufacturers. Wholesale products are commodity-type plumbing tube products, which are sold to a variety of customers. Rod, bar and other products also are sold to a variety of customers.

     The accounting policies for each of the reportable segments are the same as those described in Note 1. We evaluate the performance of our operating segments based on sales and gross profit; however, we do not allocate asset amounts and items of income and expense below gross profit or depreciation and amortization.

     Summarized financial information concerning our reportable segments is shown in the following table:

                                                                   ROD, BAR &
                                          COMMERCIAL   WHOLESALE     OTHER      CONSOLIDATED
                                          ----------   ---------   ----------   ------------
                                                            (IN THOUSANDS)
Year ended December 31, 2001
  Sales.................................   $444,209    $ 97,570     $41,335       $583,114
  Gross profit..........................     50,140       9,326       2,774         62,240
Year ended December 31, 2000:
  Sales.................................   $487,416    $ 96,993     $37,055       $621,464
  Gross profit..........................     69,987      12,639       2,487         85,113
Year ended December 31, 1999:
  Sales.................................   $436,737    $118,810     $30,655       $586,202
  Gross profit..........................     50,443      12,247         923         63,613

     Our manufacturing operations are primarily conducted in the U.S. and Canada. In 2001, 2000 and 1999, no customer accounted for as much as 10% of our net sales.

     Sales by customer location and long-lived assets by geographic location of our facilities is as follows:

                                                               OTHER FOREIGN
                                            U.S.     CANADA     OPERATIONS     CONSOLIDATED
                                          --------   -------   -------------   ------------
                                                           (IN THOUSANDS)
Year ended December 31, 2001:
  Sales.................................  $434,000   $81,000      $68,000        $583,000
  Long-lived assets.....................   294,413    31,820       10,291         336,524
Year ended December 31, 2000:
  Sales.................................  $478,000   $92,000      $51,000        $621,000
  Long-lived assets.....................   294,267    43,649        2,432         340,348
Year ended December 31, 1999:
  Sales.................................  $455,000   $91,000      $40,000        $586,000
  Long-lived assets.....................   247,677    39,506        2,028         289,211

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

18. RESTRUCTURING AND OTHER CHARGES

  1999 CHARGES

     During the third quarter of 1999, we recognized restructuring and other charges of $19.9 million ($12.5 million net of tax). The restructuring and other charges include the following components:

Impairment of assets due to closing the Roxboro, North
  Carolina facility.........................................   $ 8.6
Other expenses related to closing the Roxboro, North
  Carolina facility.........................................     1.4
Impairment of assets due to relocating equipment from
  Roxboro, North Carolina and changes in production.........     3.6
Impairment of assets related to a previously-closed
  facility..................................................     1.8
Other expenses related to a previously-closed facility......     0.1
Non-manufacturing workforce reduction
  program -- approximately 100 employees....................     2.8
Expenses related to the termination of an interest rate
  swap......................................................     0.8
Expenses related to professional fees and other costs
  primarily associated with acquisitions that were not
  completed.................................................     0.8
                                                               -----
                                                               $19.9
                                                               =====

     The primary contributing factors leading to our decision to close our Roxboro, North Carolina facility were the less-than-anticipated growth in technical tube, the facility's inability to meet its return on capital objectives and our plans to potentially expand production in Asian, European and Latin American markets. The $8.6 million impairment of assets at Roxboro included the net book value of $4.7 million of machinery and equipment, $1.3 million of cost for parts related to the machinery and equipment and $2.6 million related to the decline in market value of the land and buildings and the estimated closing costs required to sell the land and buildings. We have relocated all other Roxboro machinery and equipment and inventory to our other facilities. As a result of relocating the Roxboro machinery and equipment to our other facilities and thereby displacing existing equipment and necessitating changes in production, we recorded a $3.6 million impairment of assets, $2.3 million of which was the net book value of machinery and equipment no longer employed and $1.3 million of cost for parts related to this machinery and equipment.

     Additionally, we recorded a $1.8 million impairment of assets primarily related to the closing of our Greenville, Mississippi facility in 1998, $0.8 million of which was the net book value of land and buildings and $1.0 million of which was the net book value of machinery and equipment.

     Our Roxboro, North Carolina and Greenville, Mississippi facilities are not being utilized for production and are currently held for sale.

     To date, we have paid approximately $4.9 million in cash relating to the restructuring. We believe accrued restructuring costs of $0.1 million at December 31, 2001 represent our remaining obligations.

     Additionally, we recorded in the third quarter of 1999 $5.4 million (as restated) of unusual charges in cost of goods sold in the consolidated statement of operations. These charges included $3.7 million related to obsolete inventory, $0.8 million net book value of idled and obsolete machinery and equipment and $0.9 million of other charges related to the realignment of our manufacturing operations

  2001 CHARGES

     During the third quarter of 2001, we recognized restructuring and other charges of $1.5 million ($1.0 million net of tax). We accrued and charged to expense $1.1 million for severance benefits for approximately 40 salaried and hourly employees. We offered a voluntary separation program to employees

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES
at several of our facilities due to lack of demand for these facilities products, the criteria for which was dependent on the employee's age, job duties and years of service. We separated these employees in order to reduce costs for anticipated continued weakness in sales volumes and mix and anticipated reductions of capacity utilization. We also accrued and charged to expense a $0.2 million write-off of impaired assets and $0.2 million related to a previously closed facility. As of December 31, 2001, we had separated 40 employees and believe accrued restructuring costs of $0.3 million at December 31, 2001 represent our remaining cash obligations.

19. EARNINGS PER SHARE

     The following table sets forth the computation of earnings per share for the years ended December 31:

                                                           2001      2000      1999
                                                         --------   -------   -------
                                                            (IN THOUSANDS, EXCEPT
                                                              PER SHARE AMOUNTS)
Income from continuing operations......................  $ 11,442   $25,907   $   407
Income (loss) from discontinued operations, net of
  tax..................................................   (31,240)      782     1,362
Cumulative effect of accounting change, net of tax.....        --        --    (5,754)
                                                         --------   -------   -------
Net income (loss)......................................   (19,798)   26,689    (3,985)
Dividends on preferred stock...........................      (280)     (280)     (280)
                                                         --------   -------   -------
Net income (loss) available to common shares...........  $(20,078)  $26,409   $(4,265)
                                                         ========   =======   =======
Basic weighted average common shares...................    12,077    12,153    13,106
Stock options..........................................       230       191       137
                                                         --------   -------   -------
Diluted weighted average common and common equivalent
  shares(1)............................................    12,307    12,344    13,243
                                                         ========   =======   =======
Earnings per common share -- basic:
  Income from continuing operations....................  $   0.92   $  2.11   $  0.01
  Income (loss) from discontinued operations...........     (2.58)     0.06      0.10
  Cumulative effect of accounting change...............        --        --     (0.44)
                                                         --------   -------   -------
Net income (loss) per common share -- basic............  $  (1.66)  $  2.17   $ (0.33)
                                                         ========   =======   =======
Earnings per common share -- diluted:
  Income from continuing operations....................  $   0.91   $  2.08   $  0.01
  Income (loss) from discontinued operations...........     (2.54)     0.06      0.10
  Cumulative effect of accounting change...............        --        --     (0.43)
                                                         --------   -------   -------
Net income (loss) per common share -- diluted..........  $  (1.63)  $  2.14   $ (0.32)
                                                         ========   =======   =======

---------------

(1) For the year ended December 31, 2001, 2000 and 1999, there were 0.4 million,
    1.0 million and 1.1 million anti-dilutive stock options that were excluded from the calculation of diluted weighted average common and common equivalent shares.

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

20. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

     The following is a summary of the unaudited quarterly results of operations for the years ended December 31, 2001 and 2000. All data shown has been restated to reflect Wolverine Ratcliffs, Inc. as discontinued operations (as described in Note 2).

2001                                   APRIL 1(1)   JULY 1(1)   SEPTEMBER 30(1)   DECEMBER 31
----                                   ----------   ---------   ---------------   -----------
                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales............................   $172,437    $161,517       $136,103        $113,057
Gross profit.........................     21,766      15,792         14,912           9,770
Restructuring and other charges......         --          --          1,546              --
Income (loss) from continuing
  operations.........................      6,975       3,082          2,137            (752)
Loss from discontinued operations,
  net of tax.........................       (848)     (3,643)          (938)         (1,946)
Loss on disposal of discontinued
  operations, net of tax.............         --          --             --         (23,865)
Net income (loss)....................      6,127        (561)         1,199         (26,563)
Basic earnings per common share:
  Income (loss) from continuing
     operations......................   $   0.57    $   0.25       $   0.17        $  (0.07)
  Loss from discontinued
     operations......................      (0.07)      (0.30)         (0.08)          (2.13)
                                        --------    --------       --------        --------
  Net income (loss)..................   $   0.50    $  (0.05)      $   0.09        $  (2.20)
                                        ========    ========       ========        ========
Diluted earnings per common share:
  Income (loss) from continuing
     operations......................   $   0.56    $   0.24       $   0.17        $  (0.07)
  Loss from discontinued
     operations......................      (0.07)      (0.29)         (0.08)          (2.13)
                                        --------    --------       --------        --------
  Net income (loss)..................   $   0.49    $  (0.05)      $   0.09        $  (2.20)
                                        ========    ========       ========        ========

2000                                   APRIL 2(1)   JULY 2(1)   OCTOBER 1(1)   DECEMBER 31(1)
----                                   ----------   ---------   ------------   --------------
                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales............................   $158,843    $160,361      $151,076        $151,184
Gross profit.........................     23,544      22,320        22,978          16,271
Income from continuing operations....      7,535       6,952         7,846           3,574
Income (loss) from discontinued
  operations.........................        401         817          (417)            (19)
Net income...........................      7,936       7,769         7,429           3,555
Basic earnings per common share:
  Income from continuing
     operations......................   $   0.60    $   0.57      $   0.65        $   0.29
  Income (loss) from discontinued
     operations......................       0.03        0.07         (0.04)             --
                                        --------    --------      --------        --------
  Net income.........................   $   0.63    $   0.64      $   0.61        $   0.29
                                        ========    ========      ========        ========

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

2000                                   APRIL 2(1)   JULY 2(1)   OCTOBER 1(1)   DECEMBER 31(1)
----                                   ----------   ---------   ------------   --------------
                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Diluted earnings per common share:
  Income from continuing
     operations......................   $   0.60    $   0.56      $   0.63        $   0.29
  Income (loss) from discontinued
     operations......................       0.03        0.06         (0.03)             --
                                        --------    --------      --------        --------
  Net income.........................   $   0.63    $   0.62      $   0.60        $   0.29
                                        ========    ========      ========        ========

---------------

(1) Net income for the quarters ended April 1, July 1, and September 30, and for each of the interim periods in fiscal 2000 has been restated from the amounts previously reported in our Form 10-Q. The restated amounts reflect the change in method of accounting for inventories in the fourth quarter of fiscal 2001, as described in Note 3. The effect of the restatement was to increase (decrease) gross profit, net income and diluted earnings per common share as follows:

QUARTER ENDED:                                          GROSS PROFIT   NET INCOME    EPS
--------------                                          ------------   ----------   ------
                                                              (IN THOUSANDS, EXCEPT
                                                                PER SHARE AMOUNTS)
April 1, 2001.........................................    $  (292)      $  (184)    $(0.02)
July 1, 2001..........................................     (6,402)       (4,034)     (0.33)
September 30, 2001....................................      2,092         1,318       0.11
April 2, 2000.........................................      1,729         1,089       0.09
July 2, 2000..........................................       (379)         (239)     (0.02)
October 1, 2000.......................................      3,863         2,434       0.20
December 31, 2000.....................................       (111)          (70)     (0.01)

NOTE 21.  CONDENSED CONSOLIDATING FINANCIAL INFORMATION

     The following tables present condensed consolidating financial information for: (a) Wolverine Tube, Inc. (the "Parent") on a stand-alone basis; (b) on a combined basis, the guarantors of the 10.5% Senior Notes ("Subsidiary Guarantors"), which include TF Investor, Inc.; Tube Forming, L.P.; Wolverine Finance Company; Wolverine China Investments, LLC; STPC Holding, Inc.; Small Tube Manufacturing Corporation; Wolverine Joining Technologies, Inc.; and Tube Forming Holdings, Inc.; and (c) on a combined basis, the Non-Guarantor Subsidiaries, which include Wolverine Tube (Canada) Inc.; 1263143 Ontario, Inc.; 1158909 Ontario, Inc.; 1105836 Ontario, Inc.; Wolverine Tube (Shanghai) Co., Limited; Wolverine European Holdings BV; Wolverine Scholte-Metalen BV; Wolverine Tube, BV; Wolverine Tubagem (Portugal), Lda; Wolverine Joining Technologies Canada, Inc.; Wolverine Ratcliffs, Inc.; Ratcliffs Copper and Brass Sales, Ltd.; Wolverine Europe; Wolverine Asia, Limited; Wolverine Tube International, Ltd.; Small Tube Europe NV; and Small Tube Poland, Inc. Each of the Subsidiary Guarantors is wholly-owned. The guarantees issued by each of the Subsidiary Guarantors are full, unconditional, joint and several. Accordingly, separate financial statements of the wholly-owned Subsidiary Guarantors are not presented because the Subsidiary Guarantors are jointly, severally and unconditionally liable under the guarantees, and we believe separate financial statements and other disclosures regarding the Subsidiary Guarantors are not material to investors. Furthermore, there are no significant legal restrictions on the Parent's ability to obtain funds from its subsidiaries by dividend or loan.

     The parent is comprised of Alabama, Oklahoma, Tennessee, and Mississippi manufacturing operations and certain corporate management, sales and marketing, information services and finance functions.

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATING STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                                          RECLASSIFICATIONS
                                             SUBSIDIARY   NON-GUARANTOR          AND
                                   PARENT    GUARANTORS   SUBSIDIARIES      ELIMINATIONS      CONSOLIDATED
                                  --------   ----------   -------------   -----------------   ------------
                                                               (IN THOUSANDS)
Net sales.......................  $307,498    $126,716      $178,544          $(29,644)         $583,114
Cost of goods sold..............   276,764     114,237       159,517           (29,644)          520,874
                                  --------    --------      --------          --------          --------
Gross profit....................    30,734      12,479        19,027                --            62,240
Selling, general and
  administrative expenses.......    23,755       4,853         3,646                --            32,254
Restructuring and other
  charges.......................     1,089         397            60                --             1,546
                                  --------    --------      --------          --------          --------
Operating income from continuing
  operations....................     5,890       7,229        15,321                --            28,440
Other (income) expenses:
  Interest expense, net.........    14,895        (153)       (1,642)               --            13,100
  Amortization and other, net...     2,515      (4,483)        1,521                --              (447)
                                  --------    --------      --------          --------          --------
Income (loss) from continuing
  operations before income
  taxes.........................   (11,520)     11,865        15,442                --            15,787
Income tax provision
  (benefit).....................    (4,674)      4,893         4,126                --             4,345
                                  --------    --------      --------          --------          --------
Income (loss) from continuing
  operations....................    (6,846)      6,972        11,316                --            11,442
Loss from discontinued
  operations, net of tax........        --          --       (31,240)               --           (31,240)
Equity in earnings (losses) of
  subsidiaries..................   (12,952)         --            --            12,952                --
                                  --------    --------      --------          --------          --------
Net income (loss)...............  $(19,798)   $  6,972      $(19,924)         $ 12,952          $(19,798)
                                  ========    ========      ========          ========          ========

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATING STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                          RECLASSIFICATIONS
                                             SUBSIDIARY   NON-GUARANTOR          AND
                                   PARENT    GUARANTORS   SUBSIDIARIES      ELIMINATIONS      CONSOLIDATED
                                  --------   ----------   -------------   -----------------   ------------
                                                               (IN THOUSANDS)
Net sales.......................  $356,101    $112,865      $182,130          $(29,632)         $621,464
Cost of goods sold..............   303,888      98,811       163,284           (29,632)          536,351
                                  --------    --------      --------          --------          --------
Gross profit....................    52,213      14,054        18,846                --            85,113
Selling, general and
  administrative expenses.......    25,397       3,924         2,640                --            31,961
                                  --------    --------      --------          --------          --------
Operating income from continuing
  operations....................    26,816      10,130        16,206                --            53,152
Other (income) expenses:
  Interest expense, net.........    14,596        (399)       (2,029)               --            12,168
  Amortization and other, net...    11,691      (6,651)       (4,623)               --               417
                                  --------    --------      --------          --------          --------
Income from continuing
  operations before income
  taxes.........................       529      17,180        22,858                --            40,567
Income tax provision............       263       7,274         7,123                --            14,660
                                  --------    --------      --------          --------          --------
Income from continuing
  operations....................       266       9,906        15,735                --            25,907
Income from discontinued
  operations, net of tax........        --          --           782                --               782
Equity in earnings (losses) of
  subsidiaries..................    26,423          --            --           (26,423)               --
                                  --------    --------      --------          --------          --------
Net income (loss)...............  $ 26,689    $  9,906      $ 16,517          $(26,423)         $ 26,689
                                  ========    ========      ========          ========          ========

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATING STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                          RECLASSIFICATIONS
                                             SUBSIDIARY   NON-GUARANTOR          AND
                                   PARENT    GUARANTORS   SUBSIDIARIES      ELIMINATIONS      CONSOLIDATED
                                  --------   ----------   -------------   -----------------   ------------
                                                               (IN THOUSANDS)
Net sales.......................  $355,523    $93,974       $161,414          $(24,709)         $586,202
Cost of goods sold..............   320,327     83,496        143,475           (24,709)          522,589
                                  --------    -------       --------          --------          --------
Gross profit....................    35,196     10,478         17,939                --            63,613
Selling, general and
  administrative expenses.......    23,576      3,877          2,861                --            30,314
Restructuring and other
  charges.......................    17,621      1,973            344                --            19,938
                                  --------    -------       --------          --------          --------
Operating income (loss) from
  continuing operations.........    (6,001)     4,628         14,734                --            13,361
Other (income) expenses:
  Interest expense, net.........    13,709        (75)        (1,397)               --            12,237
  Amortization and other, net...    11,145    (10,428)           988                --             1,705
                                  --------    -------       --------          --------          --------
Income (loss) from continuing
  operations before income
  taxes.........................   (30,855)    15,131         15,143                --              (581)
Income tax provision
  (benefit).....................   (11,363)     5,815          4,560                --              (988)
                                  --------    -------       --------          --------          --------
Income (loss) from continuing
  operations....................   (19,492)     9,316         10,583                --               407
Income from discontinued
  operations, net of tax........        --         --          1,362                --             1,362
                                  --------    -------       --------          --------          --------
Income (loss) before effect of a
  change in accounting
  principle.....................   (19,492)     9,316         11,945                --             1,769
                                  --------    -------       --------          --------          --------
Cumulative effect of accounting
  change, net of tax............    (3,638)       (48)        (2,068)               --            (5,754)
Equity in earnings (losses) of
  subsidiaries..................    19,145         --             --           (19,145)               --
                                  --------    -------       --------          --------          --------
Net income (loss)...............  $ (3,985)   $ 9,268       $  9,877          $(19,145)         $ (3,985)
                                  ========    =======       ========          ========          ========

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEETS
                               DECEMBER 31, 2001

                                                                         RECLASSIFICATIONS
                                            SUBSIDIARY   NON-GUARANTOR          AND
                                  PARENT    GUARANTORS   SUBSIDIARIES      ELIMINATIONS      CONSOLIDATED
                                 --------   ----------   -------------   -----------------   ------------
                                                              (IN THOUSANDS)
                                                 ASSETS
Current assets
  Cash and equivalents.........  $     --   $      --      $ 22,739          $      --         $ 22,739
  Accounts receivable, net.....        (6)     43,786        23,384                 --           67,164
  Inventories..................    57,849      17,266        28,245                 --          103,360
  Refundable income taxes......     2,823        (808)          395                 --            2,410
  Prepaid expenses and other...     3,327       3,291           612                 --            7,230
                                 --------   ---------      --------          ---------         --------
Total current assets...........    63,993      63,535        75,375                 --          202,903
Property, plant and equipment,
  net..........................   148,041      36,018        34,417                 --          218,476
Deferred charges and intangible
  assets, net..................    25,767      75,582         1,646                 --          102,995
Assets held for sale...........     5,381          --         3,691                 --            9,072
Prepaid pensions...............     4,866          --         1,115                 --            5,981
Investments in Subsidiaries....   344,412         302            --           (344,714)              --
                                 --------   ---------      --------          ---------         --------
Total assets...................  $592,460   $ 175,437      $116,244          $(344,714)        $539,427
                                 --------   ---------      --------          ---------         --------

                     LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS EQUITY
Current liabilities
  Accounts payable.............  $ 17,274   $   3,523      $ 14,236          $    (896)        $ 34,137
  Accrued liabilities..........    10,960         884        13,845                 --           25,689
  Short-term borrowings........        --          --         1,684                 --            1,684
  Intercompany balances........    89,383    (100,200)        9,922                895               --
                                 --------   ---------      --------          ---------         --------
Total current liabilities......   117,617     (95,793)       39,687                 (1)          61,510
Deferred income taxes..........    11,070       6,144        (7,989)                --            9,225
Long-term debt.................   247,698          --            --                 --          247,698
Postretirement benefit
  obligation...................    10,809          --         4,911                 --           15,720
Accrued environmental
  remediation..................     1,854          --             8                 --            1,862
                                 --------   ---------      --------          ---------         --------
Total liabilities..............   389,048     (89,649)       36,617                 (1)         336,015
                                 --------   ---------      --------          ---------         --------
Redeemable preferred stock.....     2,000          --            --                 --            2,000
                                 --------   ---------      --------          ---------         --------
Stockholders' equity...........   201,412     265,086        79,627           (344,713)         201,412
                                 --------   ---------      --------          ---------         --------
Total liabilities, redeemable
  preferred stock and
  stockholders' equity.........  $592,460   $ 175,437      $116,244          $(344,714)        $539,427
                                 ========   =========      ========          =========         ========

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEETS
                               DECEMBER 31, 2000

                                                                          RECLASSIFICATIONS
                                             SUBSIDIARY   NON-GUARANTOR          AND
                                   PARENT    GUARANTORS   SUBSIDIARIES      ELIMINATIONS      CONSOLIDATED
                                  --------   ----------   -------------   -----------------   ------------
                                                               (IN THOUSANDS)
                                                  ASSETS
Current assets
  Cash and equivalents..........  $     --    $     --      $ 23,458          $      --         $ 23,458
  Accounts receivable, net......     3,853      54,314        46,858                 --          105,025
  Inventories...................    51,951      19,581        30,403                 --          101,935
  Refundable income taxes.......    14,182      (3,121)         (295)                 3           10,769
  Prepaid expenses and other....     3,039        (465)          827                  1            3,402
                                  --------    --------      --------          ---------         --------
Total current assets............    73,025      70,309       101,251                  4          244,589
Property, plant and equipment,
  net...........................   140,449      38,040        28,836                 --          207,325
Deferred charges and intangible
  assets, net...................    27,264      77,574         6,885                 --          111,723
Assets held for sale............     5,381          --         8,166                 --           13,547
Prepaid pensions................     5,559          --         2,194                 --            7,753
Investments in Subsidiaries.....   361,566         302            --           (361,868)              --
                                  --------    --------      --------          ---------         --------
Total assets....................  $613,244    $186,225      $147,332          $(361,864)        $584,937
                                  --------    --------      --------          ---------         --------

            LIABILITIES, MINORITY INTEREST, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS EQUITY
Current liabilities
  Accounts payable..............  $ 22,256    $  8,320      $ 21,370          $     (42)        $ 51,904
  Accrued liabilities...........     9,257         919         8,053                 --           18,229
  Short-term borrowings.........        --          --        10,057                 --           10,057
  Intercompany balances.........    93,782     (85,382)       (8,452)                52               --
                                  --------    --------      --------          ---------         --------
Total current liabilities.......   125,295     (76,143)       31,028                 10           80,190
Deferred income taxes...........    12,459       5,186         3,529                 16           21,190
Long-term debt..................   231,163          --            --                 --          231,163
Postretirement benefit
  obligation....................    12,254          --         5,069                (51)          17,272
Accrued environmental
  remediation...................     1,624         533             8                 --            2,165
                                  --------    --------      --------          ---------         --------
Total liabilities...............   382,795     (70,424)       39,634                (25)         351,980
                                  --------    --------      --------          ---------         --------
Minority interest...............        --          --         2,483                 25            2,508
                                  --------    --------      --------          ---------         --------
Redeemable preferred stock......     2,000          --            --                 --            2,000
                                  --------    --------      --------          ---------         --------
Stockholders' equity............   228,449     256,649       105,215           (361,864)         228,449
                                  --------    --------      --------          ---------         --------
Total liabilities, minority
  interest, redeemable preferred
  stock and stockholders'
  equity........................  $613,244    $186,225      $147,332          $(361,864)        $584,937
                                  ========    ========      ========          =========         ========

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                                          RECLASSIFICATIONS
                                             SUBSIDIARY   NON-GUARANTOR          AND
                                   PARENT    GUARANTORS   SUBSIDIARIES      ELIMINATIONS      CONSOLIDATED
                                  --------   ----------   -------------   -----------------   ------------
                                                               (IN THOUSANDS)
OPERATING ACTIVITIES
Income (loss) from continuing
  operations....................  $(19,798)   $ 6,972       $ 11,316          $ 12,952          $ 11,442
Depreciation....................     9,690      3,230          2,102                --            15,022
Amortization....................     1,339      2,163            155                --             3,657
Non-cash portion of
  restructuring and other
  charges.......................       889        642             --                --             1,531
Other non-cash items............      (735)    (2,583)         1,823                --            (1,495)
Changes in operating assets and
  liabilities...................     5,937     (7,849)        (1,598)               --            (3,510)
                                  --------    -------       --------          --------          --------
Net cash provided by (used for)
  operating activities..........    (2,678)     2,575         13,798            12,952            26,647
INVESTING ACTIVITIES
Additions to property, plant and
  equipment.....................   (19,441)    (1,447)        (6,724)               --           (27,612)
Equity in earnings (losses) of
  subsidiaries..................    12,952         --             --           (12,952)               --
Other...........................    (1,530)         3            (74)               --            (1,601)
                                  --------    -------       --------          --------          --------
Net cash used for investing
  activities....................    (8,019)    (1,444)        (6,798)          (12,952)          (29,213)
FINANCING ACTIVITIES
Net borrowings on revolving
  credit facilities.............    16,505         --            219                --            16,724
Intercompany borrowings.........    (5,658)    (1,131)         6,789                --                --
Net decrease in note payable....        --         --           (320)               --              (320)
Issuance of common stock........       130         --             --                --               130
Dividends paid on preferred
  stock.........................      (280)        --             --                --              (280)
                                  --------    -------       --------          --------          --------
Net cash provided by (used for)
  financing activities..........    10,697     (1,131)         6,688                --            16,254
Effect of exchange rate on cash
  and equivalents...............        --         --         (1,139)               --            (1,139)
                                  --------    -------       --------          --------          --------
Net cash provided by continuing
  operations....................        --         --         12,549                --            12,549
Net cash used for discontinued
  operations....................        --         --        (13,268)               --           (13,268)
                                  --------    -------       --------          --------          --------
Net decrease in cash and
  equivalents...................        --         --           (719)               --              (719)
Cash and equivalents at
  beginning of period...........        --         --         23,458                --            23,458
                                  --------    -------       --------          --------          --------
Cash and equivalents at end of
  period........................  $     --    $    --       $ 22,739          $     --          $ 22,739
                                  ========    =======       ========          ========          ========

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                          RECLASSIFICATIONS
                                             SUBSIDIARY   NON-GUARANTOR          AND
                                   PARENT    GUARANTORS   SUBSIDIARIES      ELIMINATIONS      CONSOLIDATED
                                  --------   ----------   -------------   -----------------   ------------
                                                               (IN THOUSANDS)
OPERATING ACTIVITIES
Income (loss) from continuing
  operations....................  $ 26,689    $ 9,906       $ 15,735          $(26,423)         $ 25,907
Depreciation....................     9,692      2,209          2,208                --            14,109
Amortization....................     1,224      1,707             --                --             2,931
Other non-cash items............     5,937        380           (394)               --             5,923
Changes in operating assets and
  liabilities...................    (1,385)    (3,509)         2,666                --            (2,228)
                                  --------    -------       --------          --------          --------
Net cash provided by (used for)
  operating activities..........    42,157     10,693         20,215           (26,423)           46,642
INVESTING ACTIVITIES
Additions to property, plant and
  equipment.....................   (24,336)    (2,635)        (4,705)               --           (31,676)
Acquisition of business
  assets........................   (42,346)      (252)        (1,350)               --           (43,948)
Equity in earnings of
  subsidiaries..................   (26,423)        --             --            26,423                --
Other...........................        --         --              2                14                16
                                  --------    -------       --------          --------          --------
Net cash provided by (used for)
  investing activities..........   (93,105)    (2,887)        (6,053)           26,437           (75,608)
FINANCING ACTIVITIES
Net borrowing (repayment) on
  revolving credit facilities...    51,508       (761)        (2,076)               --            48,671
Intercompany borrowings.........     7,120     (7,045)           (75)               --                --
Net decrease in note payable....        --         --           (338)               --              (338)
Issuance of common stock........        58         --             14               (14)               58
Purchase of treasury stock......    (7,458)        --             --                --            (7,458)
Dividends paid on preferred
  stock.........................      (280)        --             --                --              (280)
                                  --------    -------       --------          --------          --------
Net cash provided by (used for)
  financing activities..........    50,948     (7,806)        (2,475)              (14)           40,653
Effect of exchange rate on cash
  and equivalents...............        --         --           (709)               --              (709)
                                  --------    -------       --------          --------          --------
Net cash provided by continuing
  operations....................        --         --         10,978                --            10,978
Net cash used for discontinued
  operations....................        --         --        (14,414)               --           (14,414)
                                  --------    -------       --------          --------          --------
Net decrease in cash and
  equivalents...................        --         --         (3,436)               --            (3,436)
Cash and equivalents at
  beginning of period...........        --         --         26,894                --            26,894
                                  --------    -------       --------          --------          --------
Cash and equivalents at end of
  period........................  $     --    $    --       $ 23,458          $     --          $ 23,458
                                  ========    =======       ========          ========          ========

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                          RECLASSIFICATIONS
                                             SUBSIDIARY   NON-GUARANTOR          AND
                                   PARENT    GUARANTORS   SUBSIDIARIES      ELIMINATIONS      CONSOLIDATED
                                  --------   ----------   -------------   -----------------   ------------
                                                               (IN THOUSANDS)
OPERATING ACTIVITIES
Income (loss) from continuing
  operations....................  $   (347)   $ 9,316       $ 10,583          $(19,145)         $    407
Depreciation....................     9,290      1,859          1,849                --            12,998
Amortization....................     1,224      1,549              2                --             2,775
Non-cash portion of
  restructuring and other
  charges.......................    13,143      1,777             --                --            14,920
Other non-cash items............    (6,248)      (480)          (544)               --            (7,272)
Changes in operating assets and
  liabilities...................    (5,441)    (5,327)         2,920                --            (7,848)
                                  --------    -------       --------          --------          --------
Net cash provided by (used for)
  operating activities..........    11,621      8,694         14,810           (19,145)           15,980
INVESTING ACTIVITIES
Additions to property, plant and
  equipment.....................   (17,155)    (2,557)        (3,380)               --           (23,092)
Equity in earnings of
  subsidiaries..................   (19,145)        --             --            19,145                --
Other...........................      (646)        --            194                --              (452)
                                  --------    -------       --------          --------          --------
Net cash provided by (used for)
  investing activities..........   (36,946)    (2,557)        (3,186)           19,145           (23,544)
FINANCING ACTIVITIES
Net borrowing (repayment) on
  revolving credit facilities...   (35,105)      (212)         1,810                --           (33,507)
Intercompany borrowings.........     7,392        108         (7,500)               --                --
Net decrease in note payable....        --         --           (335)               --              (335)
Issuance of common stock........       284         --             --                --               284
Purchase of treasury stock......   (15,386)        --             --                --           (15,386)
Dividends paid on preferred
  stock.........................        63       (343)            --                --              (280)
                                  --------    -------       --------          --------          --------
Net cash used for financing
  activities....................   (42,752)      (447)        (6,025)               --           (49,224)
Effect of exchange rate on cash
  and equivalents...............        --         --          1,061                --             1,061
                                  --------    -------       --------          --------          --------
Net cash provided by (used for)
  continuing operations.........   (68,077)     5,690          6,660                --           (55,727)
Net cash provided by
  discontinued operations.......        --         --          3,722                --             3,722
                                  --------    -------       --------          --------          --------
Net increase (decrease) in cash
  and equivalents...............   (68,077)     5,690         10,382                --           (52,005)
Cash and equivalents at
  beginning of period...........    68,077     (5,690)        16,512                --            78,899
                                  --------    -------       --------          --------          --------
Cash and equivalents at end of
  period........................  $     --    $    --       $ 26,894          $     --          $ 26,894
                                  ========    =======       ========          ========          ========

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $120,000,000

                          (WOLVERINE TUBE, INC. LOGO)

                               OFFER TO EXCHANGE
                                ALL OUTSTANDING
                         10 1/2% SENIOR NOTES DUE 2009
                  ($120,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                                      FOR
                     10 1/2% SERIES B SENIOR NOTES DUE 2009
                 (REGISTERED UNDER THE SECURITIES ACT OF 1933)

                           -------------------------

                                   PROSPECTUS
                           -------------------------

                                          , 2002

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

     A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such officer or director against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's bylaws, agreement, vote or otherwise.

     Article Ninth of the Registrant's Restated Certificate of Incorporation and Bylaws 33 and 34 of the Registrant's Bylaws provide for mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into indemnification agreements with its existing directors and intends to enter into similar agreements with certain of its officers and any director elected to the board in the future. These agreements establish contractual rights for the officers and directors to be indemnified by the Registrant to the fullest extent permitted by applicable law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  4.1     Indenture, dated as of August 4, 1998, between Wolverine
          Tube, Inc. and Wachovia Bank, National Association
          (successor to First Union National Bank) as Trustee
          (incorporated by reference to Exhibit 4.1 to Wolverine Tube,
          Inc.'s Quarterly Report on Form 10-Q for the period ended
          July 4, 1998).
  4.2     Indenture, dated as of March 27, 2002, between Wolverine
          Tube, Inc., certain of its subsidiaries and Wachovia Bank,
          National Association (successor to First Union National
          Bank), as Trustee (incorporated by reference to Exhibit 4.3 to Wolverine Tube Inc.'s Annual Report on Form 10-K for the
          period ended December 31, 2001).
  4.3*    Purchase Agreement dated as of March 22, 2002 among
          Wolverine Tube, Inc., certain of its subsidiaries, and
          Credit Suisse First Boston Corporation (as representative of the Purchasers named therein).

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  4.4*    Registration Rights Agreement dated as of March 22, 2002
          among Wolverine Tube, Inc., certain of its subsidiaries, and the Initial Purchasers named therein.
  5.1*    Opinion of counsel.
 12.1*    Calculation of Ratio of Earnings to Fixed Charges.
 21.1     List of Subsidiaries (incorporated by reference to Exhibit
          21 to Wolverine Tube Inc.'s Annual Report on Form 10-K for
          the period ended December 31, 2001).
 23.1     Consent of Ernst & Young LLP, Independent Auditor.
 23.2*    Consent of Balch & Bingham LLP (included in Exhibit 5.1).
 23.3*    Consent of Dewey Ballantine LLP (included in Annex I of
          Exhibit 5.1).
 24.1     Powers of Attorney (included on signature pages).
 25.1*    Statement of Eligibility of Wachovia Bank, National
          Association (successor to First Union National Bank) as
          Trustee on Form T-1.
 99.1*    Form of Letter of Transmittal.
 99.2*    Form of Notice of Guaranteed Delivery.
 99.3*    Form of Letter to Clients.
 99.4*    Form of Letter to Brokers, Dealers, Commercial Banks, Trust
          Companies and Other Nominees.
 99.5*    Schedule II -- Valuation and Qualifying Accounts


---------------
* Previously filed.

     (b) Financial Statement Schedule

          SCHEDULE II -- Valuation and Qualifying Accounts (included in Exhibit
                         99.5 and incorporated herein by reference).

ITEM 22.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on August 9, 2002.


                                          WOLVERINE TUBE, INC.

                                          By:    /s/ DENNIS J. HOROWITZ
                                            ------------------------------------
                                                     Dennis J. Horowitz
                                               Chairman, President and Chief
                                                      Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Wolverine Tube, Inc., a Delaware corporation, by his execution hereof or upon an identical counterpart hereof, does hereby constitute and appoint Dennis J. Horowitz, James E. Deason and Johann R. Manning, Jr., or any one of them, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to this Registration Statement, and to file same, with all exhibits and schedules thereto and all other documents in connection therewith, with the Securities and Exchange Commission and with such state securities authorities as may be appropriate, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes of the undersigned might or could do in person, hereby ratifying and confirming all the acts of said attorneys-in-fact and agent or any of them which they may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                       SIGNATURE                                      TITLE                    DATE
                       ---------                                      -----                    ----

                /s/ DENNIS J. HOROWITZ                      Chairman of the Board of      August 9, 2002
------------------------------------------------------     Directors, President, Chief
                  Dennis J. Horowitz                          Executive Officer and
                                                          Director (Principal Executive
                                                                    Officer)


                  /s/ JAMES E. DEASON                       Executive Vice President,     August 9, 2002
------------------------------------------------------      Chief Financial Officer,
                    James E. Deason                          Secretary and Director
                                                          (Principal Financial Officer
                                                            and Principal Accounting
                                                                    Officer)


                           *                                        Director              August 9, 2002
------------------------------------------------------
                    Chris A. Davis


                           *                                        Director              August 9, 2002
------------------------------------------------------
                    John L. Duncan


                                                                    Director
------------------------------------------------------
                    Thomas P. Evans

                       SIGNATURE                                      TITLE                    DATE
                       ---------                                      -----                    ----


                           *                                        Director              August 9, 2002
------------------------------------------------------
                 W. Barnes Hauptfuhrer


                           *                                        Director              August 9, 2002
------------------------------------------------------
                    Gail O. Neuman


                           *                                        Director              August 9, 2002
------------------------------------------------------
                   Jan K. Ver Hagen


*By:              /s/ JOHANN R. MANNING, JR.
          -----------------------------------------
                    Johann R. Manning, Jr.
                     As Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on August 9, 2002.


                                          TF INVESTOR, INC.

                                          By:    /s/ DENNIS J. HOROWITZ
                                            ------------------------------------
                                                     Dennis J. Horowitz
                                                         President

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of TF Investor, Inc., a Delaware corporation, by his execution hereof or upon an identical counterpart hereof, does hereby constitute and appoint Dennis J. Horowitz, James E. Deason and Johann R. Manning, Jr., or any one of them, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to this Registration Statement, and to file same, with all exhibits and schedules thereto and all other documents in connection therewith, with the Securities and Exchange Commission and with such state securities authorities as may be appropriate, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes of the undersigned might or could do in person, hereby ratifying and confirming all the acts of said attorneys-in-fact and agent or any of them which they may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

              /s/ DENNIS J. HOROWITZ                       President and Director         August 9, 2002
 ------------------------------------------------      (Principal Executive Officer)
                Dennis J. Horowitz

               /s/ JAMES E. DEASON                     Vice President, Treasurer and      August 9, 2002
 ------------------------------------------------                 Director
                 James E. Deason                      (Principal Financial Officer and
                                                       Principal Accounting Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on August 9, 2002.


                                          TUBE FORMING L.P.

                                          By: Tube Forming Holdings, Inc., as
                                              general partner

                                          By:    /s/ DENNIS J. HOROWITZ
                                            ------------------------------------
                                                     Dennis J. Horowitz
                                                         President

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Tube Forming Holdings, Inc., the general partner of Tube Forming L.P., a Delaware limited partnership, by his execution hereof or upon an identical counterpart hereof, does hereby constitute and appoint Dennis J. Horowitz, James
E. Deason and Johann R. Manning, Jr., or any one of them, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to this Registration Statement, and to file same, with all exhibits and schedules thereto and all other documents in connection therewith, with the Securities and Exchange Commission and with such state securities authorities as may be appropriate, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes of the undersigned might or could do in person, hereby ratifying and confirming all the acts of said attorneys-in-fact and agent or any of them which they may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

              /s/ DENNIS J. HOROWITZ                   President (Principal Executive     August 9, 2002
 ------------------------------------------------                 Officer)
                Dennis J. Horowitz

               /s/ JAMES E. DEASON                    Vice President, Chief Financial     August 9, 2002
 ------------------------------------------------     Officer, Treasurer and Director
                 James E. Deason                      (Principal Financial Officer and
                                                       Principal Accounting Officer)

            /s/ JOHANN R. MANNING, JR.                 Vice President, Secretary and      August 9, 2002
 ------------------------------------------------                 Director
              Johann R. Manning, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on August 9, 2002.


                                          SMALL TUBE MANUFACTURING CORPORATION

                                          By:    /s/ DENNIS J. HOROWITZ
                                            ------------------------------------
                                                     Dennis J. Horowitz
                                                         President

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Small Tube Manufacturing Corporation, a Delaware corporation, by his execution hereof or upon an identical counterpart hereof, does hereby constitute and appoint Dennis J. Horowitz, James E. Deason and Johann R. Manning, Jr., or any one of them, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to this Registration Statement, and to file same, with all exhibits and schedules thereto and all other documents in connection therewith, with the Securities and Exchange Commission and with such state securities authorities as may be appropriate, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes of the undersigned might or could do in person, hereby ratifying and confirming all the acts of said attorneys-in-fact and agent or any of them which they may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                    TITLE                       DATE
                  ---------                                    -----                       ----



           /s/ DENNIS J. HOROWITZ                     President and Director          August 9, 2002
---------------------------------------------      (Principal Executive Officer)
             Dennis J. Horowitz

             /s/ JAMES E. DEASON                   Vice President, Treasurer and      August 9, 2002
---------------------------------------------      Director (Principal Financial
               James E. Deason                   Officer and Principal Accounting
                                                             Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on August 9, 2002.


                                          WOLVERINE FINANCE COMPANY

                                          By:    /s/ DENNIS J. HOROWITZ
                                            ------------------------------------
                                                     Dennis J. Horowitz
                                                         President

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Wolverine Finance Company, a Tennessee corporation, by his execution hereof or upon an identical counterpart hereof, does hereby constitute and appoint Dennis
J. Horowitz, James E. Deason and Johann R. Manning, Jr., or any one of them, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to this Registration Statement, and to file same, with all exhibits and schedules thereto and all other documents in connection therewith, with the Securities and Exchange Commission and with such state securities authorities as may be appropriate, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes of the undersigned might or could do in person, hereby ratifying and confirming all the acts of said attorneys-in-fact and agent or any of them which they may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                    TITLE                       DATE
                  ---------                                    -----                       ----



           /s/ DENNIS J. HOROWITZ                     President and Director          August 9, 2002
---------------------------------------------      (Principal Executive Officer)
             Dennis J. Horowitz

             /s/ JAMES E. DEASON                   Vice President, Treasurer and      August 9, 2002
---------------------------------------------      Director (Principal Financial
               James E. Deason                   Officer and Principal Accounting
                                                             Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on August 9, 2002.


                                          WOLVERINE JOINING TECHNOLOGIES, INC.

                                          By:    /s/ DENNIS J. HOROWITZ
                                            ------------------------------------
                                                     Dennis J. Horowitz
                                                         President

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Wolverine Joining Technologies, Inc., a Delaware corporation, by his execution hereof or upon an identical counterpart hereof, does hereby constitute and appoint Dennis J. Horowitz, James E. Deason and Johann R. Manning, Jr., or any one of them, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to this Registration Statement, and to file same, with all exhibits and schedules thereto and all other documents in connection therewith, with the Securities and Exchange Commission and with such state securities authorities as may be appropriate, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes of the undersigned might or could do in person, hereby ratifying and confirming all the acts of said attorneys-in-fact and agent or any of them which they may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

              /s/ DENNIS J. HOROWITZ                       President and Director         August 9, 2002
 ------------------------------------------------      (Principal Executive Officer)
                Dennis J. Horowitz


               /s/ JAMES E. DEASON                     Vice President, Treasurer and      August 9, 2002
 ------------------------------------------------      Director (Principal Financial
                 James E. Deason                      Officer and Principal Accounting
                                                                  Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on August 9, 2002.


                                          WOLVERINE CHINA INVESTMENTS, LLC

                                          By: Wolverine Tube, Inc., as Managing
                                          Member

                                          By:    /s/ DENNIS J. HOROWITZ
                                            ------------------------------------
                                                     Dennis J. Horowitz
                                                  Chairman, President and
                                                  Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Wolverine Tube, Inc., the Managing Member of Wolverine China Investments, LLC, a Delaware limited liability company, by his execution hereof or upon an identical counterpart hereof, does hereby constitute and appoint Dennis J. Horowitz, James
E. Deason and Johann R. Manning, Jr., or any one of them, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to this Registration Statement, and to file same, with all exhibits and schedules thereto and all other documents in connection therewith, with the Securities and Exchange Commission and with such state securities authorities as may be appropriate, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes of the undersigned might or could do in person, hereby ratifying and confirming all the acts of said attorneys-in-fact and agent or any of them which they may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

              /s/ DENNIS J. HOROWITZ                      Chairman of the Board of        August 9, 2002
 ------------------------------------------------       Directors, President, Chief
                Dennis J. Horowitz                     Executive Officer and Director
                                                       (Principal Executive Officer)


               /s/ JAMES E. DEASON                    Executive Vice President, Chief     August 9, 2002
 ------------------------------------------------     Financial Officer, Secretary and
                 James E. Deason                       Director (Principal Financial
                                                      Officer and Principal Accounting
                                                                  Officer)


                        *                                         Director                August 9, 2002
 ------------------------------------------------
                  Chris A. Davis


                        *                                         Director                August 9, 2002
 ------------------------------------------------
                  John L. Duncan


                                                                  Director
 ------------------------------------------------
                 Thomas P. Evans

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----


                        *                                         Director                August 9, 2002
 ------------------------------------------------
              W. Barnes Hauptfuhrer


                        *                                         Director                August 9, 2002
 ------------------------------------------------
                  Gail O. Neuman


                        *                                         Director                August 9, 2002
 ------------------------------------------------
                 Jan K. Ver Hagen


 *By:           /s/ JOHANN R. MANNING, JR.
        ------------------------------------------
                  Johann R. Manning, Jr.
                   As Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on August 9, 2002.


                                          STPC HOLDING, INC.

                                          By:    /s/ DENNIS J. HOROWITZ
                                            ------------------------------------
                                                     Dennis J. Horowitz
                                                         President

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of STPC Holding, Inc., a Delaware corporation, by his execution hereof or upon an identical counterpart hereof, does hereby constitute and appoint Dennis J. Horowitz, James E. Deason and Johann R. Manning, Jr., or any one of them, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to this Registration Statement, and to file same, with all exhibits and schedules thereto and all other documents in connection therewith, with the Securities and Exchange Commission and with such state securities authorities as may be appropriate, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes of the undersigned might or could do in person, hereby ratifying and confirming all the acts of said attorneys-in-fact and agent or any of them which they may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

              /s/ DENNIS J. HOROWITZ                       President and Director         August 9, 2002
 ------------------------------------------------      (Principal Executive Officer)
                Dennis J. Horowitz


               /s/ JAMES E. DEASON                     Vice President, Treasurer and      August 9, 2002
 ------------------------------------------------      Director (Principal Financial
                 James E. Deason                                  Officer
                                                     and Principal Accounting Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on August 9, 2002.


                                          TUBE FORMING HOLDINGS, INC.

                                          By:    /s/ DENNIS J. HOROWITZ
                                            ------------------------------------
                                                     Dennis J. Horowitz
                                                         President

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Tube Forming Holdings, Inc., a Delaware corporation, by his execution hereof or upon an identical counterpart hereof, does hereby constitute and appoint Dennis
J. Horowitz, James E. Deason and Johann R. Manning, Jr., or any one of them, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to this Registration Statement, and to file same, with all exhibits and schedules thereto and all other documents in connection therewith, with the Securities and Exchange Commission and with such state securities authorities as may be appropriate, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes of the undersigned might or could do in person, hereby ratifying and confirming all the acts of said attorneys-in-fact and agent or any of them which they may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

              /s/ DENNIS J. HOROWITZ                       President and Director         August 9, 2002
 ------------------------------------------------      (Principal Executive Officer)
                Dennis J. Horowitz


               /s/ JAMES E. DEASON                    Vice President, Chief Financial     August 9, 2002
 ------------------------------------------------     Officer, Treasurer and Director
                 James E. Deason                      (Principal Financial Officer and
                                                       Principal Accounting Officer)


            /s/ JOHANN R. MANNING, JR.                 Vice President, Secretary and      August 9, 2002
 ------------------------------------------------                 Director
              Johann R. Manning, Jr.

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   4.1    Indenture, dated as of August 4, 1998, between Wolverine
          Tube, Inc. and Wachovia Bank, National Association
          (successor to First Union National Bank) as Trustee
          (incorporated by reference to Exhibit 4.1 to Wolverine Tube,
          Inc.'s Quarterly Report on Form 10-Q for the period ended
          July 4, 1998).
   4.2    Indenture, dated as of March 27, 2002, between Wolverine
          Tube, Inc., certain of its subsidiaries and Wachovia Bank,
          National Association (successor to First Union National
          Bank), as Trustee (incorporated by reference to Exhibit 4.3 to Wolverine Tube Inc.'s Annual Report on Form 10-K for the
          period ended December 31, 2001).
   4.3*   Purchase Agreement dated as of March 22, 2002 among
          Wolverine Tube, Inc., certain of its subsidiaries, and
          Credit Suisse First Boston Corporation (as representative of the Purchasers named therein).
   4.4*   Registration Rights Agreement dated as of March 22, 2002
          among Wolverine Tube, Inc., certain of its subsidiaries, and the Initial Purchasers named therein.
   5.1*   Opinion of counsel.
  12.1*   Calculation of Ratio of Earnings to Fixed Charges.
  21.1    List of Subsidiaries (incorporated by reference to Exhibit
          21 to Wolverine Tube Inc.'s Annual Report on Form 10-K for
          the period ended December 31, 2001).
  23.1    Consent of Ernst & Young LLP, Independent Auditor.
  23.2*   Consent of Balch & Bingham LLP (included in Exhibit 5.1).
  23.3*   Consent of Dewey Ballantine LLP (included in Annex I of
          Exhibit 5.1).
  24.1    Powers of Attorney (included on signature pages).
  25.1*   Statement of Eligibility of Wachovia Bank, National
          Association (successor to First Union National Bank) as
          Trustee on Form T-1.
  99.1*   Form of Letter of Transmittal.
  99.2*   Form of Notice of Guaranteed Delivery.
  99.3*   Form of Letter to Clients.
  99.4*   Form of Letter to Brokers, Dealers, Commercial Banks, Trust
          Companies and Other Nominees.
  99.5*   Schedule II -- Valuation and Qualifying Accounts.


---------------

* Previously filed.